AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1997
                                                     REGISTRATION NO.333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               ------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                          NAVIGATOR GAS TRANSPORT PLC,
                        NAVIGATOR GAS (IOM I-A) LIMITED,
                        NAVIGATOR GAS (IOM I-B) LIMITED,
                        NAVIGATOR GAS (IOM I-C) LIMITED,
                       NAVIGATOR GAS (IOM I-D) LIMITED AND
                        NAVIGATOR GAS (IOM I-E) LIMITED,


             (Exact Name of Registrant as Specified in its Charter)

          ISLE OF MAN                           8611                                   N/A
          ISLE OF MAN                           8611                                   N/A
          ISLE OF MAN                           8611                                   N/A
          ISLE OF MAN                           8611                                   N/A
          ISLE OF MAN                           8611                                   N/A
          ISLE OF MAN                           8611                                   N/A

(State or Other Jurisdiction of     (Primary Standard Industrial
 Incorporation or Organization)      Classification Code Number)      (I.R.S. Employer Identification Nos.)



                             C/O 15-19 ATHOL STREET
                          DOUGLAS, ISLE OF MAN IM1 1LB
                               011-44-1-62-4628575
                        (Address, including zip code, and
                     telephone number, including area code,
                        of principal executive offices of
                           Navigator Gas Transport PLC





                              CT CORPORATION SYSTEM
                                  1623 BROADWAY
                            NEW YORK, NEW YORK 10019
                                  212-246-5070
                     (Name, address, including zip code, and
                     telephone number, including area code,
               of agent for service of Navigator Gas Transport PLC

                               ------------------

                                   COPIES TO:
     LAURIS G. L. RALL
    CHARLES A. DIETZGEN                                  JOSEPH AVANTARIO
  THACHER PROFFITT & WOOD                          CAMBRIDGE FUND MANAGEMENT LLC
   TWO WORLD TRADE CENTER                               535 MADISON AVENUE
  NEW YORK, NEW YORK 10048                           NEW YORK, NEW YORK 10022
        212-912-7400                                       212-508-6500


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective



                               ------------------


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                           Proposed maximum   Proposed maximum
                  Title of each class of                  Amount to         offering price    aggregate offering        Amount of
                securities to be registered             be registered         per unit(1)          price(1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
10 1/2% First Priority Exchange Ship Mortgage Notes     $217,000,000             100%            $217,000,000          $65,757.58
------------------------------------------------------------------------------------------------------------------------------------
12% Second Priority Exchange Ship Mortgage Notes         $87,000,000             100%             $87,000,000          $26,363.64
------------------------------------------------------------------------------------------------------------------------------------
Total                                                   $304,000,000             100%            $304,000,000          $92,121.22
====================================================================================================================================

================================================================================

                              CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)


                         Items And Captions In Form F-4                                 Location in Prospectuses
                         ------------------------------                                 ------------------------

1.      Forepart of Registration Statement and Outside Front
        Cover Page of Prospectus.........................................         Forepart of Registration
                                                                                  Statement and Outside Front
                                                                                  Cover Page of Prospectus*

2.      Inside Front and Outside Back Cover Pages of
        Prospectus.......................................................         Inside Front Cover Page of
                                                                                  Prospectus and Outside Back
                                                                                  Cover Page of Prospectus*

3.      Risk Factors, Ratio of Earnings to
        Fixed Charges, and Other Information.............................         Prospectus Summary; Risk
                                                                                  Factors

4.      Terms of the Transaction ........................................         Prospectus Summary;
                                                                                  Description of the Exchange
                                                                                  Notes

5.      Pro Forma Financial Information .................................         Capitalization, Management's
                                                                                  Discussion and Analysis of
                                                                                  Financial Condition and
                                                                                  Results of Operations;
                                                                                  Consolidated Balance Sheet.

6.      Material Contacts with Company Being Acquired....................         *

7.      Additional Information Required for
        Reoffering by Persons and Parties
        Deemed to be Underwriters........................................         Prospectus Summary; the
                                                                                  Exchange Offer; Plan of
                                                                                  Distribution

8.      Interests of Named Experts and Counsel...........................         *

9.      Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities...................         See page II

10      Information with Respect to S-3 Registrants......................
 .                                                                                 *

11      Incorporation of Certain Information by
 .       Reference........................................................         *

12      Information With Respect to S-2 or S-3
 .       Registrants......................................................         *

13      Incorporation of Certain Information by
 .       Reference........................................................         *



14      Information With Respect to Registrants Other
 .       than S-3 or S-2 Registrants

        (a)      Description of Business.................................         Prospectus Summary, Gas
                                                                                  Carrier Industry, Business,
                                                                                  Management's Discussion and
                                                                                  Analysis of Financial
                                                                                  Condition

        (b)      Description of Property.................................         Prospectus Summary, Business

        (c)      Legal Proceedings.......................................         *

        (d)      Market Price of and Dividends on the
                 Registrants' Common Equity and Related
                 Stockholder Matters.....................................         *

        (e)      Financial Information...................................         *

        (f)      Selected Financial Data.................................         Consolidated Balance Sheet

        (g)      Supplementary Financial Information.....................         Consolidated Balance Sheet

        (h)      Management's Discussion and Analysis of
                 Financial Condition and Results of
                 Operations..............................................         Management's Discussion and
                                                                                  Analysis of Financial
                                                                                  Condition and Results of
                                                                                  Operations

        (i)      Change in and Disagreements With Accountants
                 on Accounting and Financial Disclosures.................         *

        (j)      Quantitative and Qualitative Disclosures About
                 Market Desk.............................................         *

15      Information With Respect to S-3 Companies........................
 .                                                                                 *

16      Information With Respect to S-2 or S-3
 .       Companies........................................................         *

17      Information if Proxies, Consents or
 .       Authorizations are to be Solicited...............................         *



18      Information if Proxies, Consents or
        Authorizations Are Not to be Solicited,
 .       or in an Exchange Offer..........................................         Summary of Prospectus; The
                                                                                  Exchange Offer; Description of
                                                                                  the Exchange Notes


-------------------
         * Answer negative or item inapplicable.

PROSPECTUS
_________, 1997
                              SUBJECT TO COMPLETION
                               SEPTEMBER 22, 1997

                            OFFER FOR ALL OUTSTANDING
               10 1/2% FIRST PRIORITY SHIP MORTGAGE NOTES DUE 2007
                   ($217,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                 IN EXCHANGE FOR
          10 1/2% FIRST PRIORITY EXCHANGE SHIP MORTGAGE NOTES DUE 2007

                                       and

                12% SECOND PRIORITY SHIP MORTGAGE NOTES DUE 2007
                   ($87,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                 IN EXCHANGE FOR
            12% SECOND PRIORITY EXCHANGE SHIP MORTGAGE NOTES DUE 2007
                                       of
                           Navigator Gas Transport PLC

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON ____________, 1997, UNLESS EXTENDED.

         Navigator Gas Transport PLC, (the "Issuer" or "Navigator Gas Transport"), an Isle of Man company, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with this Prospectus constitute the "Exchange Offer"), to exchange (i) up to $217,000,000 in aggregate principal amount of its registered 10 1/2% First Priority Exchange Ship Mortgage Notes Due 2007 (the "First Priority Exchange Notes"), for a like principal amount of its unregistered 10 1/2% First Priority Ship Mortgage Notes Due 2007 (the "Existing First Priority Notes"), of which an aggregate principal amount of $217,000,000 is outstanding, and (ii) up to $87,000,000 in aggregate principal amount of its registered 12% Second Priority Exchange Ship Mortgage Notes Due 2007 (the "Second Priority Exchange Notes" and, together with the First Priority Exchange Notes, the "Exchange Notes"), for a like principal amount of its unregistered 12% Second Priority Ship Mortgage Notes Due 2007 (the "Existing Second Priority Notes" and, together with the Existing First Priority Notes, the "Existing Notes"), of which an aggregate principal amount of $87,000,000 is outstanding. The form and terms of the First Priority Exchange Notes are identical to the form and terms of the Existing First Priority Notes, and the form and terms of the Second Priority Exchange Notes are identical to the form and terms of the Existing Second Priority Notes, except that (i) the offer of the Exchange Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore the Exchange Notes will not be subject to certain transfer restrictions, and (ii) Holders of Exchange Notes will not be entitled to certain rights of Holders of Existing Notes under the Registration Rights Agreement relating to the Existing Notes. The Exchange Offer is being made in order to satisfy certain contractual undertakings of the Issuer. See "THE EXCHANGE OFFER" and "DESCRIPTION OF THE EXCHANGE NOTES."

         The Exchange Notes mature on June 30, 2007 (the "Maturity Date"). Interest on the Exchange Notes will be deemed to accrue from August 7, 1997 or from the date of the last periodic payment of interest on the Existing Notes, whichever is later, at a rate of 10 1/2% per annum (with respect to the First Priority Exchange Notes) and 12% (with respect to the Second Priority Exchange Notes). Interest on the Exchange Notes is payable on June 30 and December 31 of each year, commencing December 31, 1997 (each, a "Payment Date"), except that at the option of the Issuer, on any Interest Payment Date (as defined) following the delivery of the first Vessel, to the extent cash available for distribution to Holders of Second Priority Exchange Notes on such date is insufficient to pay all accrued and unpaid interest on the Second Priority Exchange Notes due on such date, the Issuer may pay such interest by issuing additional Second Priority Notes having an aggregate principal amount equal to the amount of such deficiency.

         The Issuer may not issue more than $20.9 million aggregate principal amount of such additional Second Priority Notes. The First Exchange Priority Notes are not redeemable at the option of the Issuer prior to June 30, 2002, except that (i) until June 30, 2000, the Issuer may redeem, at its option, in the aggregate up to 35% of the aggregate principal amount of each series of Notes, on a PRO RATA basis, at the redemption prices set forth herein with the proceeds of one or more Public Equity Offerings (as defined) if at least $100.0 million aggregate principal amount of the First Exchange Priority Notes and untendered First Priority Existing Notes and $45.0 million aggregate principal amount of the Second Priority Exchange Notes and untendered Second Priority Exchange Notes remain outstanding after any such redemption and (ii) the Issuer may redeem each series of Notes at any time if the Issuer or any Owner (as defined) becomes subject to withholding taxes on any amounts payable under the Notes or on any Guarantee (as defined) as a result of certain changes in law in respect of withholding taxes. On and after June 30, 2002, the First Priority Exchange Notes are redeemable at the option of the Issuer, in whole or in part, at the redemption prices set forth herein. Commencing on June 30, 2001, and semi-annually thereafter, the Issuer will be required, to the extent of any Available Cash (as defined) on each such date, to make an offer to each Holder (as defined) of First Priority Exchange Notes to purchase such Holder's First Priority Exchange Notes (or at such Holder's option, any part thereof) at a purchase price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

         The Second Priority Exchange Notes are not redeemable at the option of the Issuer prior to June 30, 2002, except as set forth in clauses (i) and (ii) of the preceding paragraph. On and after June 30, 2002, the Second Priority Exchange Notes are redeemable at the option of the Issuer, in whole or in part, at the redemption prices set forth herein. Commencing on the first Interest Payment Date following the payment in full of the First Priority Exchange Notes and the untendered First Priority Existing Notes, if any, and semi-annually thereafter, the Issuer is required, to the extent of any Available Cash on such date, to make an offer to each Holder of Second Priority Exchange Notes to purchase such Holder's Second Priority Exchange Notes (or at such Holder's option, any part thereof) at a purchase price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

         The Exchange Notes and the untendered Existing Notes (collectively, the "Notes"), if any, will be obligations of the Issuer, secured (subject to the priority of payment described herein) by the Collateral (as defined). The Notes will be guaranteed, jointly and severally (the "Guarantees"), by Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited, each an Isle of Man private limited company and a wholly owned subsidiary of the Issuer (each, an "Owner" and, collectively, the "Owners" and, together with Navigator Holdings PLC and the Issuer, the "Company"). See "PROSPECTUS SUMMARY-- SECURITY." See "DESCRIPTION OF THE EXCHANGE NOTES--TRUST ACCOUNTS" and "--APPLICATION OF PROCEEDS."

         The Issuer will accept for exchange any and all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on ______________, 1997, unless extended (as so extended, the "Expiration Date"). Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "THE EXCHANGE OFFER."

         Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by a Holder who is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that the Holder is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter addressed to the Company, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in its prior interpretations. Persons who desire to exchange Existing Notes in the Exchange Offer must represent to the Company, among other things, that such conditions have been met.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as supplemented or amended, available to any broker-dealer for use in connection with any resale. See "PLAN OF DISTRIBUTION."

                                   ----------

         SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT PROSPECTIVE INVESTORS IN EXCHANGE NOTES SHOULD CONSIDER.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

             The date of this Prospectus is _____________, __, 1997

         No public market has existed for the Exchange Notes before the Exchange Offer. The Company currently does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the Exchange Notes is currently anticipated. There will be no proceeds to the Issuer from this Exchange Offer. The Company will pay all expenses incident to the Exchange Offer.

         The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer.

         The Existing Notes were sold by the Issuer, on August 7, 1997, in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Existing Notes were subsequently placed with qualified institutional buyers


                                      (ii)
in reliance upon Rule 144A under the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available.

         Any Existing Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Existing Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Existing Notes could be adversely affected. Following consummation of the Exchange Offer, the Holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and the Issuer generally will have no further obligations to such Holders to provide for the registration under the Securities Act of the Existing Notes held by them. See "THE EXCHANGE OFFER--CONSEQUENCES OF FAILURE TO EXCHANGE."

         The Exchange Notes issued pursuant to this Exchange Offer initially will be issued in the form of two global Exchange Notes (one representing the First Priority Exchange Notes and the second representing the Second Priority Exchange Notes), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the global Exchange Notes, Exchange Notes in certificated form may be issued in exchange for the global Exchange Notes on the terms set forth in the Indenture. See "BOOK ENTRY, DELIVERY AND FORM."

         THE EXCHANGE OFFER DESCRIBED IN THIS PROSPECTUS (THE "PROSPECTUS") IS NOT DIRECTED TO, NOR WILL THE ISSUER ACCEPT ANY TENDER FOR EXCHANGE FROM, ANY PERSON IN ANY JURISDICTION IN WHICH PARTICIPATION IN SUCH EXCHANGE OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                   ----------

         A copy of this document, together with certain other documents, has been delivered to the Registrar of Companies in the Isle of Man for registration as a prospectus in accordance with Section 38 of the Isle of Man Companies Act 1931.

                                   ----------

         The principal executive office of the Issuer is located at c/o 15-19 Athol Street, Douglas, Isle of Man, 1M1 1LB, and the telephone number at that address is 011-44-1-62-4628575.


                       ENFORCEABILITY OF CIVIL LIABILITIES

         The Issuer and each of the Owners is organized under the laws of the Isle of Man. A substantial portion of the assets of their respective assets is or may be located outside the United States. As a result, it may be difficult for investors to enforce outside the United States judgments against the Issuer or the Owners obtained in the United States in any actions, including actions predicated on the civil liability provisions of the federal securities laws of the United States. Certain directors of the Issuer and the Owners are residents of jurisdictions other than the United States, and all or a significant portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is currently no treaty between the United States and the Isle of Man providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, and therefore a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would not be automatically enforceable in the Isle of Man. Each of the Issuer and the Owners has irrevocably submitted to the non-exclusive jurisdiction of the federal and state courts in The City of New York for the purpose of any legal suit, action or proceeding against it in connection with the offering and sale of the Notes.

         The foregoing discussion is based on the advice of Cains, counsel to the Company, with respect to matters of Isle of Man law.

                              AVAILABLE INFORMATION

                  The Issuer and the Owners are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. Each of the Issuer and the Owners has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the Trustees (as defined) and the Holders of the Notes and file with the Commission, or cause to be so filed as part of the financial statements of the Company (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer and the Owners were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and,


                                      (iii)
with respect to the annual information only, a report thereon by independent public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Issuer and the Owners were required to file such reports.

         Copies of the Indentures, the Registration Rights Agreement, the Security Documents and any other document referred to herein can be obtained without charge by any recipient of this Prospectus by contacting Navigator Gas Transport PLC c/o 15-19 Athol Street, Douglas, Isle of Man, 1M1 1LB.

                                  DEFINED TERMS

         All capitalized terms used in this Prospectus and not otherwise defined have the meanings assigned in "CERTAIN DEFINITIONS," beginning on page A-100 of this Prospectus.


                                      (iv)

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE RELATED NOTES, APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE THE SECOND PARAGRAPH UNDER "RISK FACTORS." UNLESS OTHERWISE INDICATED, ALL CURRENCY AMOUNTS SET FORTH IN THIS PROSPECTUS ARE STATED IN UNITED STATES DOLLARS. REFERENCE IS MADE TO THE GLOSSARY OF CERTAIN TERMS IN APPENDIX A FOR DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.

                                   THE COMPANY

         The Company was formed in 1997 for the purpose of building and operating a fleet of five state-of-the-art 22,000 cubic meter ("cbm") semi-refrigerated ethylene-capable gas carriers. The Vessels are designed to transport the entire range of petrochemical gases, including ethylene, propylene, vinyl chloride monomer ("VCM"), butadiene and crude C4, as well as liquified petroleum gases ("LPG"), such as ethane, propane and butane. There are no ethylene-capable semi-refrigerated gas carriers currently operating or under construction that will be larger than the Vessels. Each Vessel will have four separate gas cargo tanks, segregated pumping and piping systems and a separate deck tank, allowing each Vessel to carry up to three separate cargoes simultaneously.

         Upon their construction, the Vessels will be among the most versatile gas carriers in the world in terms of cargo options, ease and speed of loading and discharging cargoes and adaptability for route scheduling. The foregoing capabilities will permit the Company to minimize operating costs, reduce voyage times and maximize Vessel utilization. In addition, the Vessels' larger cargo capacities, compared to the existing ethylene-capable fleet, offer significant economies of scale, especially for long-haul transport.

         Navigator Gas Transport issued the Existing Notes, the proceeds of which have and will be loaned to the Owners to fund the construction of their Vessels, to pay certain expenses and to pay interest on the Notes during the scheduled construction period of the Vessels. The Vessels will be constructed by Jiangnan Shipyard ("Jiangnan") and China Shipbuilding Trading Company, Limited ("CST" and, together with Jiangnan, the "Builders") under the technical supervision of MARTIME-Gesellschaft fur maritime Dienstleistung mbH "Martime" or the "Technical Advisor"), an affiliate of Gesellschaft fur Konzeption, Beratung, Vermittlung und Betreuung privater Investitionen mbH ("GEBAG"), in coordination with Germanischer Lloyd, an independent vessel classification society (the "Classification Society").

                   THE PETROCHEMICAL MARKET AND SEABORNE TRADE

         The Company believes that the gas freight market represents one of the most attractive sectors of the shipping industry in terms of its robust underlying demand growth dynamics and the outlook for limited expansion in freight capacity. The Vessels will address increasing customer demand for larger semi-refrigerated gas carriers designed for long-haul trade in petrochemical gases. The transportation of petrochemical gases is a rapidly-growing market with a few large participants. The Company intends to become a leading participant in this market to service the major producers, refiners, traders and end-users of petrochemical gases. The Company believes that the following factors create an attractive opportunity for the construction of the Vessels:

         DEMAND FOR GAS TRANSPORTATION. Demand for the seaborne transportation of ethylene and other petrochemical gases is driven by growth in gross domestic product and increased standards of living, particularly in net importing regions such as the Far East, the Mediterranean and the Indian subcontinent. Petrochemical gases are used in the production of a vast array of chemicals and finished products, including plastics and synthetic-based materials. New production technologies are allowing plastic and synthetic-based materials to displace metal, cotton, wood and other materials in an increasing number of end-products. From 1990 to 1996, global production of major petrochemical gases increased at a compound annual growth rate of 4.4%. Import growth in Asia of such major petrochemical gases, over this same period, increased at a compound annual growth rate of 9.4%. By-products of petroleum refining, ethylene and other petrochemical gases are primarily produced in major petroleum-processing regions such as the Middle East, North America, South America and northwestern Europe. The Company believes that large and growing net exports from these regions to meet the increasing global demand for petrochemical gases will continue to generate strong growth in seaborne trade.

         Cross-trading of petrochemical gases between and among producing and consuming regions to satisfy supply and demand imbalances will also contribute to growth in demand for deep sea transport. Cross-trading will be influenced by price imbalances among regions, mismatches in domestic production capabilities and consumption requirements, and planned and unplanned outages in production and manufacturing facilities. The Company believes that worldwide growth in consumption of end-products produced from petrochemicals will result in growth in cross-trading of petrochemical gases.

         Furthermore, because many gas carriers trade in both petrochemical gases and alternate cargoes such as LPG and ammonia, growth in the demand for seaborne transport of LPG and ammonia will tend to reduce the vessel capacity available to transport petrochemical gases and may positively affect freight rates for ethylene and other petrochemical gases.

         CONSTRUCTION OF MAJOR PETROCHEMICAL PRODUCTION AND TERMINAL FACILITIES. As a result of the expansion of existing facilities and the construction of major new petrochemical production facilities and associated large-scale terminals, the amount of petrochemical gases transported by sea has increased. New petrochemical production capacity of 46.8 million tonnes is expected to be on line by the beginning of the next decade, representing a 28.7% increase over global capacity at the end of 1996. Examples of such large-scale modern facilities include a 3.3 million tonne petrochemical plant, which includes a 1.4 million tonne ethylene plant, currently under construction in Taiwan; an 830,000 tonne ethylene plant planned to be built by a Mobil Corporation venture in Venezuela; and Exxon Chemical Company's planned 800,000 tonne ethylene and 400,000 tonne propylene facility in Singapore. These expanded and new facilities are typically incorporating large-scale storage terminals which include multiple tanks capable of handling many different petrochemical products. The Company believes that the Vessels' large capacity as well as their ability to carry a full range of petrochemical gas cargoes will make them attractive to major participants in the petrochemical industry.

         AN ATTRACTIVE MARKET FOR SEABORNE TRADE OF ETHYLENE. The Company believes that the market for seaborne transportation of ethylene, the key building block for plastics and a feedstock to other petrochemicals, is particularly attractive. World ethylene production capacity has doubled over the past 15 years to a total capacity of approximately 81 million tonnes in 1996, with production capacity increasing by 5.5% during 1996. This trend is expected to continue with additional production capacity of approximately 27 million tonnes expected by the beginning of the next decade. Due to its low temperature requirement (-104(degree)C), ethylene is the most demanding gas cargo to transport and is carried primarily by smaller, more specialized vessels. As a result, ethylene has typically commanded higher charter rates than other petrochemical gases. There are no ethylene-capable vessels which are currently operating or under construction that are over 12,500 cbm. In addition, the Vessels will be capable of carrying ethane, a feedstock for ethylene which also has a low temperature requirement (-82(degree)C). The Company believes the market for the transportation of ethane will become a premium-rate market.

         BARRIERS TO ENTRY. Over the past several years, the gas carrier industry has experienced an increased emphasis on higher quality vessels and enhanced operating efficiencies as both customers and regulatory authorities have increasingly focused on safety issues and environmental protection.
As the industry faces more stringent operating standards, including International Safety Management ("ISM") code certification, Chemical Distribution Industry ("CDI") certification and inspection certification by major customers, the Company believes that the existing fleet will find it increasingly difficult to compete without major capital investment for upgrades. Whereas in the oil carrier industry the entrance of new owners is commonplace, few vessel owners have the resources and the access to commercial and technical expertise necessary to build and operate an efficient-size fleet of petrochemical gas carriers and to attract major customers. In addition, few shipyards have the capabilities and experience required to build gas carriers, which incorporate sophisticated gas plant systems. Existing shipyard capacity is also currently constrained by the strong demand for less technically-demanding vessels such as oil tankers, drybulk vessels and container carriers. Given these entry barriers and the unique capabilities of the Vessels, the Company believes that it will have a competitive advantage over other industry participants. See "Business--The Vessels."

         STRONG SECONDHAND VESSEL VALUES. Producers, refiners, traders and end-users of petrochemical gases do not typically own or control their own vessels. Instead, vessels are owned by a limited number of experienced operators, each with a relatively large fleet. This market structure, combined with the complexity of building and operating vessels capable of carrying petrochemical gases, has resulted in these vessels maintaining strong secondhand values over time. For example, a 15,000 cbm semi-refrigerated gas carrier built in 1990 was sold in the secondary market in early 1997 at a price equal to 93% of its delivered cost, reflecting the high expected return and the high replacement cost of these vessels.

BUSINESS STRATEGY

         The Company's business strategy is to take advantage of the strong demand for seaborne transportation of petrochemical gases and LPG resulting from the worldwide expansion in the production, use and trade of petroleum by-products. The Company's fleet is expected to supply transportation services to existing customers of certain entities that will become shareholders of Holdings (the "Shareholders") through the Equity Financing (as defined), including major oil, chemical and trading companies. The key elements of this strategy include:

         INTEGRATED CHARTERING STRATEGY. Charterers of gas carriers such as the Vessels rely on short and long-term contracts of affreightment and, to a lesser extent, time and spot charters, allowing them to respond quickly and efficiently to the changing trading patterns of the petrochemical gas market. The Company intends to take advantage of these market dynamics by building a portfolio of contracts of affreightment with major customers. Such contracts are expected to be from three to five years in length and would provide the Vessels with a high level of continuous employment. The Company also intends to use the spot market and, to a lesser extent, time charters of the Vessels to achieve maximum capacity utilization and minimize ballast trips and idle time. This strategy will be implemented by MarLink Schiffahrtskontor GmbH ("MarLink"), an affiliate of GEBAB, the commercial manager of the Vessels. MarLink is a leading commercial manager of vessels in the petrochemical gas market.

         The Manager is currently negotiating two contracts of affreightment for the employment of the Vessels in the ethylene and propylene trades. One contract would guarantee a minimum of 10 voyages and a maximum of 20 voyages per annum for a full cargo of propylene from the Americas to the Mediterranean region. The second contract would ensure a minimum of 18 voyages and a maximum of 28 voyages per annum for a full cargo of ethylene from various loading ports to the Mediterranean region. Each contract would be for a five-year period with freight rates for each voyage to be based on then-prevailing market rates. If consummated, these contracts could provide a base-load of continuous employment for the Vessels during the terms thereof. However, there can be no assurance that these contracts will be consummated.

         MAXIMIZE ETHYLENE BUSINESS. Historically, ethylene has generally achieved an approximate 10-15% premium over charter rates for other petrochemical gas cargoes. As ethylene frequently trades along the same routes as other petrochemical gases, the Vessels' multiple tank configuration should enable the Company to maximize the proportion of its freight mix accounted for by ethylene, without sacrificing cargo capacity utilization or route efficiency. Based on historical trends, as well as the increasing size of production facilities, the Company also believes that the average size of ethylene freights will increase, thereby enhancing the competitiveness of the Vessels.

         BUILD VERSATILE VESSELS WITH MULTI-CARGO CAPABILITY. The Vessels will be among the most versatile petrochemical gas carriers in the world given their ability to carry the full range of petrochemical gases and transport up to three segregated cargoes simultaneously. The Company believes that these larger, multiple-tank vessels will provide a competitive advantage over other operators in the petrochemical gas freight market. In addition, the Vessels will offer improved operating efficiencies due to their higher speed and shorter loading and discharge times as compared to many less sophisticated vessels. The Company has chosen the Builders because of their previous experience in the building of gas carriers with Tractebel Gas Engineering GmbH ("TGE"), a leading engineering firm in the production of gas plants. See "Business--The Vessels" and "--The Builders and TGE."

         MAXIMIZE VESSEL UTILIZATION. The Company believes that its fleet size of five Vessels, each with four tanks and the ability to carry up to three fully segregated cargoes, will allow it to adopt triangular trade patterns which minimize ballast trips. In addition, the Vessels' ability to carry up to three cargoes simultaneously will give the Company the potential to service up to 15 charterers at any one time. The Company believes that the size of the Vessels will also be attractive to charterers with substantial long-haul transport requirements. The Company's fleet size and configuration should provide the operational flexibility necessary to meet the logistical demands of managing complex trading patterns.

                                   THE VESSELS

         The Vessels will be state-of-the-art gas carriers. The Company believes that the size and configuration of the Vessels, as well as the features incorporated therein, will make them more attractive to charterers than other vessels. As a result, the Company expects the Vessels to realize higher-than-average levels of utilization in the transport of high value petrochemical gas cargoes as compared to other gas carriers, significantly enhancing the earnings potential of each Vessel.

         The Vessels will be semi-refrigerated, combining refrigeration and pressurization to maintain their cargoes in a liquified state. This will allow the Vessels to load products at varying temperatures from different terminals. In addition to pre-cooled cargoes, the Vessels will have the ability to load cargoes that cannot maintain their required liquid temperatures prior to loading, due to distances traveled by pipeline from production facilities to vessels, by accepting these cargoes under pressure and cooling them on board the Vessels during the voyage. The load time of these cargoes is thereby reduced since the cargoes do not need to be cooled prior to loading. Unlike semi-refrigerated vessels, fully-refrigerated vessels are only able to load cargoes in a cooled state, requiring those vessels to cool products prior to loading. This requirement slows product loading and limits the number of terminals which can be efficiently serviced by such vessels.

         The nitrogen generator and deck tank on the Vessels will allow them to prepare their tanks for the next cargo while en route to the next load port. This will result in time savings of as much as three days on some voyages, as tank preparation would otherwise have to be carried out in port. These features provide a significant benefit to charterers and terminal operators by improving their terminal utilization. The 22,000 cbm carrying capacity of the Vessels will also be beneficial to charterers and terminal operators by reducing the number of loading and discharging operations, the duration of such operations and the associated costs.

         The contractual delivery dates (each, a "Contractual Delivery Date") of the Vessels will be staggered as follows (assuming the absence of delays caused by changes in the rules or regulations of the Classification Society):

                  Vessel 1--August 1, 1999

                  Vessel 2--November 1, 1999

                  Vessel 3--March 1, 2000

                  Vessel 4--June 1, 2000

                  Vessel 5--September 1, 2000

         The purchase price (the "Purchase Price") for each Vessel will be approximately $50.0 million. The following table sets forth the scheduled amounts and timing of the payments to the Builders under the Building Contract, except that the Builders have directed the Owners to make the payment due on September 1, 1997 directly to TGE.


DATE                                     VESSEL 1     VESSEL 2      VESSEL 3     VESSEL 4     VESSEL 5      TOTAL(C)
----                                     --------     --------      --------     --------     --------      --------
                                                                        (IN MILLIONS)

Issue Date......................           $6.6         $6.6          $6.6         $6.6        $6.6          $33.1
Sept. 1, 1997...................            2.4          2.4           2.4          2.4         2.4           12.2
Feb. 1, 1998....................            6.8          --            --           --          --             6.8
July 1, 1998....................            --           6.8           --           --          --             6.8
Nov. 1, 1998....................            6.8          --            6.8          --          --            13.7
Feb. 1, 1999....................            --           --            --           6.8         --             6.8
Mar. 1, 1999....................            4.6          --            --           --          --             4.6
Apr. 1, 1999....................            --           6.8           --           --          --             6.8
June 1, 1999....................            --           --            --           --          6.8            6.8
July 1, 1999....................            --           --            6.8          --          --             6.8
Aug. 1, 1999....................           22.8(a)       4.6(b)        --           --          --            27.3
Oct. 1, 1999....................            --           --            --           6.8         --             6.8
Nov. 1, 1999....................            --          22.8(a)        4.6(b)       --          --            27.3
Feb. 1, 2000....................            --           --            --           --          6.8            6.8
Mar. 1, 2000....................            --           --           22.8(a)       4.6(b)      --            27.3
June 1, 2000....................            --           --            --          22.8(a)      4.6(b)        27.3
Sept. 1, 2000...................            --           --           --            --         22.8(a)        22.8
                                          -----        -----         -----        -----       -----         ------
         Total (c)..............          $50.0        $50.0         $50.0        $50.0       $50.0         $250.1
                                          =====        =====         =====        =====       =====         ======

---------------

(a)  Assuming delivery of the Vessel occurs on its Contractual Delivery Date.

(b) This payment shall be payable to the Builders with respect to a Vessel only if and when the Collateral Agent has received evidence of delivery pursuant to the Building Contract with respect to each other Vessel having a Contractual Delivery Date prior to or on the Contractual Delivery Date of such Vessel.

(c)  May not total due to rounding.


                          THE SHAREHOLDERS OF HOLDINGS

     The Shareholders include entities that, severally but not jointly, will provide all the critical services during the required construction period, and entities (other than TGE) which have been or will be responsible for the establishment of contract specifications and the future employment and ongoing operations of the Vessels.

     These entities include:

     o CAMBRIDGE GAS TRANSPORT CORPORATION ("CGTC"). CGTC is an affiliate of Cambridge Partners, L.L.C. ("Cambridge"). Cambridge, together with its affiliates (collectively, the "Cambridge Group"), is engaged in the business of providing investment and advisory services to major shipping, energy service and oil companies worldwide, as well as acquiring, owning, financing and managing vessels for its own account and offering these vessels for use by third party charterers. Cambridge enjoys strong relationships with ship brokers located in London, Tokyo, Oslo and the United States, with major oil companies, with Far Eastern shipyards and with leading international maritime transportation companies. In addition, Cambridge has expertise in related areas such as vessel design and construction, commercial arrangements including contracts of affreightment and pooling arrangements, time and bareboat charters, as well as in financial management and operations. Currently, the Cambridge Group controls a fleet of vessels and tankers with an asset value in excess of $400 million, comprised of four existing suezmax tankers (150,000 deadweight tonnes ("dwt")) and two very large crude carriers (308,000 dwt) currently under construction. These vessels are currently under long-term charter commitments arranged with Chevron Transport Corporation. Cambridge is headquartered in New York.

     o GEBAB. GEBAB is a privately-owned German investment house specializing in ship finance, shipowning and other shipping services through its affiliates. GEBAB and the major German shipbuilder, Thyssen Nordseewerke GmbH ("Thyssen"), together own 70% of Martime, one of the leading German ship-management and shipowning companies. Martime will be responsible for the technical supervision of the construction of the Vessels, pre-delivery technical management and the ongoing technical management of the Vessels after delivery from the Builders. Martime's staff has over 20 years of experience in the ship-management business and currently operates nine container ships, three gas carriers and two chemical carriers. Martime will receive accreditation for ISO 9002 and ISM certification during 1997 providing independent confirmation of the strength of its technical management expertise. GEBAB, through its affiliate MarLink, will seek to negotiate, on behalf of the Owners, contracts of affreightments, spot charters and occasional time charters to provide a balanced mix of employment for the Vessels. GEBAB, together with a German shipowner, Hartmann Schiffarts GmbH ("Hartmann"), also owns a major stake in GasChem Services GmbH and Co., KG ("GasChem"). GasChem is a well-established commercial management company that currently manages for various owners a pool of 18 gas carriers ranging in size from 4,000 cbm to 8,000 cbm capacity, of which thirteen have ethylene capacity. See "Business--Marketing and Commercial Management--Commercial Management Agreement" and "Operations--Technical Management Agreement."

     o TGE. TGE is an indirect subsidiary of Tractebel S.A., a major Belgian public company engaged in the utility and engineering industries. TGE is a world leader in the engineering, design and construction of gas storage and transportation plants and equipment. In addition, it manufactures port facilities for the off-loading and receiving of liquified gases, gas liquification and handling systems, chemical and gas plants for installation on carriers, storage facilities for liquified gases and chemicals, gas bottling plants, gas terminals and metering stations, vaporization, transmission lines and compressor stations and package plants for recovery of products from associated gases. TGE is a leading provider of turnkey operations. TGE will design the complex gas plants to be utilized on the Vessels. TGE will also supervise the construction and erection of the Vessels' gas plants through its permanent office in Shanghai. Since 1980, TGE has been involved in the installation of gas plants for 36 gas carriers, 18 of which are ethylene-capable.

                  TGE will act as a subcontractor to Jiangnan under each Building Contract and as such will be responsible for supplying materials for construction of the gas plant and supervising its installation. TGE has acquired or is acquiring shares of capital stock of Holdings solely because of its role as a subcontractor.

     o ARCTIC GAS S.A. ("ARCTIC"). Arctic is part of the Cryofin Group ("Cryofin"). Cryofin is a shipbuilding group responsible for the original design and engineering specifications for the Vessels. Over the last 50 years, Cryofin has designed, built and partly operated more than 40 gas carriers of various types, including the first vessel designed to carry LPG.

     o XENON SHIPPING INC. ("XENON SHIPPING"). Xenon Shipping is an affiliate of Xenon Shipping AS ("Xenon"). Xenon is a leading Norwegian shipbroker, specializing in the petrochemical gas and LPG market. Xenon provides a full range of chartering, sale and purchase and related services to a worldwide clientele. Established in 1991, Xenon has extensive experience in the gas carrier industry.

                               THE EXCHANGE OFFER


                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

The Exchange Offer..................  Up to $217,000,000 aggregate principal amount of 10 1/2% First Priority Exchange
                                      Ship Mortgage Notes Due 2007 (the "First
                                      Priority Exchange Notes") will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Subject to such minimum denominations, $1,000 principal amount of First Priority Exchange Notes is offered in exchange for each $1,000 principal amount of First Priority Ship Mortgage Notes Due 2007 (the "Existing First Priority Notes"). As of the date hereof, Existing First Priority Notes representing $217,000,000 aggregate principal amount are outstanding. The form and terms of the First Priority Exchange Notes and the Existing First Priority Notes are identical, except that (i) the offer of the First Priority Exchange Notes will be registered under the Securities Act and therefore the First Priority Exchange Notes will not be subject to certain transfer restrictions and (ii) Holders of First Priority Exchange Notes will not be entitled to certain rights of Holders of the Existing Notes under the Registration Rights Agreement.

                                      Up to $87,000,000 aggregate principal
                                      amount of 12% Second Priority Exchange
                                      Ship Mortgage Notes Due 2019 (the "Second
                                      Priority Exchange Notes") will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Subject to such minimum denominations, $1,000 principal amount of Second Priority Exchange Notes is offered in exchange for each $1,000 principal amount of Second Priority Ship Mortgage Notes Due 2007 (the "Existing Second Priority Notes"). As of the date hereof, Existing Second Priority Notes representing $87,000,000 aggregate principal amount are outstanding. The form and terms of the Second Priority Exchange Notes and the Existing Second Priority Notes are identical, except that (i) the offer of the Second Priority Exchange Notes will be registered under the Securities Act and therefore the Second Priority Exchange Notes will not be subject to certain transfer restrictions and (ii) Holders of Second Priority Exchange Notes will not be entitled to certain rights of Holders of the Existing Second Priority Notes under the Registration Rights Agreement.

                                      Based on interpretations by the
                                      Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that the First Priority Exchange Notes and the Second Priority Exchange Notes (collectively, the "Exchange Notes") issued pursuant to the

                                      Exchange Offer in exchange for the
                                      respective Existing First Priority Notes or Existing Second Priority Notes (collectively, the "Existing Notes") may be offered for resale, resold or otherwise transferred by any Holder (other than any such Holder or such other person (i) that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) that is a broker-dealer who acquired such Existing Notes directly from the Issuer (or any affiliate thereof)), without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that (i) the Exchange Notes are acquired in the ordinary course of business of the Holder and (ii) the Holder is not engaged in and does not intend to engage in a distribution of the Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. The Commission, however, has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. See "THE EXCHANGE OFFER--PURPOSE AND EFFECT OF THE EXCHANGE OFFER." Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where those Existing Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See "PLAN OF DISTRIBUTION."

Registration Rights Agreement........ The Existing Notes were sold by the Issuer on August 7, 1997 in a private placement.
                                      In connection with the sale of the
                                      Existing Notes, the Company entered into a Registration Rights Agreement for the benefit of the purchasers thereof (the "Registration Rights Agreement"), under which the Company agreed to use their respective reasonable best efforts to effect the Exchange Offer. See "THE EXCHANGE OFFER--PURPOSE AND EFFECT OF THE EXCHANGE OFFER" and "DESCRIPTION OF THE EXCHANGE NOTES--REGISTRATION RIGHTS."
                                      Pursuant to the Registration Rights
                                      Agreement, the Company is required to file a Registration Statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Existing Notes under certain circumstances, including if existing Commission interpretations are changed such that the Exchange Notes received by Holders in the Exchange Offer are not or would not be, upon receipt, transferable by each such Holder (other than an affiliate of the Company) without restriction under the Securities Act. This Prospectus is prepared in connection with the Company's compliance with such registration requirement. See "THE EXCHANGE OFFER--PURPOSE AND EFFECT OF THE EXCHANGE OFFER" and "DESCRIPTION OF THE EXCHANGE NOTES--REGISTRATION RIGHTS."

Expiration Date.....................  The Exchange Offer will expire at 5:00
                                      p.m., New York City time, on ___________,
                                      1997 (or longer if required by applicable law). Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal..........................  The tender of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Interest on the Exchange Notes......  Interest on each Exchange Note will be deemed to accrue from August 7, 1997 (the date of issuance of the Existing Notes) or from the date of the last periodic payment of interest on the Existing Notes, whichever is later.

Conditions to the Exchange Offer....  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company. See "THE EXCHANGE OFFER--CONDITIONS." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Existing Notes being tendered for exchange.

Procedures for Tendering Existing
  Notes.............................  Each Holder of Existing Notes who desires to accept the Exchange Offer must
                                      complete, sign and date the Letter of
                                      Transmittal, or a copy thereof, in
                                      accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal or the copy, together with the Existing Notes and any other required documentation, to the Exchange Agent at the address set forth herein. Persons holding Existing Notes through DTC and wishing to accept the Exchange Offer must do so pursuant to DTC's Automated Tender Offer Program ("ATOP"), by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each Holder will represent to the Issuer that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the Holder of the Existing Notes, (ii) the Holder is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (iii) the Holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iv) the Holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company and (v) if such Holder is a broker-dealer, that it acquired the Existing Notes as a result of market making activities or other trading activities.

Acceptance of Existing Notes and
 Delivery of Exchange Notes.........  The Company will accept for exchange any and all Existing Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "THE EXCHANGE OFFER--TERMS OF THE EXCHANGE OFFER."

Exchange Agent......................  United States Trust Company of New York is
                                      serving as Exchange Agent in connection
                                      with the Exchange Offer.

U.S. Tax Considerations.............  The exchange pursuant to the Exchange
                                      Offer will not be a taxable event for U.S.
                                      federal income tax purposes. See "CERTAIN
                                      UNITED STATES FEDERAL INCOME TAX
                                      CONSEQUENCES."

Effect of Not Tendering.............  Existing Notes that are not tendered or that are not properly tendered will,
                                      following the completion of the Exchange
                                      Offer, continue to be subject to the
                                      existing restrictions upon transfer
                                      thereof. Upon completion of the Exchange
                                      Offer, the Company generally will have no further obligation to provide for the registration under the Securities Act of such Existing Notes.



                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Securities Offered..................  $217,000,000 aggregate principal amount of
                                      10 1/2% First Priority Exchange Ship
                                      Mortgage Notes Due 2007 (the "First
                                      Priority Exchange Notes"), and $87,000,000 aggregate principal amount of 12% Second Priority Exchange Ship Mortgage Notes (the "Second Priority Exchange Notes").

Issuer..............................  Navigator Gas Transport PLC, an Isle of
                                      Man public limited company.

First Priority Trustee..............  United States Trust Company of New York.

Second Priority Trustee.............  The Chase Manhattan Bank

Maturity Date.......................  June 30, 2007.

Denominations.......................  The Exchange Notes will be issued in minimum denominations of $100,000 and
                                      multiples of $1,000 in excess thereof.

Interest Payment Dates..............  June 30 and December 31, commencing
                                      December 31, 1997. At the option of the
                                      Issuer, on any Interest Payment Date
                                      following the delivery of the first
                                      Vessel, to the extent cash available for distribution to Holders of Second Priority Exchange Notes on such date is insufficient to pay all accrued and unpaid interest on the Second Priority Exchange Notes due on such date, the Issuer may pay such interest by issuing additional Second Priority Exchange Notes having an aggregate principal amount equal to the amount of such deficiency. The Issuer may not issue more than $20.9 million aggregate principal amount of such additional Second Priority Exchange Notes. See "Description of the Exchange Notes--Terms of the Exchange Notes--Second Priority Exchange Notes."

Mandatory Offer to Purchase
  Notes With Available Cash.........  Commencing on June 30, 2001 and
                                      semi-annually thereafter so long as the
                                      First Priority Exchange Notes and the
                                      untendered Existing First Priority Notes, if any, remain outstanding (each, an "Available Cash Payment Date"), the Issuer will be required, to the extent of Available Cash (as defined), to make an offer (each, an "Available Cash Offer") to each Holder of the First Priority Exchange Notes to purchase such Holder's First Priority Exchange Notes (or at such Holder's option, any part thereof) or in part, at a price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase; PROVIDED, HOWEVER, that the Issuer will not be required to make an Available Cash Offer if Available Cash is less than $1.0 million.


                                      Commencing on the first Available Cash
                                      Payment Date following the payment in full of the First Priority Exchange Notes and on each Available Cash Payment Date thereafter, the Issuer is required, to the extent of Available Cash, to make an Available Cash Offer to each Holder of the Second Priority Exchange Notes to purchase such Holder's Second Priority Exchange Notes (or at such Holder's option, any part thereof) at a purchase price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase; provided, however, that the Issuer will not be required to make an Available Cash offer if Available Cash is less than $1.0 million. See "Description of the Exchange Notes--Mandatory Offers to Purchase Exchange Notes--Offer to Purchase with Available Cash."


Mandatory Redemption Upon the
 Occurrence of Certain Events ......  In the event a Vessel is subject to a
                                      Total Loss, the Exchange Notes will be
                                      subject to mandatory redemption in part in an aggregate principal amount equal to the Allocated Principal Amount of the Notes for such Vessel at the redemption prices set forth herein. In addition, in the event an Owner elects to terminate a Building Contract because of a material breach thereof by the Builders, the Exchange Notes will be subject to mandatory redemption in part in an aggregate principal amount equal to the Allocated Principal Amount of the Notes for such Vessel, together with the Allocated Principal Amount of the Notes for all other Vessels that have not been accepted as of such date, at the redemption prices set forth herein. See "Description of the Exchange
                                      Notes--Redemptions--Mandatory Redemption
                                      Upon the Occurrence of Certain Events."

Optional Redemption.................  The Exchange Notes are not redeemable at the option of the Issuer prior to June 30, 2002, except that (i) until June 30, 2000, the Issuer may redeem, at its option, in the aggregate up to 35% of the original principal amount of each series of Notes, on a PRO RATA basis, at the redemption prices set forth herein with the net proceeds of one or more Public Equity Offerings if at least $100.0 million aggregate principal amount of the First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, and $45.0 million aggregate principal amount of the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, remain outstanding after each such redemption, and (ii) the Issuer may redeem the Exchange Notes and the untendered Existing Notes, if any, at the redemption price set forth herein at any time if the Issuer becomes subject to withholding taxes on any amounts payable under the Exchange Notes and the untendered Existing Notes, if any, or any Guarantee as a result of certain changes in law in respect of withholding taxes. On and after June 30,

                                      2002, the Exchange Notes may be redeemed at the option of the Issuer, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. Except as set forth in the previous sentence, the First Priority Indenture will prohibit the Issuer from redeeming at the option of the Issuer any Second Priority Exchange Notes while the First Priority Exchange Notes are outstanding. See "Description of the Exchange Notes--Redemption-- Optional
                                      Redemption" and "--Tax Redemption."

Change of Control...................  Upon a Change of Control, each Holder shall have the right to require the Issuer to purchase such Holder's Exchange Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Notes--Mandatory Offers to Purchase Exchange Notes--Offer to Purchase Upon Change of Control."

Ranking.............................  The First Priority Exchange Notes and the
                                      untendered Existing First Priority Notes, if any, and the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, will be secured obligations of the Issuer. With respect to claims against the Collateral securing the Exchange Notes, the Holders of the Exchange Notes will have a claim thereto which is subordinate in right of payment to any claim held by the Letter of Credit Issuer with respect to any unreimbursed Draws under the Letter of Credit. The priority of payment of the principal of, premium (if any) and interest on the Exchange Notes is as described under "Description of the Exchange
                                      Notes--Priority of Payment--Revenue
                                      Account,"--"Priority of Payment--
                                      Termination Account" and "--Application of
                                      Proceeds Following an Event of Default."
                                      Neither the Issuer nor the Owners are
                                      permitted by the Indentures to incur any additional Indebtedness, with certain limited exceptions. See "Description of the Exchange Notes--Ranking."

Guarantees..........................  Payment of the principal of, premium, if any, and interest on the Exchange Notes
                                      and the untendered Existing Notes, if any, payment to the Letter of Credit Issuer of the Issuer's reimbursement obligations in respect thereof, the Issuer's obligations under the Security Agreements (as defined) and performance of all other obligations contained in the Indentures and the Security Agreements is guaranteed on a joint and several basis by the Owners. See "Description of the Exchange Notes--Security." The Guarantees of the Owners are irrevocable and unconditional, but limited in amount to the extent required by laws relating to fraudulent transfer or similar laws. See "Description of the Exchange Notes--Guarantees."

Security............................  As collateral for their respective obligations under the Exchange Notes and the untendered Existing Notes, if any, the Guarantees, the Security Agreements and the Letter of Credit Reimbursement Agreement, as the case may be, on the date the Existing Notes were issued (the "Original Closing Date") (i) Holdings has pledged to United States Trust Company of New York, as Collateral Agent (the "Collateral Agent"), for the benefit of the Holders of the Exchange Notes, the Letter of Credit Issuer and the Trustees (as defined), all the shares of capital stock of the Issuer, (ii) the Issuer has pledged to the Collateral Agent for the benefit of the Holders of the Exchange Notes and the untendered Existing Notes, if any, the Letter of Credit Issuer and the Trustees, all the shares of capital stock of the Owners and the promissory note (the "Intercompany Note") of the Owners in favor of the Issuer to evidence advances made by the Issuer to the Owners from time to time, and a security interest in all the Trust Accounts (as defined) and
                                      (iii) the Owners have granted to the
                                      Collateral Agent, for the benefit of the Holders of the Exchange Notes, the Letter of Credit Issuer and the Trustees, a security interest in, among other things,
                                      (a) all Trust Accounts, including amounts held in the Capitalized Interest Account and the Pre-Funding Account, (b) the Building Contracts, (c) the Technical Supervision Agreement, (d) the Building Contract Guarantees, (e) the Performance Bonds, (f) the Technical Management Agreement, (g) the Commercial Management Agreement, (h) the Management Agreement,
                                      (i) certain other related collateral and
                                      (j) all income, payments, proceeds, rights and claims, resulting from or arising out of the foregoing. See "Description of the Exchange Notes--Security."

                                      On the Delivery Date of each Vessel, the Owner of such Vessel will grant to the Collateral Agent, for the benefit of the Holders of the Exchange Notes and the untendered Existing Notes, if any, the Letter of Credit Issuer and the Trustees, a security interest in (i) such Vessel, pursuant to the terms of the related Mortgage, (ii) amounts held in all other Trust Accounts established or funded after the Delivery Date of such Vessel, (iii) earnings and insurances in relation to such Vessel, (iv) any and all revenue earned from employment of such Vessel, to be held in the Revenue Account or in any other applicable Trust Account, (v) requisition proceeds and the Insurance Policies in relation to such Vessel, (vi) certain other related collateral and (vii) all income, payments, proceeds, rights and claims, resulting from or arising out of the foregoing. See "Description of the Exchange Notes--Security."

Letter of Credit....................  On the Original Closing Date, Credit
                                      Suisse First Boston, as funding bank and as administrating bank for the participating banks party to the Letter of Credit Reimbursement Agreement (the "Letter of Credit Issuer") issued an irrevocable letter of credit (the "Letter of Credit") in the maximum amount of $50.0 million in favor of the Collateral Agent for the benefit of the Holders of the Exchange Notes and the untendered Existing Notes, if any. Prior to each Interest Payment Date, the Collateral Agent will determine if a Note Interest Shortfall (as defined) exists. To the extent a Note Interest Shortfalls exist, the Collateral Agent will make Interest Draws in an aggregate amount outstanding up to $45.5 million on the Letter of Credit in an amount (the "Draw Amount") equal to the lesser of (a) the Note Interest Shortfall (less any portion of such Note Interest Shortfall attributable to interest payable pursuant to a Registration Default) and
                                      (b) the Maximum Amount Available (as
                                      defined) under the Letter of Credit and
                                      will deposit such amount into the Letter of Credit Account (as defined). The Collateral Agent is required to make additional Interest Draws to (i) repay any outstanding Interest Draws and accrued interest thereon and (ii) pay any fees due under the Letter of Credit Reimbursement Agreement that have not been paid from funds available in the Revenue Account (as defined). Working Capital Draws may be made by the Issuer from time to time in an aggregate amount outstanding up to $4.5 million to cover the working capital requirements of the Issuer and the Owners to the extent amounts available in the Revenue Account are insufficient to fund operating expenses. The proceeds of such Working Capital Draws shall be deposited in the Operating Account (as defined). In addition, the Collateral Agent will make Working Capital Draws in an amount equal to any additional interest paid or payable on the Allocated Principal Amount of the Notes for each Vessel pursuant to a Registration Default as provided under "Description of the Exchange
                                      Notes--Registered Exchange Offer;
                                      Registration Exchange," to the extent that amounts available in the Capitalized Interest Account on an Interest Payment Date prior to the acceptance of such Vessel are insufficient to pay such additional interest. The proceeds of a Working Capital Draw described in the previous sentence will be deposited in the Revenue Account. The Collateral Agent will be required to make additional Working Capital Draws to repay any outstanding Working Capital Draws and accrued interest thereon that have not been repaid from funds available in the Revenue Account. See "Description of the Letter Credit Reimbursement Agreement."

Building Contract
  Guarantees and
  Performance Bonds.................  The obligation of the Builders to pay the
                                      Refund Amount (as defined) upon the
                                      termination of a Building Contract is
                                      severally and not jointly guaranteed by
                                      The Export-Import Bank of China ("EXIM") and by Generale de Banque S.A. ("Generale"). EXIM is owned by the government of the People's Republic of China and its long-term debt is rated A3 by Moody's Investor Service Inc. ("Moody's"). The long-term debt of Generale is rated A1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Inc. ("S&P") and Aa3 by Moody's. See "Business--Building Contract Guarantees and Performance Bonds".

Certain Covenants...................  The Indentures (as defined) contain certain covenants that, among other
                                      things, limit the ability of the Issuer
                                      and the Owners to (i) incur any additional
                                      Indebtedness, (ii) pay dividends or make certain other Restricted Payments, (iii) restrict distributions from Owners, (iv) sell assets, (v) enter into transactions with affiliates, (vi) sell or issue capital stock of the Owners, (vii) incur liens other than permitted liens, (viii) enter into sale/leaseback transactions,
                                      (ix) enter into certain mergers and
                                      consolidations, (x) conduct certain
                                      business activities, (xi) impair the
                                      security interests in the Collateral and
                                      (xii) amend any of the Security
                                      Agreements. In addition, the Indentures
                                      limit the business activities of Holdings, including its ability to incur Indebtedness. See "Description of the Exchange Notes--Certain Covenants."

                                  RISK FACTORS

         Prospective investors should carefully consider the risk factors described below, in addition to the other information set forth in this Prospectus, in connection with an investment in the Exchange Notes.

         All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that a party expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures and investments in multi-client data (including the amount and nature thereof), backlog, repayment of debt, expansion and other development trends of the petroleum industry, business strategies, expansion and growth of operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by such party in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by such party, changes in laws or regulations and other factors, many of which are beyond the control of such party. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.


LIMITED PURPOSE NATURE OF THE ISSUER, THE OWNERS AND HOLDINGS; LACK OF OPERATING HISTORY OF OWNERS

         The Exchange Notes and the untendered Existing Notes, if any, represent obligations of the Issuer guaranteed by the Owners. The activity of the Issuer is limited to issuing the Notes, entering into the Letter of Credit Reimbursement Agreement, owning the Owners and lending the net proceeds of the Offerings and making other advances to the Owners. See "Description of the Exchange Notes--Certain Covenants." The Issuer has no source of payment for the Exchange Notes and the untendered Existing Notes, if any, other than payments it receives from the Owners under the Intercompany Notes and through dividends. The Issuer has no operating history or financial statements for any period prior to the Offerings.

         The Exchange Notes and the untendered Existing Notes, if any, are guaranteed by the Owners, which guarantees are secured by certain of the Collateral. See "Description of the Exchange Notes--Guarantees" and "--Security." The activity of the Owners is limited to guaranteeing the Exchange Notes and the untendered Existing Notes, if any, guaranteeing the Issuer's obligations under the Letter of Credit Reimbursement Agreement, owning, operating and maintaining the Vessels and fulfilling its obligations under the Indentures, the Security Agreements and the Letter of Credit Reimbursement Agreement. See "Description of the Exchange Notes--Certain Covenants." On and after the Delivery Date of a Vessel, the Owners' sources of funds will be earnings on the Vessels, earnings on Temporary Cash Investments (as defined) and the proceeds from any loss with respect to the Vessels. None of the Owners has any operating history or financial statements for any period prior to the Offerings.

         The Exchange Notes and the untendered Existing Notes, if any, are not obligations of, and are not guaranteed by, any of the Shareholders. See "Description of the Exchange Notes--Guarantees" and "--Security." Holdings has no operating history or financial statements for any period prior to the Offerings. The activity of Holdings is limited to owning the Issuer and making the Holdings Pledge.

RISKINESS OF REVENUES RELATING TO THE VESSELS

         Historically, the revenues generated by gas carriers have been cyclical, with attendant volatility in their profitability resulting from changes in supply and demand. The transportation rates received by the Company will be primarily dependent upon the supply of vessels capable of transporting cargoes such as those the Company intends to transport and the level of demand for the seaborne trade of such cargoes. These variables will be influenced by global and regional economic conditions, increases and decreases in the industrial production of and demand for the cargoes to be transported by such vessels and the products that are made therefrom, political changes and armed conflicts, developments in international trade, changes in seaborne and other transportation patterns and geopolitical events which interrupt production, trade routes or consumption. Because many of the factors influencing the supply of, demand and trade patterns for tonnage and cargo are unforeseeable and beyond the control of the Company, the Company cannot predict the nature, direction, timing or degree of changes in the revenues generated by the Vessels. In addition to transportation rates, the revenues generated by the Vessels will depend on the level of utilization of the Vessels and the mix of cargoes transported thereon.


NON-PERFORMANCE BY BUILDERS AND PROVIDERS OF THE BUILDING CONTRACT GUARANTEES AND THE PERFORMANCE BONDS; UNCERTAINTY OF OUTCOME OF ARBITRATION

         Under each Building Contract, the Owner may rescind such Building Contract upon the occurrence of an event of default by the Builders, including the failure by the Builders to (i) make timely payment of liquidated damages to such Owner for delays in the delivery of the Vessel beyond 210 days after the Contractual Delivery Date, (ii) deliver the Vessel by March 31, 2001 or (iii) construct the Vessel in conformity with certain specifications. In addition, each Building Contract provides for the automatic termination of such Building Contract if, prior to the Delivery Date, (A)(i) a Vessel is seized by the Chinese government, (ii) the Builders fail to obtain the necessary licenses, permits and other authorizations from the Chinese government for the construction, delivery and export from China of such Vessel or (iii) a total loss occurs with respect to a Vessel and (B) the Builders do not elect to continue performing under such Building Contract. In addition, if any Building Contract is rescinded by the Owner or automatically terminated, each other Owner that has not accepted delivery of its Vessel will be deemed to have also rescinded its Building Contract through the cross-default provisions. See "Business--Building Contracts."

         In the event that an Owner rescinds a Building Contract pursuant to its terms or a Building Contract is automatically terminated, the Owner is entitled to receive the Refund Amount under such Building Contract from the Builders. If the Builders default on their obligations to pay the Owner the Refund Amount, the Building Contract Guarantor and the Performance Bond Guarantors (each, as defined) have severally and not jointly guaranteed the payment of amounts which in the aggregate will equal the Refund Amount payable by the Builders. The Refund Amount together with the amounts held in the Pre-Funding Account and the Capitalized Interest Account will be used to pay the Allocated Principal Amount of the Notes, subject to the mandatory redemption plus any accrued and unpaid interest thereon, and certain fees and expenses incurred in connection with such redemption. To the extent the Builders fail to pay the Owners the Refund Amount and the Owners do not receive the amounts payable under the Building Contract Guarantee and the Performance Bonds, there will not be sufficient funds to redeem the Allocated Principal Amount of such Notes. See "Business--Building Contracts; Building Contract Guarantees and Performance Bonds."

         Should a dispute arise under a Building Contract, the related Owner and the Builders have agreed, pursuant to such Building Contract, to submit such dispute to arbitration by either the Classification Society or the London Maritime Arbitrators Association Inc. (each, an "Arbitrator"), as may be mutually agreed to by the parties involved. The applicable Arbitrator may in any particular dispute decide in favor of the Builders and as a result, delay or eliminate such Owner's right to receive the payment of (i) any liquidated damages, whether by an adjustment in the Purchase Price of the related Vessel or a cash payment, or (ii) the Refund Amount. In such an event, to the extent that such liquidated damages or the Refund Amount is necessary for the Issuer to make interest payments on, or to redeem, any series of Exchange Notes and the untendered Existing Notes, if any, as the case may be, the Issuer may not have sufficient funds to satisfy its obligations under one or both of the Indentures. See "Business--Building Contracts."

VOLATILITY OF VESSEL VALUES; POTENTIAL INSUFFICIENCY OF COLLATERAL

         Upon the acceptance of the Vessels by the Owners under the Building Contracts, the Guarantees will be secured by a Mortgage on each Vessel granted to the Collateral Agent. There can be no assurance that the value of each Vessel will at any time equal or exceed the Allocated Principal Amount of the Notes for such Vessel. The fair market value of the Vessels can be expected to fluctuate, depending upon general economic and market conditions affecting the shipping industry, competition from other shipping companies, demand for various types and sizes of vessels, and other modes of transportation. There can be no assurance that the proceeds from the sale of any Vessel in connection with the Collateral Agent's exercise of remedies following an Event of Default would be sufficient to redeem the Allocated Principal Amount of the Notes for such Vessel or that any buyers would be available under the circumstances in which such sale would occur. The Company is not required under the Indentures to maintain any minimum value of any Vessel and there can be no assurance that the future value of a Vessel will not be considerably less than its acquisition cost or the Allocated Principal Amount of the Notes for such Vessel. If and to the extent that amounts are owing under the Letter of Credit Reimbursement Agreement, then the Letter of Credit Issuer shall have a claim to the proceeds of any sale of a Vessel prior to the claim of the Holders of the Exchange Notes and the untendered Existing Notes, if any. Furthermore, in certain circumstances the extent to which the Mortgages may be enforced and the extent to which the Mortgages will have priority over the claims of other creditors is limited. If the proceeds from a sale of the Vessels are not sufficient to satisfy payments due on the Exchange Notes and the untendered Existing Notes, if any, the Holders of the Exchange Notes and the untendered Existing Notes, if any (to the extent not repaid from the proceeds of the sale of the Vessels and other Collateral) will have only unsecured claims against the remaining assets, if any, of the Issuer and the Owners. See "The Mortgages."

DEPENDENCE ON KEY PERSONNEL OF THE MANAGER AND GEBAB

         The Company believes that its operations are dependent to some degree upon the efforts of a small number of key management and operating personnel at Navigator Gas Management Limited (the "Manager") and at GEBAB and its affiliates, the loss of whom could adversely affect the Company. While the success of the Company depends in part upon the Manager and upon GEBAB and its affiliates and their personnel, the Company believes that there are other qualified managers in the industry of seaborne transport of petrochemical gases and LPG. However, there can be no assurance that the Company will be able to engage such qualified managers or on what terms. See "Management."

COMPETITION

         The number of participants in the seaborne trade of petrochemical gases is small and consists of a few large and experienced operators with greater financial resources than the Company. Since the Company will be a new participant in this field and has no operating history, it may not be able to participate successfully in the gas carrier industry. See "Gas Carrier Industry." TGE and its affiliates are not restricted from engineering, designing and constructing gas storage and transportation plants and equipment for competitors of the Company.

RISKS IN INTERNATIONAL OPERATIONS

         The majority of the revenues from operation of the Vessels is expected to be derived from foreign operations and is subject, in varying degrees, to risks inherent in doing business abroad. Future hostilities or other political instability in the regions in which the Company conducts its operations could affect the Company's trade patterns and could adversely affect the Company's business and results of operations. See "Gas Carrier Industry--Demand for Gas Carriers" and "The Mortgages--Insurance."

ENVIRONMENTAL AND OTHER REGULATIONS

         The Vessels and the operation of the Vessels must comply with extensive and changing environmental protection laws and regulations. Compliance with these laws and regulations may entail significant expenses, including expenses for ship modifications and changes in operating procedures. These laws and regulations could have a material adverse effect on the business and the operations of the Owners. In particular, the United States Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), imposes strict liability on owners, operators, and demise charterers of vessels for releases of hazardous substances (other than oil) from their vessels. In addition, the United States Oil Pollution Act of 1990, as amended ("OPA 90"), provides for strict liability for owners, operators and demise charterers of any vessel for certain oil pollution incidents in the waters of the United States or adjoining shorelines or in the exclusive economic zone. OPA 90 applies to all vessels that trade in the United States or its territories or possessions or operate in United States waters, even if such vessels do not carry oil as cargo. Furthermore, certain states have enacted legislation that provides for liability under circumstances comparable to those governed by CERCLA and OPA 90, without the limitations on the amount of liability contained in the federal statutes.

         CERCLA and OPA 90 each require vessel owners and operators to furnish the United States Coast Guard (the "Coast Guard") evidence of financial responsibility sufficient to meet their potential liability. Insurance has been one of the principal methods used to satisfy such requirements. Although certain newly-formed insurance companies, which have been deemed acceptable guarantors by the Coast Guard, have furnished the guarantees pursuant to the terms outlined in the rule issued by the Coast Guard on March 7, 1996 relating to financial assurance (the "Final Rule"), most of the protection and indemnity organizations that traditionally provided insurance to ship owners and operators have refused to furnish evidence of insurance to owners and operators of vessels entering United States ports under the Final Rule. If an Owner intends to employ its Vessel within the territorial waters of the United States, such Owner must furnish evidence of financial responsibility with respect to the Vessels to the Coast Guard as required by the Final Rule. If such Owner is unable to comply with the Final Rule, such Vessel will not be permitted to enter United States territorial waters.

         In addition, the International Maritime Organization (the "IMO"), an agency of the United Nations, recently adopted regulations designed to reduce oil pollution in international waters. In complying with the IMO regulations, the Owners and any charterer of the Vessels may be forced to incur additional costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining insurance coverage.

         Certain states in the United States and other countries have adopted or are considering adopting stricter technical and operational requirements for tankers. Additional laws and regulations may be adopted which would have a material adverse effect on the business and the operations of the Owners.

RISK OF LOSS AND LIABILITY; INSURANCE

         The operation of any ocean-going vessel carries an inherent risk of catastrophic marine disasters, environmental mishaps, cargo and property losses or damage and business interruptions caused by adverse weather and ocean conditions, mechanical failures, human error, political action in various countries, war, terrorism, piracy, labor strikes and other circumstances or events. The Vessels will be operated throughout the world in any lawful trade for which the Vessels are suitable, PROVIDED that, pursuant to the terms of the Mortgages, the Vessels may not be employed in any manner or for any purpose excepted by the insurance thereon. In the past, political conflicts have disrupted shipping in the surrounding regions. Vessels trading in such regions have also been subject to acts of terrorism and piracy. Any such event may result in increased costs or the loss of revenues or assets, including a Vessel.

         The Company intends to maintain insurance consistent with industry standards against these risks. However, there can be no assurance that all risks will be adequately insured against, that any particular claim will be paid out of such insurance or that the Company will be able to procure adequate insurance coverage at commercially reasonable rates in the future. More stringent environmental and other regulations may result in increased costs for, or the lack of availability of, insurance against risks of environmental damage, pollution, damages asserted against the Company or the loss of income resulting from a vessel being removed from operations. Moreover, even if insurance proceeds are paid to the Company to cover the financial losses incurred following the occurrence of one of these events, there can be no assurance that the Company's business reputation, and therefore its ability to obtain future charters, will not be materially adversely affected by such event. Such an impact on the Company's business reputation could have a material adverse effect on the Company's business and results of operations. See "Mortgages--Insurance."

ENFORCEMENT OF MORTGAGES

         Each of the Vessels will be registered under the laws of the Republic of Liberia. The Mortgages will be recorded pursuant to the laws of the Republic of Liberia and the Isle of Man and will create preferred ship mortgage liens under the maritime law thereof. In addition, in order to perfect the Mortgages granted by the Owners, the Mortgages will also be filed in the Isle of Man. Historically, Liberian ship mortgages have been enforced in major commercial ports throughout the world. However, the priority that such mortgages will have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the laws of the country where a proceeding is brought. Generally, such a preferred ship mortgage lien will rank prior to all subsequent maritime liens other than certain other preferred maritime liens, including liens for damages arising out of tort (including claims for oil pollution), liens for crew's wages, liens for general average and salvage. Under Liberian law, a preferred ship mortgage lien will also rank after certain other maritime liens, including maritime liens for failure to pay tonnage taxes and annual fees. Under United States law, a foreign preferred ship mortgage lien will also rank after certain other maritime liens, including those for repairs, supplies, towage, use of drydock or marine railways or other necessaries, performed or supplied in the United States. Since each Vessel will trade throughout the world and since a mortgage generally will be enforceable against a Vessel only in the jurisdiction in which it is physically present, there can be no assurance that if enforcement proceedings are commenced against a Vessel, the Vessel will be located in a jurisdiction having the same mortgage enforcement procedures and lien priorities as, for example, Liberia or the United States. However, upon the occurrence of an event of default under a Mortgage, the Collateral Agent may be able to effect control over the related Vessel to direct it to a desirable jurisdiction for arrest of the Vessel pursuant to judicial foreclosure proceedings. See "Mortgages--Remedies."

FRAUDULENT CONVEYANCE STATUTES

         The granting of the security interest in and to the Collateral could be subject to review under relevant fraudulent conveyance statutes and other applicable insolvency laws (the "Fraudulent Conveyance Laws") in a bankruptcy or other proceeding involving one or more of the Owners and Holdings. Due to the nature of the business of the Owners and Holdings and uncertainty as to where a bankruptcy, vessel foreclosure or other relevant proceeding might be commenced, it is not possible to predict where any such proceeding or attack might be brought or made or the law that the court might apply.

         Under the Fraudulent Conveyance Law of the Isle of Man (the jurisdiction in which each of the Owners and Holdings is incorporated), if a court were to find that, with respect to any Owner or Holdings, at the time the interests in the Collateral were granted (the "Transfer"), it (a) made such Transfer with actual intent to prefer or defraud any present or future creditor,
(b) received less than a reasonably equivalent value or fair consideration for the Transfer or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured (as the foregoing terms are defined in or interpreted under the relevant Fraudulent Conveyance Laws), such court could avoid the Transfer in whole or in part. To the extent that a Transfer by any Owner or Holdings exceeds the consideration received by it, the determination of whether the Transfer in question is a fraudulent conveyance depends on (1) whether the Transfer so exceeds the value and benefit received by such Owner or Holdings that, at least to the extent of such excess, the Owner or Holdings did not receive reasonably equivalent value or fair consideration for the Transfer; and, if so, then (2) whether following the valuation of the assets and liabilities of such Owner or Holdings, it is determined that such Owner or Holdings is or has been rendered insolvent. While there can be no assurance that a court, viewing the transaction in hindsight, would determine that a particular Owner or Holdings received fair value for its Transfer, or was not rendered insolvent by such Transfer, to the extent it exceeded the value of the consideration received by that Owner or Holdings, each Owner and Holdings believes that it will receive proper consideration for its respective Transfer and that no such Owner or Holdings will be rendered insolvent by the contemplated Transfers. No assurance, however, can be given that a court would concur with such belief.

RISKS RELATING TO ENFORCEMENT OF JUDGMENTS AGAINST HOLDINGS, THE ISSUER AND THE OWNERS

         Holdings, the Issuer and each of the Owners are incorporated in the Isle of Man. As a result, it may be difficult to obtain a judgment in the Isle of Man in an original action or to enforce in the Isle of Man judgments obtained in the United States courts and predicated upon United States securities laws.

LIMITATION ON CHANGE OF CONTROL

         Pursuant to the Indentures, in the event of a Change of Control, the Issuer will be required to offer to purchase the Exchange Notes and the untendered Existing Notes, if any, in whole or in part, at a price equal to 101% of the principal amount thereof (determined on the date of purchase), as described under "Description of the Exchange Notes--Mandatory Offers to Purchase Exchange Notes--Offer to Purchase Upon Change of Control." As the Issuer has not provided for any credit support to fund a Change of Control Offer, there can be no assurance that sufficient funds will be available for the Issuer to fulfill its mandatory purchase obligation.


ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

         The Existing Notes are currently owned by a relatively small number of beneficial owners. The Existing Notes have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. Although the Exchange Notes will be permitted to be resold or otherwise transferred by Holders who have met the conditions of the Exchange Offer without compliance with the registration requirements under the Securities Act, Navigator Gas Transport and the Owners do not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on the Nasdaq National Market. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the existence of or liquidity of the trading market for the Exchange Notes. See "PLAN OF DISTRIBUTION."

EXCHANGE OFFER PROCEDURE

         The issuance of the Exchange Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company or its agent of a properly completed and duly executed Letter of Transmittal, or an agreement to be bound thereby, and all other required documents. Therefore, Holders of Existing Notes desiring to tender such Existing Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Existing Notes for exchange. Existing Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions on transfer thereof, and upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any Holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the liquidity of untendered and tendered but unaccepted Existing Notes could be adversely affected. See "THE EXCHANGE OFFER."


                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Existing Notes were issued by the Issuer on August 7, 1997, to Credit Suisse First Boston Corporation and Cambridge Partners, L.L.C. (collectively, the "Initial Purchasers"). The Initial Purchasers subsequently placed the Existing Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the purchase of the Existing Notes by the Initial Purchasers, the Company entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that promptly following the sale of the Existing Notes to the Initial Purchasers, the Company would (i) file with the Commission a Registration Statement under the Securities Act with respect to a registered offer to exchange the Existing Notes for the Exchange Notes identical in all material respects to the Existing Notes, (ii) use its respective reasonable best efforts to cause such Registration Statement to become effective under the Securities Act and (iii) use its reasonable best efforts to cause the Exchange Offer to be consummated on the earliest practical date after such Registration Statement becomes effective. The Company has agreed to keep the Exchange Offer open for not less than 30 days. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Following the consummation of the Exchange Offer, Holders of the Existing Notes who did not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Existing Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuer will accept for exchange any and all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuer, will issue up to $217,000,000 principal amount of First Priority Exchange Notes in exchange for a like principal amount of outstanding Existing First Priority Notes accepted in the Exchange Offer, and up to $87,000,000 principal amount of Second Priority Exchange Notes in exchange for a like principal amount of Existing Second Priority Notes pursuant to the Exchange Offer. Holders may tender all or a portion of their Existing Notes pursuant to the Exchange Offer. However, Existing Notes may be tendered only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         The form and terms of the Exchange Notes will be identical to the form and terms of the Existing Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the Holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Existing Notes tendered in exchange therefor and will be entitled to the benefits of the Indenture.

         As of the date of this Prospectus, $217,000,000 aggregate principal amount of the Existing First Priority Notes and $87,000,000 aggregate principal amount of the Existing Second Priority Notes were outstanding and registered in the name of Cede & Co., as nominee for DTC. The Company has fixed the close of business on ________, 1997, as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, the Letter of Transmittal, the Notice of Guaranteed Delivery and the Isle of Man Information will be mailed initially.

         Holders of Existing Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the Isle of Man or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1 thereunder.

         The Issuer shall be deemed to have accepted validly tendered Existing Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Issuer.

         If any tendered Existing Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Existing Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Existing Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company has agreed to pay all charges and expenses in connection with the Exchange Offer. See "--FEES AND EXPENSES" and "--TRANSFER TAXES."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on ___________, 1997 (or longer if required by applicable law).

         If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for by the number of days equal to the period between the giving of such notice to the delivery of a prospectus supplement.

         Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

         Holders of Existing Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

INTEREST ON THE EXCHANGE NOTES

         The Exchange Notes will be deemed to accrue interest from August 7, 1997 (the date of original issuance of the Existing Notes) or from the date of the last periodic payment of interest on such Existing Notes, whichever is later. Interest on the Exchange Notes will be payable semi-annually on each June 30 and December 31, commencing on December 31, 1997.

PROCEDURES FOR TENDERING

         Only a Holder of Existing Notes may tender such Existing Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must either (i) complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed (if required by the Letter of Transmittal) and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Existing Notes and any other required documents, to the Exchange Agent or (ii) in the case of a book-entry transfer, confirm book-entry transfer of the Existing Notes into an equal principal amount of Exchange Notes into the Exchange Agent's account at DTC, in either case prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Existing Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--EXCHANGE AGENT" or, if book-entry transfer is used, electronic instructions with regard to the Existing Notes, the Letter of Transmittal and all other required documents must be received by DTC, in each case prior to 5:00 p.m., New York City time, on the Expiration Date. A Holder of Existing Notes may also tender in the Exchange Offer by complying with the procedure set forth under "--GUARANTEED DELIVERY PROCEDURES."

         The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Existing Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of the Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with DTC's procedures for such transfer.

         DTC's Automated Tender Offer Program is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Existing Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the Letter of Transmittal.

         By executing or electronically confirming the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under "--RESALE OF EXCHANGE NOTES."

         The tender by a Holder and the acceptance thereof by the Issuer will constitute agreement between such Holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF EXISTING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO ANY OF THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

         Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Existing Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered Holder of any Existing Notes listed therein, such Existing Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Existing Notes with the signature thereon guaranteed by an Eligible Institution.

         If the Letter of Transmittal or any Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

         Holders not holding through DTC or Cede & Co. who wish to tender their Existing Notes and (i) whose Existing Notes are not immediately available, (ii) who cannot deliver their Existing Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

                                          (a) the tender is made through an
         Eligible Institution;

                                          (b) prior to the Expiration Date, the
         Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Existing Notes and the principal amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date or the execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

                                          (c) such properly completed and
         executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

WITHDRAWALS OF TENDERS

         Except as otherwise provided herein, tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         To withdraw a tender of Existing Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal (or a written or electronic ATOP transmission notice of withdrawal for DTC participants) must be received by the Exchange Agent at its address set forth herein (or received into the Exchange Agent's account at DTC) prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Existing Notes to be withdrawn (the "Depositor"),
(ii) identify the Existing Notes to be withdrawn, (iii) be signed or confirmed by the Holder in the same manner as the original signature on or confirmation of the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Existing Notes register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. If Existing Notes have been delivered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must also specify the name and number of the account at DTC, and must otherwise comply with DTC's procedures. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Existing Notes so withdrawn are validly retendered. Any Existing Notes which have been tendered but which are not accepted for exchange, will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described above under "--PROCEDURES FOR TENDERING" at any time prior to the Expiration Date.

EXCHANGE AGENT

         United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance or for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                             BY REGISTERED OR CERTIFIED MAIL:

                             United States Trust Company of New York
                             P.O. Box 844
                             Cooper Station
                             New York, NY 10276-0844

                             BY HAND:

                             United States Trust Company of New York
                             111 Broadway
                             Lower Level
                             Corporate Trust Window
                             New York, NY 10006

                             BY OVERNIGHT MAIL OR COURIER:

                             United States Trust Company of New York
                             770 Broadway
                             13th Floor
                             New York, NY 10003
                             Attn: Corporate Trust Services

                             BY FACSIMILE:

                             United States Trust Company of New York
                             (212) 420-6152; confirm by telephone (800) 548-6565

FEES AND EXPENSES

         The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

         The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid or reimbursed by the Company and are estimated in the aggregate to be in excess of $_______.

TRANSFER TAXES

         The Company will pay all transfer taxes, if any, applicable to the exchange of the Existing Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

         The Exchange Notes will be recorded at the same carrying value as the Existing Notes, which is face value, as reflected in the accounting records of the Company on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

RESALE OF EXCHANGE NOTES

         Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes may be offered for resale, resold or otherwise transferred by any Holder of such Exchange Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any Holder who is an affiliate of the Company, who acquires the Exchange Notes outside the ordinary course of its business or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988) and MORGAN STANLEY & CO. INCORPORATED (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, any such resale transaction should be covered by an effective Registration Statement containing the selling security holders information required by the applicable provisions of Item 507 or 508, as appropriate, of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "PLAN OF DISTRIBUTION."

         Each broker-dealer that receives Exchange Securities for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "PLAN OF DISTRIBUTION."

         By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) the Holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder acknowledges that if it participates in the Exchange Offer for the purpose of distributing the Exchange Notes (a) it must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder represents to the Company either that it is not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or, if it may be deemed an "affiliate" of the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without complying with the applicable registration and prospectus delivery requirements of the Securities Act. A Holder who is a broker-dealer must also acknowledge to the Company that it acquired the Existing Notes as a result of market-making activities or other trading activities.

CONSEQUENCES OF FAILURE TO EXCHANGE

         As a result of the making of this Exchange Offer, the Company generally will have fulfilled its obligations under the Registration Rights Agreement, and Holders of Existing Notes who do not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Existing Notes that does not exchange such Existing Notes for Exchange Notes will continue to hold such Existing Notes and will be entitled to all the rights, and subject to all the limitations, applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

         Existing Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Existing Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective Registration

Statement under the Securities Act, (iii) so long as the Existing Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder or (v) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

         Because the Exchange Offer is for any and all Existing Notes, the number of Existing Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Existing Notes outstanding. As a result, the liquidity of any remaining Existing Notes may be substantially reduced.

OTHER

         Participation in the Exchange Offer is voluntary, and Holders should carefully consider whether to accept. Thacher Proffitt & Wood, New York, New York, as counsel for the Company, has passed upon the legality of the Exchange Notes. None of the Company, the Owners or any of their respective representatives is making any representation to any offeree of the Exchange Notes offered hereby regarding the legality of an investment by such offeree or purchaser under appropriate legal investment or similar laws (which regulate the nature and extent of permitted investments in certain securities for certain institutional investors). Each Holder of the Existing Notes should consult with its own advisors as to legal, tax, business, financial and related aspects of participation in the Exchange Offer.

         The Company, may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company, has no present plans to acquire any Existing Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Existing Notes.

                                 USE OF PROCEEDS

         The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Existing Notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the Exchange Notes, except as otherwise described herein. The Existing Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company.

                                 CAPITALIZATION

         The following table sets forth the unaudited consolidated capitalization of Holdings as of June 12, 1997, and as adjusted to give effect to the Offerings and the Equity Financing and the application of the estimated net proceeds therefrom. The information presented below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein.


                                                                                         JUNE 12, 1997
                                                                                         -------------
                                                                                     ACTUAL     AS ADJUSTED
                                                                                     ------     -----------
                                                                                         (in thousands)
Debt:
   10 1/2% First Priority Ship Mortgage Notes Due 2007.......................            $--     $217,000
   12% Second Priority Ship Mortgage Notes Due 2007, net of discount of                   --       79,263
      $7,737..................................................................
                                                                                    --------     --------


        Total debt............................................................           $--     $296,263
                                                                                    --------     --------


Shareholders' equity:
   Common Stock, par value $.01 per share (3,000,000 shares authorized; 2                $--          $20
      shares issued and outstanding as of June 12, 1997 and 2,000,000 shares expected to be issued and outstanding as of the Issue Date)(a)..........
   Additional paid-in capital--Common Stock(a).................................           10       30,940
   Additional paid-in capital--Warrants........................................           --        7,737
                                                                                    --------     --------


        Total shareholders' equity............................................            10       38,697
                                                                                    --------     --------


           Total capitalization...............................................           $10     $334,960
                                                                                    ========     ========

------

(a)      See "Consolidated Balance Sheet."


                           CONSOLIDATED BALANCE SHEET

         The following table sets forth the unaudited consolidated balance sheet of Holdings as of June 12, 1997, and as adjusted to give effect to the Offerings and the Equity Financing and the application of the net proceeds therefrom as if they had accrued on such date:


                                                                                         JUNE 12, 1997
                                                                                         -------------
                                                                                     ACTUAL     AS ADJUSTED
                                                                                     ------     -----------
                                                                                         (in thousands)
Assets
Current assets:
   Restricted cash(a)............................................................        $10     $272,666
Construction in progress:
   Vessels under construction....................................................         --       33,079
   Other capitalized costs(b)....................................................         --       13,950
                                                                                                   ------
        Total construction in progress...........................................         --       47,029
                                                                                                   ------
Pre-paid marketing expenses(c)...................................................         --        2,000
Deferred financing costs(d)......................................................         --       13,265
                                                                                    --------     --------
        Total assets.............................................................   $     10     $334,960
                                                                                    ========     ========

Liabilities


                                      -36-

Current liabilities:
   Interest payable and other liabilities........................................   $     --     $     --
                                                                                    --------     --------


Long-term liabilities and debt:
   Letter of Credit(e)...........................................................         --          --
      101/2% First Priority Ship Mortgage Notes Due 2007.........................         --      217,000
      12% Second Priority Ship Mortgage Notes Due 2007, net of discount of                --
        $7,737...................................................................                  79,263
        Total long-term debt.....................................................         --      296,263
                                                                                    --------     --------

Shareholders' Equity
Common Stock, par value $.01 per share (3,000,000 shares authorized; 2 shares             --
   issued and outstanding as of June 12, 1997 and 2,000,000 shares expected to
   be issued and outstanding as of the Issue Date)(f)............................                      20
Additional paid-in capital--Common Stock(f).......................................        10       30,940
Additional paid-in capital--Warrants(g)...........................................        --        7,737
                                                                                                 --------
        Total shareholders' equity...............................................         10       38,697
                                                                                    --------     --------
              Total liabilities and shareholders' equity.........................   $     10     $334,960
                                                                                    --------     --------

------

(a) Restricted cash consists of $225.4 million to be deposited in the Pre-Funding Account and $47.3 million to be deposited in the Capitalized Interest Account, which together with interest earned thereon will be used to pay interest, Purchase Price installment payments, Letter of Credit fees and Manager's Fees and to purchase Vessel supplies during the pre-delivery period.

(b) The following equity contributions to Holdings under the Equity Financing will be made in the form of services rendered:


                                                                                           (IN THOUSANDS)
Vessel design....................................................................                 $10,000
Technical supervision............................................................                   1,000
TGE Performance Bond.............................................................                     650
                                                                                                 --------
                                                                                                  $11,650

         The $10.0 million cost of Vessel design services rendered by Arctic will be capitalized to the cost of the Vessels on the Original Closing Date and carried on the accounts of Holdings as an equity contribution.

         The $1.0 million cost of technical supervision services rendered by GEBAB will be capitalized to the cost of the Vessels on the Original Closing Date and carried on the accounts of Holdings as an equity contribution. As future technical supervision services are performed, they will also be capitalized to the cost of the Vessels and carried on the accounts of Holdings as an equity contribution.

         The $650,000 cost to TGE of acquiring the TGE Performance Bond will be capitalized to the cost of the Vessels on the Issue Date and carried on the accounts of Holdings as an equity contribution.

         In addition, the $2.3 million structuring fee payable to CGTC by the Company on the Original Closing Date will be capitalized to the cost of the Vessels. See "PRINCIPAL SHAREHOLDERS--THE EQUITY FINANCING" and "CERTAIN TRANSACTIONS--SHAREHOLDERS."

(c) Represents $2.0 million of pre-paid marketing services paid by Holdings on the Original Closing Date to certain shareholders for their services in developing charter contracts for the Vessels during the pre-delivery period.

(d) Represents estimates of the Initial Purchasers' discounts and commissions, as well as estimates of legal, rating agency and other expenses associated with the Offerings together with initial Letter of Credit fees payable by the Issuer. Deferred financing costs are to be amortized on a straight line basis over the ten-year term of the Notes.

(e) Represents the reimbursement obligation in respect of the Letter of Credit on the Original Closing Date.

(f)      Represents the following amounts:


                                                                                           (IN THOUSANDS)
Equity contributions treated as capitalized costs (see note (b) above)...........                 $11,650
Cash contributions...............................................................                  19,300


                                      -37-

                                                                                                 --------
                                                                                                  $30,950
                                                                                                 ========

(g) Warrants are to be issued in connection with a unit offering which will be valued upon a determination of the terms of the Units Offering, and have not been valued in the table above or elsewhere in this Prospectus.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         The Issuer was formed by Holdings as an Isle of Man public limited company for the purpose of establishing, owning and financing the Owners. Each Owner was formed as an Isle of Man private limited company for the purpose of building and operating one of the Vessels. As of the Original Closing Date, neither the Issuer nor any of the Owners had any operating history and each had nominal capitalization.

         Holdings has entered into the Building Contracts, the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement. Holdings has assigned to each Owner the Building Contract for such Owner's Vessel and has assigned to the Manager the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement. In addition, each Owner has entered into the Management Agreement with the Manager.

         On or before the Original Closing Date, the Issuer (i) received the proceeds, net of the Initial Purchasers' discounts and commissions and financial advisory fees, from the Offerings and lent a portion of such net proceeds to the Owners on a joint and several basis pursuant to a promissory note, dated the Original Closing Date (the "Intercompany Note"), (ii) paid certain fees and expenses in connection with the Offerings, (iii) deposited $225.4 million into the Pre-Funding Account and $47.3 million into the Capitalized Interest Account and (iv) entered into the Letter of Credit Reimbursement Agreement.

OPERATIONS

         The operations of the Issuer will be limited to (i) owning the Owners,
(ii) receiving payments under the Intercompany Note, (iii) making payments of interest and principal on the Notes, and (iv) fulfilling its obligations under the Indentures, the Intercreditor Agreement, the Letter of Credit
Reimbursement Agreement and the Registration Rights Agreement.

         Between the Original Closing Date and the Delivery Date of each Vessel, the operations of each Owner will consist solely of (i) entering into commercial arrangements in relation to the future operations of the Vessels, (ii) managing the construction of the Vessels, (iii) making payments of Management Fees, (iv) paying installments under the Building Contracts, (v) fulfilling its obligations under the Management Agreement and (vi) fulfilling its obligations under its Guarantee.

         On and after the Delivery Date of each Vessel, the operations of each Owner will consist solely of (i) operating, maintaining, insuring and using the Vessel and conducting activities related thereto, (ii) receiving payments under charters, contracts of affreightment and other contracts relating to the employment of its Vessel, (iii) receiving proceeds from the sale, if any, of its Vessel, (iv) making payments of interest and principal on the Intercompany Note and any other permitted indebtedness, (v) making payments of Management Fees,
(vi) fulfilling its obligations under the Management Agreement and (vii) fulfilling its obligation under its Guarantee.

CAPITAL RESOURCES AND LIQUIDITY

         Through the Contractual Delivery Date of each Vessel, interest on the Allocated Principal Amount of the Notes for such Vessel that has not been accepted by the related Owner will be payable from amounts on deposit in the Capitalized Interest Account. To the extent the Delivery Date for a Vessel is delayed, either the Builders will pay liquidated damages which will be deposited into the Pre-Funding Account or the final installment due under such Building Contract will be decreased, or both. See "BUSINESS--BUILDING CONTRACTS." In either event, the amount available in the Pre-Funding Account will be sufficient to pay interest accrued on the Allocated Principal Amount of the Notes for such Vessel during the period of delay. After the Delivery Date of a Vessel, each Owner's sources of funds will be earnings on its Vessel, earnings on Temporary Cash Investments (as defined) and the proceeds from the sale, if any, of its Vessel. In addition, the Issuer has obtained a Letter of Credit in a total amount of $50.0 million of which $45.5 million is available as a liquidity support, available to fund payments of interest to the Noteholders under certain circumstances, and $4.5 million of which will be available as a working capital facility for certain amounts payable by the Owners. Under certain circumstances, interest on the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, may be paid through the issuances of additional Second Priority Exchange Notes. See "DESCRIPTION OF THE EXCHANGE NOTES--TERMS OF THE EXCHANGE NOTES--SECOND PRIORITY EXCHANGE NOTES." The Company does not have, nor does it expect to have in the future, any other source of capital for payment of its debt service obligations under the Notes. See "RISK FACTORS--LIMITED PURPOSE NATURE OF THE ISSUER, OWNERS AND HOLDINGS."

RESULTS OF OPERATIONS

         The Company's results of operations will depend on the earnings from the Vessels and from Permitted Investments and its level of operating expenses.

                              GAS CARRIER INDUSTRY

OVERVIEW

         Gas carriers transport three main types of liquified gases: (i) petrochemical gases such as ethylene, propylene, VCM, butadiene and crude C4,
(ii) LPG products such as ethane, propane and butane and (iii) ammonia. Petrochemical gases, LPG and ammonia, under normal ambient temperatures, are found in a gaseous state. In order to reduce their volume and facilitate handling, these products are liquified for seaborne transportation in gas carriers.

         There are several types of gas carriers which use different techniques to liquify and transport cargoes, including (i) fully- pressurized vessels that rely solely upon high pressure to liquify gases, (ii) fully-refrigerated vessels that have the ability to maintain cargo in a liquified state by cooling gases to a temperature of -48(degree)C and (iii) semi-refrigerated vessels which employ a combination of refrigeration and pressurization techniques. Generally, LPG and ammonia gases are transported in fully-refrigerated vessels ranging in size from 20,000 to 80,000 cbm for long-haul, large volume transportation. Petrochemical gases are generally carried in semi-refrigerated or fully- pressurized vessels under 20,000 cbm. A limited number of semi-refrigerated vessels have the capability of carrying ethylene, which requires cooling temperatures to -104(degree)C, and ethane, which requires cooling temperatures to -82(degree)C. To a lesser extent, these smaller vessels are also used to transport LPG and ammonia over short-haul routes.

         Charter rates and vessel values for gas carriers are influenced by the supply of and demand for seaborne gas cargo carrying capacity. The demand for gas carrier capacity is primarily determined by industrial and consumer demand for petrochemical gases and derivative products and the distance that such gases must be transported. Industrial and consumer demand for petrochemical gases and derivative products is, in turn, affected by general economic conditions, trends in personal consumption and manufacturing, exports and imports and the capacity of chemical plants, crackers and refineries worldwide. The supply of gas carrier capacity is a function of the size of the existing fleet, the number of newbuildings being delivered and the scrapping of older vessels.

SUPPLY OF GAS CARRIERS

         EXISTING WORLD GAS CARRIER FLEET

         The following table sets forth the composition of the world gas carrier fleet which includes vessels which transport petrochemical gases, LPG and ammonia as of June 1997:

                                              WORLD GAS CARRIER FLEET


                                  EXISTING FLEET                                             NEWBUILDS ON ORDER
                                  --------------                                             ------------------

                                            % OF
                                           TOTAL                    % OLDER                                   % OF
                              AGGREGATE   EXISTING    AVERAGE AGE    THAN 20                 AGGREGATE    TOTAL EXISTING
   SIZE IN CBM    VESSELS        CBM      FLEET(A)     IN YEARS     YEARS(A)     VESSELS       CBM          FLEET(A)
   -----------    -------        ---      --------     --------     --------     -------       ---          --------
        0-5,000       563     1,180,218        9.8%         15        24.0%         14        53,100           0.4%
   5,001-10,000       100       671,429        5.6          13        15.0          14        85,800           0.7
  10,001-25,000        81     1,284,645       10.7          15        31.0          17(b)    334,700(b)        2.8
  25,001-50,000        28       942,127        7.8          13        27.0           4       140,000           1.2
  50,001-60,000        23     1,265,913       10.5          17        29.0          --            --           --
    over 60,000        87     6,676,636        55.5         13         12.0          2       157,000           1.3
                    -----  ------------    --------                              -----       -------        ------
          Total       882    12,020,968       100.0                                 51       770,600           6.4
                    -----  ------------     -------                              -----       -------        ------

------

Source: ViaMar

(a)      Measured in cbm.

(b)      Includes the Vessels.

         0--5,000 CBM. The smallest class of vessels is comprised primarily of fully-pressurized vessels which carry petrochemical gases and LPG. There are also some semi-refrigerated vessels in the 2,000--5,000 cbm range including several 4,000 cbm ethylene-capable carriers. The trading patterns of these vessels generally consist of short-haul "cross-trading" routes, which include hauls throughout the Far East, the Mediterranean, northwestern Europe and the Caribbean.

         5,001--10,000 CBM. The vessels in this class are primarily semi-refrigerated vessels and carry petrochemical gases. There are also some fully- pressurized vessels in this class. The trading patterns of these vessels are mainly short cross-trades with some longer hauls. These vessels usually trade Transatlantic, between the Mediterranean and northern Europe, and between the Arabian Gulf and Southeast Asia/Far East. The majority of the existing ethylene carriers are in this size class.

         10,001--25,000 CBM. In this class there are both semi-refrigerated and fully-refrigerated vessels. The majority of vessels under 20,000 cbm are semi-refrigerated while the majority of vessels over 20,000 cbm are fully-refrigerated. Petrochemical gases, including ethylene for ethylene-capable carriers, are the primary cargoes traded on semi-refrigerated vessels. The semi-refrigerated vessels under 12,500 cbm participate primarily in short-haul trading while the vessels over 12,500 cbm also operate in the long-haul markets. LPG and ammonia are the major products traded in the fully-refrigerated vessels, mostly on long-haul routes.

         25,001--50,000 CBM. The vessels in this class are all modern fully-refrigerated vessels which carry LPG and ammonia on both long-haul and cross-trade routes, except for one non-ethylene-capable 30,000 cbm semi-refrigerated vessel.

         50,001--60,000 CBM. The vessels in this class are all fully-refrigerated and transport LPG and ammonia. LPG trading routes include both long-haul trades between the Arabian Gulf and the Mediterranean and cross-trades in the North Sea and Europe. Ammonia trading routes are typically shorter cross-trades.

         LARGER THAN 60,000 CBM. These vessels are fully-refrigerated and carry LPG on long-hauls worldwide.

         EXISTING WORLD ETHYLENE-CAPABLE FLEET

         The following table sets forth the current composition of the world fleet of ethylene-capable carriers, which is a sub-set of the world gas carrier fleet:

                                           WORLD ETHYLENE-CAPABLE FLEET


                                  EXISTING FLEET                                             NEWBUILDS ON ORDER
                                  --------------                                             ------------------

                                            % OF
                                           TOTAL                    % OLDER                                   % OF
                              AGGREGATE   EXISTING    AVERAGE AGE    THAN 20                 AGGREGATE    TOTAL EXISTING
   SIZE IN CBM    VESSELS        CBM      FLEET(A)     IN YEARS     YEARS(A)     VESSELS       CBM          FLEET(A)
   -----------    -------        ---      --------     --------     --------     -------       ---          --------
      0-5,000       40       126,722        24.5%        13.0       25.0%           --            --            --%
 5,001-10,000       33       236,722         45.8        12.8        9.0            --            --            --
10,001-25,000       14       153,450         29.7        10.4        8.0            7(B)     135,000(B)       26.1
                ------    ----------     --------                                -------   ------------     -------
        Total       87       516,894        100.0                                   7        135,000          26.1
                 =====    ==========      =======                                 ======   ============     =======

------

Source: ViaMar

(a)      Measured in cbm.
(b)      Includes the Vessels.


         The seven newbuilds in the world ethylene-capable fleet include the Vessels as well as two vessels being built by Skibsaksjeselskapet Solvang, which at 12,500 cbm are each 56.8% of the capacity of one of the Vessels.

         Several factors in the gas carrier industry limit supply growth: (i) the importance of having a sufficient size fleet to engage in efficient triangular trading; (ii) the operational and technical expertise required to operate gas carriers; (iii) the limited number of shipyards which have the expertise required to build gas carriers, which incorporate sophisticated gas plant systems; and (iv) the strong demand for the construction of less technically-demanding vessels, such as oil tankers, drybulk carriers and container carriers, which currently limit shipyard availability.

TRENDS IN PETROCHEMICAL GAS PRODUCTION AND SEABORNE TRADE

         World production and seaborne trade of petrochemical gases have shown a strong and stable growth trend over the past several years, and this trend is expected to continue. The following table sets forth historical and forecast production and seaborne trade data for the principal petrochemical gases and LPG, demonstrating both the rate and stability of global production growth and the stable percentage of production which is transported by sea. Although the LPG market is not the primary targeted market, the Company believes that the projected strong growth in seaborne LPG trading will absorb a significant portion of overall gas carrier capacity.

                               TOTAL WORLD PRODUCTION OF PETROCHEMICAL GASES AND LPG
                                               (TONNES IN THOUSANDS)


YEAR                                            ETHYLENE      PROPYLENE     BUTADIENE       VCM         LPG        TOTAL
----                                            --------      ---------     ---------       ---         ---        -----
1990......................................        56,121        30,131          6,223     18,325     139,600     250,386
1991......................................        57,631        31,097          5,962     18,269     144,000     256,959
1992......................................        60,369        32,792          6,103     19,090     151,500     269,854
1993......................................        61,836        33,208          5,999     19,549     154,700     275,294
1994......................................        66,948        37,008          6,188     20,776     161,500     292,420
1995......................................        70,474        39,468          6,662     21,157     167,200     304,961
1996......................................        73,131        40,793          6,848     22,283     173,700     316,755
Compound Annual
        Growth Rate 1990-1996:                      4.5%          5.2%           1.6%       3.3%        3.7%        4.0%
1997......................................        77,942        43,396          7,210     23,548     179,400     331,496
1998......................................        82,986        46,109          7,546     25,032     188,400     350,073
1999......................................        86,161        48,225          7,812     26,162     195,700     364,085
2000......................................        90,914        51,054          8,089     27,691     203,200     380,948
Forecast Compound Annual
   Growth Rate 1997-2000:                           5.3%          5.6%           3.9%       5.6%        4.2%        4.7%

------

Source: CMAI (other than with respect to LPG)

                                   SEABORNE TRADE OF PETROCHEMICAL GASES AND LPG
                                               (TONNES IN THOUSANDS)


                                                                                                                 TOTAL
                                                                                                                SEABORNE
                                                                                                               TRADE AS A
                                                                                                               % OF TOTAL
YEAR                                          ETHYLENE   PROPYLENE   BUTADIENE     VCM       LPG     TOTAL     PRODUCTION
----                                          --------   ---------   ---------     ---       ---     -----     ----------

1990.......................................      1,997       1,547         555    1,002    31,506    36,607        14.6%
1991.......................................      2,138       1,752         554    1,300    32,094    37,848        14.7
1992.......................................      1,998       1,831         662    1,285    34,474    40,250        14.9
1993.......................................      2,183       1,839         654    1,410    35,953    42,039        15.3
1994.......................................      2,683       1,859         666    1,465    38,008    44,681        15.3
1995.......................................      2,609       1,902         662    1,400    39,439    46,012        15.1
1996.......................................      2,483       1,820         628    1,072    42,140    48,143        15.2
Compound Annual                                   3.7%        2.8%        2.1%     1.1%      5.0%      4.7%
Growth Rate 1990-1996:
1997.......................................      2,562       1,857         634    1,210    44,718    50,981        15.4
1998.......................................      2,663       1,995         606    1,246    48,272    54,782        15.6
1999.......................................      2,982       2,133         578    1,242    50,542    57,477        15.8
2000.......................................      2,855       2,271         550    1,238    51,191    58,105        15.3
Forecast Compound Annual Growth Rate
   1997-2000:                                     3.7%        6.9%          NM     0.8%      4.6%      4.5%

------

Source: ViaMar

DEMAND FOR GAS CARRIERS

         The transportation of petrochemical gases is a rapidly-developing market fueled by industrial and consumer demand for products derived from petrochemical gases and the planned new construction and expansion of existing petrochemical production facilities worldwide. The petrochemical gases and LPG described below are used in many products, including plastics, synthetic-based products, chemicals and rubber, and as feedstocks.

         CARGOES AND TRADING PATTERNS

         The following is a brief description of the principal targeted cargoes and their trading patterns:

         ETHYLENE. Ethylene is derived from the cracking of petroleum feedstocks. It is the key building block in the production of a wide range of materials used in industrial and consumer items including plastics, polyester fibers and resins, large-volume thermoplastic resins, organic chemicals, kitchen equipment, anti-freeze and various products used in insulation and packing. Seventy percent of global ethylene production is used in the production of various plastics and automobile parts and the balance is used in the production of antifreeze, resins and fibers. Worldwide seaborne trade of ethylene rose at a compound annual growth rate of 3.7% from 2.0 million tonnes in 1990 to 2.5 million tonnes in 1996. Historically, the exporting regions of ethylene have been the Middle East, Europe and Latin America. The growth in imports of ethylene over this period was driven primarily by economic development in India, which resulted in an increase in ethylene imports from 0 tonnes to 397,000 tonnes. European exports rose by 195,000 tonnes during this time period. In the next five years India, recently an importer of ethylene, is expected to become a producer of ethylene, along with Malaysia, Thailand and Singapore while the Mediterranean region and China are anticipated to increase their imports. By the beginning of the next decade, world ethylene capacity is expected to exceed 100.0 million tonnes, representing a 7.4% compound annual growth rate over the estimated 1996 capacity of 81.0 million tonnes. World ethylene demand is expected to grow at a similar rate during this period.

         PROPYLENE. Propylene is produced as a by-product in the making of ethylene and gasoline and is utilized in the production of consumer goods such as car components, carpets, plastic pipes and household articles for which there is typically strong demand in fast-growing economies. Polypropylene, a derivative of propylene, accounts for 52.0% of propylene usage and is used as a feedstock for plastics. Propylene is also used in the manufacture of acrylic fiber, styrofoam, pharmaceuticals, cumene and glue. Between 1990 and 1996, worldwide seaborne trade in propylene increased at a compound annual growth rate of 2.8% from 1.5 to 1.8 million tonnes. The Far East showed the most significant increase in imports during this time period, from 121,000 tonnes in 1990 to 355,000 tonnes in 1996, with exports serviced principally from the United States and Europe. In the future, Middle Eastern exports are expected to increase as new production facilities are introduced in the region. Imports of propylene, especially by the growing Far Eastern plastic industry, should ensure continued growth of the seaborne trade.

         VINYL CHLORIDE MONOMER (VCM). VCM is produced by the cracking of ethylene dichloride and requires the input of chloride and ethylene. VCM is primarily used in the manufacturing of PVC articles. Major end-user markets include residential construction and irrigation systems. The manufacture of PVC piping accounts for 35.0% of the VCM produced. The balance of VCM production is used in the manufacture of such items as window frames and wire and cable. The United States is the primary exporter of VCM and Southeast Asia and Latin America are the principal importers. VCM exports from the United States are expected to increase and the Far East is expected to become a larger importer.

         BUTADIENE. Butadiene is produced in the cracking of ethylene. Butadiene is primarily used in the making of plastic products for building construction and rubber for the automobile manufacturing industry. Rubber accounts for 80.0% of butadiene consumption. South Korea and Europe have traditionally been large exporters of butadiene, while the United States and the Far East have traditionally been the largest importers. Far Eastern exports of butadiene are expected to decrease as domestic demand grows. Worldwide seaborne trade of butadiene rose at a compound annual growth rate of 2.1% from 555,000 tonnes in 1990 to 628,000 tonnes in 1996. North America was the primary importer of butadiene accounting for 258,000 tonnes in 1996. Exports from Europe are expected to be maintained in the future, but are unlikely to increase significantly. Inter-Latin American butadiene trade is expected to increase.

         LIQUIFIED PETROLEUM GAS (LPG). LPG is produced as a by-product either from the production of natural gas or refining of crude oil. The primary uses of LPG are as fuel for transportation, residential and commercial heating, and as a feedstock for the production of petrochemicals. LPG is produced primarily in the North Sea, as a result of natural gas production, and the Middle East, as a refining by-product. Exports of LPG are expected to grow significantly over the next several years. Japan is the world's single largest importer of LPG. Europe and the United States are expected to see increased imports of LPG. The seaborne trade of LPG was 42.1 million tonnes in 1996, which represents 5.0% compound annual growth from 1990. The North Pacific (including Japan) imported 18.7 million tonnes of LPG in 1996, while Europe and the Middle East were the largest exporters of LPG during the period, transporting 9.8 million tonnes in 1996. The Company views the transportation of ethane, a feedstock for petrochemical products that requires cooling to -82(degree)C for liquification, as an emerging opportunity for the Vessels.

         PLANNED NEW CONSTRUCTION AND EXPANSION OF PETROCHEMICAL PRODUCTION FACILITIES

         Petrochemical gases are used in the production of a vast array of chemicals and new production technologies are allowing plastic to displace metal, cotton, wood and other materials in an increasing number of end-user products. As a result, the use of petrochemical gases is expanding worldwide. The following table summarizes the expected new construction and expansion of petrochemical production facilities over the period from 1997 to 2001:

                                     NEW PETROCHEMICAL PRODUCTION CAPACITY(A)
                                        BY REGION FOR THE PERIOD 1997-2001
                                               (TONNES IN THOUSANDS)


REGION                                                                       ETHYLENE    PROPYLENE    VCM     BUTADIENE
------                                                                       --------    ---------    ---     ---------
Western Europe........................................................        1,850          200      230           --
Eastern Europe........................................................          600           --       --           --
Latin America.........................................................        2,230          132      260           --
North America.........................................................        6,100        1,510    1,250          640
Middle East...........................................................        3,510          275      200           --
Asia/Pacific..........................................................       15,747        8,400    3,270          415
                                                                          ---------     --------  -------     --------
Total Capacity Additions..............................................       30,037       10,517    5,210        1,055
                                                                          =========      =======  =======      =======
Existing Capacity.....................................................       81,000       47,845   25,465        8,581
Capacity Additions as % of Existing Capacity..........................        37.1%        22.0%    20.5%        12.3%

-----

Source: ViaMar

(a) New production capacity is compiled from announced firm and planned projects, as well as projects in the study phase, and includes both the construction of new plants and the expansion of existing facilities.

                                     NEW PETROCHEMICAL PRODUCTION CAPACITY(A)
                                                FOR YEARS 1997-2001
                                               (TONNES IN THOUSANDS)


YEAR                                                              ETHYLENE      PROPYLENE        VCM       BUTADIENE
----                                                              --------      ---------        ---       ---------

1997........................................................         5,087         1,770        1,300           --
1998........................................................         4,620         1,407        2,890          215
1999........................................................         5,125         2,375          130           65
2000........................................................        12,095         1,970          890           50
2001........................................................         3,110         2,995           --          725
                                                                 ---------     ---------    ---------     --------
Total Capacity Additions....................................        30,037        10,517        5,210        1,055
                                                                  ========      ========     ========      =======
Existing Capacity...........................................        81,000        47,845       25,465        8,581
Capacity Additions as % of Existing Capacity................         37.1%         22.0%        20.5%        12.3%

------

Source: ViaMar

(a) New production capacity is compiled from announced firm and planned projects, as well as projects in the study phase and includes both the construction of new plants and the expansion of existing facilities.

         Since the seaborne trade of petrochemical gases began in the early 1980's, terminal storage facilities have grown steadily, providing access to larger, more efficient vessels with increased economies of scale. For example, the first generation of ethylene terminals had a storage capacity of 8,000-15,000 cbm. By the late 1980's the maximum storage capacity had reached 30,000 cbm. New production facilities are currently planned and under construction with storage capabilities of up to 60,000 cbm. The Company believes that this trend will support the transport of larger parcels of petrochemical gases resulting in greater demand for the Vessels.

THE CHARTER MARKET

         THE CHARTERING PROCESS

         The chartering of vessels for a specified period of time or to carry a specific cargo is an integral part of the market for seaborne transportation of liquified gases. The charter market, consisting of a worldwide network of brokers specializing in the gas industry, is well established and efficient. The chartering process begins when a producer, user or trader of petrochemical gases identifies the need to transport a cargo or cargoes from one port to another. The charterer typically contacts a broker or group of brokers to determine the availability of suitable vessels to transport the specified cargo. The charterer then chooses from an array of available vessels and seeks to negotiate the most favorable economic terms for its transportation requirements. Typically, the agreed terms are based on standard industry charterparties prepared to streamline the negotiation and documentation processes.

         TYPES OF CHARTERS

         Charters may be arranged on a spot basis for the immediate hiring of a vessel, usually for a single voyage, or through longer term arrangements, such as contracts of affreightment and time or bareboat charters. Contracts of affreightment are agreements by vessel owners to transport a specified cargo on a specified route on a regular basis. Contracts of affreightment function as a long-term series of spot charters, except that the owner is not required to use a specific vessel to transport the cargo, but instead may use any vessel in its fleet. Contracts of affreightment benefit vessel owners by providing a guaranteed level of employment over a standard trading route. An owner with an efficient fleet configuration can schedule its vessels in a triangular trading pattern in order to minimize ballast trips and idle time, thereby achieving high capacity utilization and enhancing revenues.

         A time charter is a contract for the hire of a vessel for a certain period of time, with the vessel owner being responsible for providing the crew and paying operating costs, while the charterer is responsible for fuel and other voyage costs. As with a time charter, a bareboat charter is a contract to hire a vessel for a period of time with the exception that under a bareboat charter the charterer is responsible for operating the vessel and pays all associated operating costs of the vessel during the charter.

         COMPARISON TO OTHER SHIPPING MARKETS

         Unlike other shipping markets, such as the crude oil tanker market, producers, users and traders of petrochemical gases generally do not own or charter on a long-term basis their own fleet of vessels to transport their cargoes. Instead, cargo owners rely on a small group of large vessel operators to provide all freight services. This market structure provides cargo owners with the flexibility to respond quickly and efficiently to changes in trading patterns, while providing vessel owners with limited competition from captive fleets.

INDUSTRY PARTICIPANTS

         The number of participants involved in the seaborne trade of petrochemical gases is small and consists of few large and experienced operators. There are currently two significant participants in the ethylene carrier segment with vessels over 10,000 cbm. The largest owner is Sig. Bergesen ASA ("Bergesen"). Bergesen controls the Igloo Pool (a cooperative marketing venture among several owners) of 16 vessels ranging in size from 8,000 cbm to 12,000 cbm, most of which were built in the 1980's. Exmar NV has a small fleet of three 10,500 cbm ethylene-capable vessels.

         In the semi-refrigerated, non-ethylene carrier market, Handygas, controlled by Bergesen, and A.P. M0ller are the major participants. Handygas has a fleet of 10 semi-refrigerated vessels, the majority of which were built in the 1970's. The average size of these vessels is 12,000 cbm. M0ller's fleet of 12 semi-refrigerated vessels is newer and ranges in size from 15,000 cbm to 20,000 cbm.

                                    BUSINESS


GENERAL

         The Company was formed in 1997 for the purpose of building and operating a fleet of five state-of-the-art 22,000 cbm semi-refrigerated ethylene-capable gas carriers. The Vessels are designed to transport the entire range of petrochemical gases, including ethylene, propylene, VCM, butadiene and crude C4, as well as LPG, such as ethane, propane and butane. There are no ethylene-capable semi-refrigerated gas carriers currently operating or under construction that will be larger than the Vessels. Each Vessel will have four separate gas cargo tanks, segregated pumping and piping systems and a separate deck tank, allowing each Vessel to carry up to three separate cargoes simultaneously.

         Upon their construction, the Vessels will be among the most versatile gas carriers in the world in terms of cargo options, ease and speed of loading and discharging cargoes and adaptability for route scheduling. The foregoing capabilities will permit the Company to minimize operating costs, reduce voyage times and maximize vessel utilization. In addition, the Vessels' larger cargo capacities, compared to the existing ethylene-capable fleet, offer significant economies of scale, especially for long-haul transport.

BUSINESS STRATEGY

         The Company's business strategy is to take advantage of the strong demand for seaborne transportation of petrochemical gases and LPG resulting from the worldwide expansion in the production, use and trade of petroleum by-products. The Company's fleet will supply transportation services to existing customers of certain of the Shareholders of Holdings including major oil, chemical and trading companies. The key elements of this strategy include:

         INTEGRATED CHARTERING STRATEGY. Charterers of gas carriers rely on short and long-term contracts of affreightment and, to a lesser extent, time and spot charters, allowing them to respond quickly and efficiently to the changing trading patterns of the petrochemical gas market. The Company intends to take advantage of these market dynamics by building a portfolio of contracts of affreightment with major customers. Such contracts are expected to be from three to five years in length and would provide the Vessels with a high level of continuous employment. The Company also intends to use the spot market and, to a lesser extent, time charters of the Vessels to achieve maximum capacity utilization and minimize ballast trips and idle time. This strategy will be implemented by MarLink, the commercial manager of the Vessels. MarLink is a leading commercial manager of vessels in the petrochemical gas market.

         The Manager is currently negotiating contracts of affreightment for the employment of the Vessels in the ethylene and propylene trades. One contract would guarantee a minimum of 10 voyages and a maximum of 20 voyages per annum for a full cargo of propylene from the Americas to the Mediterranean region. The second contract would ensure a minimum of 18 voyages and a maximum of 28 voyages per annum for a full cargo of ethylene from various loading ports to the Mediterranean region. Each contract would be for a five-year period with freight rates for each voyage to be based on market rates. If consummated, these contracts could provide a base-load of continuous employment for the Vessels during the terms thereof. However, there can be no assurance that these contracts will be entered into.

         MAXIMIZE ETHYLENE BUSINESS. Historically, ethylene has generally achieved an approximate 10-15% premium over charter rates for other petrochemical gas cargoes. As ethylene frequently trades along the same routes as other petrochemical gases, the Vessels' multiple tank configuration should enable the Company to maximize the proportion of its freight mix accounted for by ethylene, without sacrificing cargo capacity utilization or route efficiency. Based on historical trends, as well as the increasing size of production facilities, the Company also believes that the average size of ethylene freights will increase, thereby enhancing the competitiveness of the Vessels.

         BUILD VERSATILE VESSELS WITH MULTI-CARGO CAPABILITY. The Vessels will be among the most versatile petrochemical gas carriers in the world given their ability to carry the full range of petrochemical gases and transport up to three segregated cargoes simultaneously. The Company believes that these larger, multiple-tank vessels will provide a competitive advantage over other operators in the petrochemical gas freight market. In addition, the Vessels will offer improved operating efficiencies due to their higher speed and shorter loading and discharge times as compared to many less sophisticated vessels. The Company has chosen the Builders because of their previous experience in the building of gas carriers with TGE, a leading engineering firm in the production of gas plants. See "BUSINESS -- THE VESSELS" and "--THE BUILDERS AND TGE."

         MAXIMIZE VESSEL UTILIZATION. The Company believes that its fleet size of five Vessels, each with four tanks and the ability to carry up to three fully segregated cargoes, will allow it to adopt triangular trade patterns which minimize ballast trips. In addition, the Vessels' ability to carry up to three cargoes simultaneously will give the Company the potential to service up to 15 charterers at any one time. The Company believes that the size of the Vessels will also be attractive to charterers with substantial long-haul transport requirements. The Company's fleet size and configuration will provide the operational flexibility necessary to meet the logistical demands of managing complex trading patterns.

THE VESSELS

         The Vessels will be state-of-the-art gas carriers. The Company believes that the size and configuration of the Vessels, as well as the features incorporated therein, will make them more attractive to charterers than other vessels. As a result, the Company expects the Vessels to realize higher-than-average levels of utilization in the transport of high value petrochemical gas cargoes as compared to other gas carriers, significantly enhancing the earnings potential of each Vessel.

         The Vessels will be semi-refrigerated, combining refrigeration and pressurization to maintain their cargoes in a liquified state. This will allow the Vessels to load products at varying temperatures from different terminals. In addition to pre-cooled cargoes, the Vessels will have the ability to load cargoes that cannot maintain their required liquid temperatures prior to loading, due to distances traveled by pipeline from production facilities to vessels, by accepting these cargoes under pressure and cooling them onboard the Vessels during the voyage. The load time of these cargoes is thereby reduced since the cargoes do not need to be cooled prior to loading. Unlike semi-refrigerated vessels, fully-refrigerated vessels are only able to load cargoes in a cooled state, requiring those vessels to cool products prior to loading. This requirement slows product loading and limits the number of terminals which can be efficiently serviced by such vessels.

         The nitrogen generator and deck tank on each of the Vessels will allow it to prepare its tanks for the next cargo while en route to the next load port. This will result in time savings of as much as three days on some voyages, as tank preparation would otherwise have to be carried out in port. These features provide a significant benefit to charterers and terminal operators by improving their terminal utilization. The 22,000 cbm carrying capacity of the Vessels will also be beneficial to charterers and terminal operators by reducing the number of loading and discharging operations, the duration of such operations and the associated costs.

         The Vessels will sail under the Liberian flag, with a certification from the Classification Society. The crew for each Vessel will be trained in accordance with the highest standards. Each crew will consist of 6 to 7 officers and 12 to 13 seamen. Upon delivery, each Vessel, including its machinery, equipment and outfitting, is required to be classed with the Classification Society and shall be distinguished in the record by the symbol of +100 A5 E "Liquified Gas Carrier Type 2G" +MC E, AUT INERT. In order for a Vessel to be accepted by the Owner, it is required to comply with the laws, rules, regulations, recommendations and requirements as set out in the specifications attached to the related Building Contract (the "Specifications").



                             VESSEL OWNER, REGISTRATION AND CONTRACTUAL DELIVERY DATE


                           HULL                                                             CONTRACTUAL
                          NUMBER          OWNER                        REGISTRATION         DELIVERY DATE
                          ------          -----                        ------------         -------------
Vessel 1...........        2245   Navigator Gas (IOM I-A) Limited           Liberia         August 1, 1999
Vessel 2...........        2246   Navigator Gas (IOM I-B) Limited           Liberia         November 1, 1999
Vessel 3...........        2247   Navigator Gas (IOM I-C) Limited           Liberia         March 1, 2000
Vessel 4...........        2248   Navigator Gas (IOM I-D) Limited           Liberia         June 1, 2000
Vessel 5...........        2249   Navigator Gas (IOM I-E) Limited           Liberia         September 1, 2000


                          VESSEL TECHNICAL INFORMATION
                                  (ALL VESSELS)



Length (meters).......................................                 171.5
Breadth (meters)......................................                  24.2
Maximum Draft (meters)................................                  10.9
Maximum Deadweight (tonnes)...........................                22,800
Speed (knots).........................................                  16.5
Cargo Tank Volume (cbm)...............................                22,000
Range (nautical miles)................................                15,000

CONSTRUCTION PERIOD

         The Manager, as agent of CGTC, has agreed to oversee the construction of the Vessels.

         TECHNICAL SUPERVISION AGREEMENT

         The Owners have engaged GEBAB to supervise the construction of the Vessels during the pre-delivery period. GEBAB, the Manager on behalf of the Owners and the Builders are parties to an Agreement on Contract for Technical Matters (the "Technical Supervision Agreement"), dated as of February 28, 1997, pursuant to which each Owner has appointed GEBAB to act as such Owner's technical representative with respect to technical matters related to the construction of its Vessel. GEBAB intends to assign by novation its responsibilities under the Technical Supervision Agreement to its affiliate, Martime. GEBAB, in coordination with the Classification Society, will monitor the construction of each Vessel.

         Pursuant to the Technical Supervision Agreement, Martime will, among other things, examine all hull and engineering plans submitted by the Builders to ensure that they comply with the terms of the Building Contracts, monitor the construction of the Vessels to ensure compliance with the terms of the Building Contracts and the requirements of the Classification Society, render monthly progress reports, advise the Owners of any modifications or improvements which may enhance the Vessels or reduce operating costs and oversee any work performed in drydock prior to the delivery of each Vessel.

THE BUILDERS AND TGE

         Located in Shanghai, Jiangnan was founded in 1865 and is a modern, fully-equipped shipyard that is among the largest shipyards under the supervision and control of China State Shipbuilding Corporation, which also controls CSTC, its trading and export subsidiary. Jiangnan designs, builds, repairs and converts many kinds of vessels including gas carriers. It also designs, manufactures and erects various specialized machinery and electrical equipment, non-standardized equipment, pressure vessels, port machinery and steel structures in accordance with the regulations and requirements of the world's major classification societies and shipping and building safety treaties.

         China's first generation of submarines and the first self-designed 10,000 dwt ocean-going ship were built by Jiangnan in the 1950's and 1960's, respectively. A fleet of oceanographic and scientific survey vessels was built in the 1970's to support the launching of a rocket and man-made satellite in China. Since 1980 many vessels built by Jiangnan have entered the international market, including various types of merchant ship cargo vessels and LPG vessels built for companies located in Germany, the United States, Italy, Norway, Singapore, Hong Kong and other countries. Some of Jiangnan's recent export clients include Mitsubishi Corporation, Neptune Orient Lines Ltd., World Wide Shipping Agency Ltd., Lasco Shipping Co., Canada Steamship Lines and B. Skaugen Shipping AS.

         Jiangnan has previous experience with TGE and is currently completing the construction of two 16,500 cbm LPG/ammonia gas carriers for Bernard Schulte GmbH, a large German shipowner. Jiangnan has also built the following types of vessels and major components: 4,200 cbm semi-refrigerated ethylene carriers; 3,000 cbm fully-pressurized LPG carrier; floating production storage units; 68,500 dwt panamax oil tankers; 65,000/70,000/73,000 dwt panamax bulk carriers; 50,000 dwt open-hatch bulk carriers; 28,000/34,000 dwt lakes-fitted bulk carriers; 20,000 dwt bulk carriers; 4,000 roll-on/roll-off car carriers and UT714 anchor handling-tug-supply vessels. Jiangnan is also currently constructing other sophisticated types of vessels including a 70,800 dwt self-unloader, a 1,021 TEU fast-speed feeder and a 13,700 dwt chemical carrier.

         TGE is an indirect subsidiary of Tractebel, S.A., a major Belgian public company engaged in the utility and engineering industries. TGE is a world leader in the engineering, design and construction of gas storage and transportation plants and equipment. In addition, it manufactures port facilities for the off-loading and receiving of liquified gases, gas liquification and handling systems, chemical and gas plants for installation on carriers, storage facilities for liquified gases and chemicals, gas bottling plants, gas terminals and metering stations, vaporization, transmission lines and compressor stations and package plants for recovery of products from associated gases. TGE is a leading provider of turnkey operations. TGE will design the complex gas plants utilized on the Vessels. TGE will also supervise the construction and erection of the Vessels' gas plants through its permanent office in Shanghai. Since 1980, TGE has been involved in the installation of gas plants for 36 gas carriers, 18 of which are ethylene-capable. TGE will act as a subcontractor to Jiangnan under each Building Contract and as such will be responsible for supplying materials for construction of the gas plant and supervising its installation.

         Jiangnan and TGE have worked together on the construction of the following gas carriers and components:

                            JIANGNAN SHIPYARD AND TGE
                 JOINT GAS CARRIER/COMPONENT BUILDING EXPERIENCE


   CAPACITY                 VESSEL TYPE                    Year        Ethylene-
    (CBM)                                                DELIVERED      CAPABLE
    -----                                                ---------      -------
    3,000     Fully-Pressurized                             1990           No
    4,200     Semi-Refrigerated                             1992           Yes
    4,200     Semi-Refrigerated                             1993           Yes
    3,750     Gas Tank(a)                                   1995           No
    4,200     Gas Tank(a)                                   1996           No
    4,200     Gas Tank(a)                                   1996           No
   16,500     Semi-Refrigerated                             1997(b)        No
   16,500     Semi-Refrigerated                             1998(b)        No
--------------------
(a) Tanks built by Jiangnan and delivered to Shanghai Edward Shipbuilding, China for installation in vessel construction at Shanghai Edward shipyard.

(b)      Scheduled delivery date.


BUILDING CONTRACTS

         SPECIFICATIONS

         Each Vessel will be constructed pursuant to the terms and specifications of the Building Contracts. See "--THE VESSELS."

         CONTRACTUAL DELIVERY DATE

         The Contractual Delivery Dates of the Vessels will be staggered as follows:

                  Vessel 1 -- August 1, 1999
                  Vessel 2 -- November 1, 1999
                  Vessel 3 -- March 1, 2000
                  Vessel 4 -- June 1, 2000
                  Vessel 5 -- September 1, 2000

PROVIDED, that if a change in the rules or regulations of the Classification Society causes a period of delay of up to 12 days in the delivery of a Vessel, the Contractual Delivery Date will be extended by such period.

         PURCHASE PRICE

         The Purchase Price for each Vessel will be approximately $50.0 million. The following table sets forth the scheduled amounts and timing of the payments to the Builders under the Building Contracts, except that the Builders have directed the Owners to make the payment due on September
1, 1997 directly to TGE and such payment has been made.


DATE                                      VESSEL 1      VESSEL 2       VESSEL 3      VESSEL 4     VESSEL 5    TOTAL(C)
----                                      --------      --------       --------      --------     --------    --------
                                                                         (in millions)
Issue Date............................    $6.6           $6.6           $6.6           $6.6         $6.6       $33.1
Sept. 1, 1997.........................     2.4            2.4            2.4            2.4          2.4        12.2
Feb. 1, 1998..........................     6.8             --             --             --           --         6.8
July 1, 1998.........................       --            6.8             --             --           --         6.8
Nov. 1, 1998..........................     6.8             --            6.8             --           --        13.7
Feb. 1, 1999.........................       --             --             --            6.8           --         6.8
Mar. 1, 1999..........................     4.6             --             --             --           --         4.6
Apr. 1, 1999..........................      --            6.8             --             --           --         6.8
June 1, 1999..........................      --             --             --             --          6.8         6.8
July 1, 1999..........................      --             --            6.8             --           --         6.8
Aug. 1, 1999..........................    22.8(a)         4.6(b)          --             --           --        27.3
Oct. 1, 1999..........................      --             --             --            6.8           --         6.8
Nov. 1, 1999..........................      --           22.8(a)         4.6(b)          --           --        27.3
Feb. 1, 2000..........................      --             --             --             --          6.8         6.8
Mar. 1, 2000..........................      --             --           22.8(a)         4.6(b)        --        27.3
June 1, 2000..........................      --             --             --           22.8(a)       4.6(b)     27.3
Sept. 1, 2000.........................      --             --             --             --         22.8(A)     22.8
                                          -----          -----         -----          -----        -----      ------
      Total(c)........................    $50.0          $50.0         $50.0          $50.0        $50.0      $250.1
                                          =====          =====         =====          =====        =====      ======

------

(a)      Assuming delivery of the Vessel occurs on its Contractual Delivery
         Date.

(b) This payment shall be payable to the Builders with respect to a Vessel only if and when Collateral Agent has received evidence of delivery pursuant to the Building Contract with respect to each other Vessel having a Contractual Delivery Date prior to the Contractual Delivery Date of such Vessel.

(c)      May not total due to rounding.

         Each Building Contract provides for upward and downward adjustments to the Purchase Price of a Vessel, which adjustments are made through increases or decreases in the final installment of the Purchase Price. The Purchase Price of a Vessel may be increased by $13,000 per day for each day that such Vessel is delivered earlier than its Contractual Delivery Date. In addition, in the event of certain delays in the delivery of such Vessel or the failure of such Vessel to comply with certain specifications, the Builders are required to pay liquidated damages to its Owner.

         Under each Building Contract, the Builders may postpone the delivery of a Vessel to a certain number of days beyond its Contractual Delivery Date without incurring liability for liquidated damages (the "Permissible Delay Period"). The Permissible Delay Period for each of the Vessels is as follows:
(i) 60 days for Vessel 1, (ii) 45 days for Vessel 2 and (iii) 30 days for each of Vessels 3, 4 and 5. The aggregate Permissible Delay Period for all five Vessels, however, is limited to 150 days. Therefore, for example, if the Builders utilize the full Permissible Delay Period for each of Vessels 1, 2 and 3, then an aggregate Permissible Delay Period of 15 days is available for the remaining Vessels before the Builders are required to pay liquidated damages to the respective Owner of Vessels 4 or 5, or both.

         During the period of delay following the Permissible Delay Period up to and including 210 days beyond the Contractual Delivery Date of a Vessel (the "First Delay Period"), the Builders must pay liquidated damages to the related Owner in the form of a reduction in the final installment of the Purchase Price of such Vessel in an amount equal to $11,000 per day for the first 90 days of delay beyond the Extended Delivery Date and $14,500 per day for each day of delay thereafter.

         The Builders have the option to extend the Delivery Date of a Vessel beyond the First Delay Period until March 31, 2001 (the "Second Delay Period") by paying liquidated damages monthly in advance at a rate of $18,000 per day for the first six-month period, $20,000 per day for the second six-month period and $22,000 per day thereafter up to and including March 31, 2001, which liquidated damages are expected to be sufficient to pay the interest on the Allocated Principal Amount of the Notes for such Vessel. In the event the Builders fail to make timely payment of such liquidated damages, the Owner may (i) waive its right to such payment and elect instead to receive a further reduction in the final installment of the Purchase Price (in addition to any such reduction during the First Delay Period) equal to the amount of the liquidated damages waived or (ii) rescind the related Building Contract and demand payment of the Refund Amount. An Owner's waiver of the advance payment of liquidated damages for any given month will not constitute a waiver by the Owner of its right to demand the payment at any later date of such liquidated damages or to demand the advance payment of monthly liquidated damages for any subsequent months of delay.

         The Purchase Price of a Vessel may also be reduced, as a result of liquidated damages payable by the Builders, because of the Builders' failure to construct such Vessel in compliance with specifications relating to guaranteed speed, fuel consumption, deadweight and cargo tank capacity.

         RESCISSION AND TERMINATION OF THE BUILDING CONTRACTS

         An Owner may rescind a Building Contract upon the occurrence of certain events of default by the Builders, which arise from the non-delivery of a Vessel or the failure of a Vessel to meet minimum requirements relating to speed, fuel consumption, deadweight and cargo tank capacity. The events of default relating to non-delivery of a Vessel are (i) the failure by the Builders to make payments of liquidated damages monthly in advance during the Second Delay Period and the Owner does not waive its right to receive the payment of such liquidated damages and (ii) the failure to deliver the Vessel by March 31, 2001. The Owner may also rescind a Building Contract if any of the following deficiencies exists with respect to a Vessel: (i) its speed is one knot or more below the guaranteed speed of 16.5 knots; (ii) its fuel consumption is 8.0% or greater than the guaranteed fuel consumption set forth in the Specifications; (iii) its deadweight is more than 800 tonnes below the guaranteed deadweight of 22,800 tonnes; and (iv) its cargo tank capacity is more than 400 cbm below the guaranteed cargo tank capacity of 22,000 cbm.

         In addition, a Building Contract will be automatically terminated if, prior to the Delivery Date, (A)(i) a Vessel is seized by the Chinese government,
(ii) the Builders fail to obtain the necessary licenses, permits and other authorizations from the Chinese government for the construction, delivery and export from China of such Vessel or (iii) a total loss occurs with respect to a Vessel and (B) the Builders do not elect to continue performing under such Building Contract.

         Under the cross-default provisions of the Building Contracts, in the event a Building Contract is rescinded by an Owner or automatically terminated, the other Owners that have not accepted delivery of their Vessel will be deemed to have also rescinded their respective Building
Contracts.

         MANDATORY REDEMPTION OF THE NOTES AND THE REFUND AMOUNT

         In the event a Building Contract is rescinded or automatically terminated, the Issuer is required, under the terms of the Indentures, to redeem the Allocated Principal Amount of the Notes for the relevant Vessel and the Builders must, under such Building Contract, pay the Owner a scheduled amount (the "Refund Amount"). The Refund Amount together with the amounts held in the Pre-Funding Account and the Capitalized Interest Account with respect to such Building Contract are expected to be sufficient to pay the Rescission Amount calculated as of the date on which the Notes are scheduled for redemption.

         The Refund Amount is due and payable upon the delivery by an Owner to the Builders of its notice of rescission of a Building Contract or upon the automatic termination of the Building Contract, as the case may be. If the Builders delay the payment of the Refund Amount, interest (the "Refund Interest") will accrue on the Refund Amount at a rate of 10% per annum for each day of delay from and including the date on which the Owner's notice of rescission is delivered or on which the Building Contract is automatically terminated, as the case may be, until but not including the date on which Builder makes payment in full of the Refund Amount plus any Refund Interest.

         GAS TRIALS

         Prior to the Delivery Date, the Vessel's gas plant will be mechanically completed by the Builders and a running test of the equipment of the gas plant and a function test of its system utilizing either inert gas or dry air shall be made by the Builders. The tests will be repeated until the results are deemed by the Classification Society to be in conformity with the Building Contract and the Specifications.

         After the Delivery Date, the Owner shall, at its own cost and expense, carry out an additional gas trial in accordance with the trial program furnished by TGE. The gas trial is required to be made no later than 45 days after the Delivery Date subject to certain exceptions and shall be certified by the Classification Society. If the gas plant is not in conformity with the Building Contract and the Specifications, the Builders must remedy any such non-conformity to the satisfaction of the Owner, the Classification Society and any other relevant authority. If such non-conformity delays the use of a Vessel, the Owner's only contractual remedy is to receive payment of liquidated damages of up to $200,000 from the Builders, which payment is not supported by either the related Building Contract Guarantee or the Performance Bonds.

         WARRANTY OF QUALITY

         The Builders, for a period of 12 months following the Delivery Date of a Vessel, guarantee the Vessel, its hull and machinery and all parts and equipment thereof that are manufactured or furnished or supplied by the Builders and/or their sub-contractors under the Building Contract including material and equipment (excluding any parts for the Vessel which have been supplied by or on behalf of the Owner) against all defects which are due to defective materials, and/or poor workmanship or failure to construct in conformity with the Specifications.

BUILDING CONTRACT GUARANTEES AND PERFORMANCE BONDS

         The Export-Import Bank of China (the "Building Contract Guarantor" or "EXIM") has delivered an Irrevocable Letter of Guarantee with respect to each Vessel (collectively, the "Building Contract Guarantees") and an Irrevocable Performance Bond relating to all five Vessels (the "Builders Performance Bond"), each on behalf of the Builders, and Generale de Banque S.A. ("Generale" and, together with EXIM, the "Performance Bond Guarantors") has delivered an Irrevocable Performance Bond (the "TGE Performance Bond" and, together with the Builders Performance Bond, the "Performance Bonds"), on behalf of TGE, relating to all five Vessels. The Building Contract Guarantees and the Performance Bonds severally and in the aggregate unconditionally guarantee payment to the Owners of the Refund Amount and any Refund Interest. Each Building Contract Guarantee guarantees the payment to the relevant Owner of the portion of the Refund Amount relating to all installment payments that have been made on or prior to the date on which such Building Contract is rescinded by such Owner or automatically terminated. The Builders Performance Bond covers an aggregate amount of up to $32.5 million for all five Vessels and the TGE Performance Bond covers an aggregate amount of up to $16.2 million for all five Vessels. The availability of the TGE Performance Bond, however, is conditioned upon the payment by EXIM to the Owners of the maximum amount of $32.5 million guaranteed under the Builders Performance Bond.

         Pursuant to the terms and conditions of the Intercreditor Agreement, the Collateral Agent shall draw under the Performance Bonds an amount equal to the Rescission Amount (as defined) (calculated as of the date on which the Exchange Notes and the untendered Existing Notes, if any, are scheduled for redemption) less the sum of (i) the amounts held in the Pre-Funding Account and in the Capitalized Interest Account and (ii) the amount payable under the applicable Building Contract Guarantee or Guarantees, as the case may be.

         Each of the Building Contract Guarantees and the Performance Bonds became effective upon the payment of the first installment of the Purchase Price under the Building Contracts, which payment was made on the Original Closing Date with the net proceeds of the Offerings. Each Building Contract Guarantee will expire with respect to the related Building Contract upon the earliest of
(i) the receipt by the Owner of the amount guaranteed thereunder, (ii) the confirmation to the Building Contract Guarantor of acceptance of the related Vessel and (iii) May 1, 2001. Each of the Performance Bonds will expire upon the earliest of (i) the receipt by any of the Owners of any payment thereunder, (ii) the confirmation to the applicable Performance Bond Guarantor of the acceptance of all remaining Vessels and (iii) May 1, 2001.

         EXIM is owned by the government of the People's Republic of China and its long-term debt is rated A3 by Moody's Investor Service Inc. ("Moody's"). The long-term debt of Generale is rated A1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Inc. ("S&P") and Aa3 by Moody's.

MARKETING AND COMMERCIAL MANAGEMENT

         MARKETING STRATEGY

         The marketing strategy of the Owners is to build a portfolio of contracts of affreightment for petrochemical gas cargoes in order to maximize the revenue potential of the Vessels. The Owners intend to concentrate on transporting primarily petrochemical gases, particularly ethylene, and secondarily LPG. The Owners do not intend to transport ammonia cargoes but may pursue such employment as dictated by the overall market for gas transport. On or prior to the Original Closing Date, the Issuer, Holdings and each of the Owners have engaged the Manager to manage their daily commercial and technical operations pursuant to a management agreement (the "Management Agreement"), including providing administrative services, causing the compliance of the Owner's covenants in the Indentures and monitoring GEBAB's performance under the Technical Supervision Agreement, Technical Management Agreement and the Commercial Management Agreement. The Manager, through the expertise of its principal employees, is implementing and will implement the Owners' marketing strategy.

         The Manager believes that contracts of affreightment will offer the advantages of longer-term employment and the exploitation of the triangular trading capabilities of the Vessels. Triangular trading in this context refers to the ability of the Vessels to trade multiple cargoes on a trade route in which cargoes are discharged and new cargoes are loaded in a single geographic region. Such triangular trading can be distinguishable from the "A to B" trade characteristic of crude transport in which the vessel carries a cargo from the loading port to the discharge port and returns ballast to the loading port. The Manager may supplement the employment of the Vessels with spot charters and timecharters as opportunities arise in the market. The Manager does not intend to pursue bareboat charters with respect to the Vessels.

         The Manager is currently negotiating two contracts of affreightment for the employment of the Vessels in the ethylene and propylene trade. One contract would guarantee a minimum of 10 voyages and a maximum of 20 voyages per annum for a full cargo of propylene from the Americas to the Mediterranean Region. The second contract would ensure a minimum of 18 voyages and a maximum of 28 voyages per annum for a full cargo of ethylene from various loading ports to the Mediterranean Region. Each contract would be for a five-year period with freight rates for each voyage to be based on market rates. The Management of the Company believes that if consummated, these contracts could provide a base-load of continuous employment for the Vessels during the terms thereof. However, there can be no assurance that these contracts will be entered into.

         The Manager is implementing and will implement a marketing strategy on behalf of the Owners through the marketing efforts of its principal employees and through the Commercial Management Agreement with GEBAB. The Owners intend to supplement the marketing efforts of the Manager and GEBAB by maintaining a non-exclusive brokerage relationship with Xenon.

         The Company has preliminarily identified Chevron Products Company, Pequiven, Norsk Hydro, Enichem, PMI, Dow Chemicals, Mitsui USA, and Sunkyong America, Inc., among others, as potential customers in the petrochemical market. It has identified Exxon Chemical Company, Shell Chemicals, Texaco Chemical Company, Statoil, Yukong, Dow Chemicals and Mitsubishi International Corporation, among others, as potential customers in the LPG market. There is currently no contractual arrangement between the Company and any of these customers for the transportation of cargoes by the Vessels, and there can be no assurance that any of these potential customers will employ the Vessels upon their acceptance by the Owners under each Building Contract.

         COMMERCIAL MANAGEMENT AGREEMENT

         The Manager on behalf of the Owners is party to a Master Commercial Marketing and Services Agreement (the "Commercial Management Agreement"), dated as of February 28, 1997, with GEBAB whereunder GEBAB has agreed to commercially manage the Vessels. Upon the completion and delivery to the Owners of each Vessel, GEBAB will solicit cargo to be transported by such Vessels. GEBAB's responsibilities include the marketing of each Vessel, the preparation and negotiation of all contracts of affreightment or other types of charters for each Vessel, operation of all agreements entered into, including invoicing and accounting for and handling of employment-related expenses, calculation of demurrage and laytime expenses and the coordination of all claims with each Owner's P&I Clubs.

         GEBAB, through its affiliate MarLink, will arrange for all income earned with respect to each Vessel to be paid directly into a lock-box account (the Revenue Account) to be held by the Collateral Agent. Pursuant to the Commercial Management Agreement, a management fee of 2.0% of net revenues from operations received in a given Calendar Quarter (as defined) is payable quarterly by the Manager from the Operating Account (as defined) on the 16th day following the end of each calendar quarter which shall end on the last day of March, June, September and December (each, a "Calendar Quarter"). GEBAB, through its affiliate MarLink, will deliver a quarterly statement (a "Quarterly Statement") reflecting the net operating revenues of the Vessels received in the Revenue Account, all actual employment related expenses incurred duly supported by the relevant documents and vouchers, resulting net time charter earnings during the elapsed period, days employed as well as idle days and reasons therefor. Each Quarterly Statement shall be due within 15 days after the end of each Calendar Quarter. Each month, the Owners will be provided with an estimate of employment-related expenses. Actual expenses will be paid to the Collateral Agent upon the presentation of invoices therefor to the Manager from amounts held in the Operating Account.

         The term of the Commercial Management Agreement with respect to each Vessel shall be a period of three years commencing on the delivery to the related Owner of such Vessel, and the Commercial Management Agreement will continue after the end of the three-year term indefinitely until terminated by GEBAB or any Owner pursuant to the Commercial Management Agreement. The obligations of GEBAB under the Commercial Management Agreement will be assigned to MarLink by novation. As a condition to such novation, GEBAB shall deliver a guarantee.

OPERATIONS

         The Manager intends to implement the Owners' operating strategy by administering a technical management agreement between GEBAB and the Owners. GEBAB intends to assign its responsibilities under the technical management agreement to its affiliate Martime.

         TECHNICAL MANAGEMENT AGREEMENT

         GEBAB and the Manager on behalf of the Owners are parties to the Baltic and International Maritime Council (BIMCO) Standard Ship Management Agreement (the "Technical Management Agreement"), dated as of February 28, 1997, whereunder Holdings, as predecessor to the Owners, appointed GEBAB to act as technical manager of the Vessels. Pursuant to the Technical Management Agreement, GEBAB, through its affiliate Martime, will provide for and supervise the crew for each Vessel, supervise and maintain the technical management of each Vessel, arrange for all insurances for each Vessel, provide accounting services for each Vessel, arrange for the supply of provisions for each Vessel, including bunker fuel, and provide for the operation of each Vessel.

         GEBAB, through its affiliate Martime, will present an annual budget three months before the end of each calendar year. The projected budget for 1999, the first year a Vessel is expected to be delivered and become operational, is $190,000 per month, which amount is expected to be sufficient to cover crew cost and basic operating expenses (includes insurance cover, deck equipment, cargo plant, engine up-keep, luboils and chemicals, and provision for dry docking). Following the agreement on the operating budget for the Vessels, on the first Business Day of each month in such budgeted year, GEBAB, through its affiliate Martime, shall prepare and present to the Manager its estimate of the working capital requirement for each Vessel and shall request the Manager to disburse the funds required to run the Vessel against invoices presented by it. In addition, GEBAB, through its affiliate Martime, will present invoices representing occasional or extraordinary items of expense such as emergency repair costs, additional insurance premiums, bunkers or provisions.

         Pursuant to the Technical Management Agreement, a management fee of 2.0% of net operating revenues for the first six years of operation and 2.5% thereafter will be payable by the Manager from the Operating Account quarterly in advance on the first day of the calendar quarter based on a pre-approved budget (the "Budgeted Management Fee") submitted by GEBAB, through its affiliate Martime. The Budgeted Management Fee shall be adjusted quarterly in arrears for each Calendar Quarter and the difference between the actual management fee earned for a Calendar Quarter and the aggregate Budgeted Management Fee paid for such Calendar Quarter shall be reflected in the Budgeted Management Fee payable on the next day immediately following the end of any Calendar Quarter.

         The term of the Technical Management Agreement with respect to each Vessel shall be for a period of three years commencing on the delivery to each Owner of such Vessel, and the Technical Management Agreement will continue after the end of the three-year term indefinitely until termination by either GEBAB or any Owner pursuant to 90 days' written notice. The obligations of GEBAB under the Technical Management Agreement will be assigned to Martime by novation. As a condition to such novation, GEBAB shall deliver a guarantee.

INSPECTION

         CHEMICAL DISTRIBUTION INSTITUTE

         CDI was founded by the major participants in the liquid and gas transportation market and is controlled by the oil majors, including Exxon Chemical Company, Chevron Products Company, British Petroleum (BP) Chemicals, Shell Chemicals and Mobil Chemical Company. CDI has set common vessel inspection criteria for the safe transportation of hazardous cargo at sea, according to the standards of all individual member companies. CDI has also implemented standardized vessel inspections to replace the need for each particular member to inspect and rate each vessel on a regular basis. These inspections are generally more thorough and extensive than the inspections carried out by the individual members. CDI is fully-implemented in Europe and the Americas and is in the process of being implemented in Asia. The Company intends to fully meet all CDI code requirements and receive certification.

         INTERNATIONAL SAFETY MANAGEMENT

         ISM publishes a code (the "ISM Code") which sets forth standards applicable for internationally acceptable procedures in safe contemporary ship management. The ISM Code has been endorsed by the IMO and plays an important role in international ship management. Entities that do not obtain certification under the ISM Code have increasing difficulties in marketing their services. The certification under the ISM Code are carried out by classification societies acting as auditors and must be complied with by 1999. The provisions of ISO 9002 are not mandatory. The Company intends to fully meet all ISM Code requirements and receive certification.

ENVIRONMENTAL REGULATIONS

         The business and operations of the Company and any charterer of the Vessels are materially affected by governmental regulation in the form of international conventions and national, state, and local laws and regulations in force in the jurisdictions in which the Vessels operate, as well as in the country or countries of registration. Because such conventions, laws and regulations are often revised, and have become increasingly stringent, the Company cannot predict the ultimate costs of compliance with such revised conventions, laws and regulations or the impact thereof on the resale price or useful life of the Vessels.

         COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980 ("CERCLA")

         CERCLA was enacted to respond to environmental contamination caused by the release of hazardous substances from facilities and vessels. CERCLA provides that an owner, operator or demise charterer of a vessel, from which there is a release or threatened release of certain defined hazardous substances, not including crude oil or its fractions, is liable for the following: (i) removal costs or remedial action taken by the United States or a local government; (ii) other necessary costs of response incurred by any other person consistent with the National Contingency Plan (the primary guidance document for CERCLA response actions); (iii) damages for injury to, destruction of, or loss of natural resources, including the cost of assessing such injury, destruction, or loss; and (iv) the costs of any health assessment or studies permitted under CERCLA. Since the Vessels may carry substances as cargo which are hazardous substances under CERCLA, a discharge or threat of discharge of such cargo could result in CERCLA liability and have a materially adverse effect on the Owners and the operation of the Vessels.

         Total liability under CERCLA for each release from a vessel is limited to the greater of $300 per gross tonne or $5,000,000 for vessels that carry hazardous substances as cargoes. However, these limits will not apply if: (i) the release or threat of release of a hazardous substance was the result of willful misconduct or willful negligence within the privity or knowledge of an owner or operator, or the primary cause or the release was a violation of applicable safety, construction or operating standards or regulations; or (ii) the owner or operator fails or refuses to provide all reasonable cooperation and assistance requested by a responsible public official in connection with response activities. In addition, a responsible party under CERCLA could face punitive damages equal to three times the government's cost of response and remediation if the responsible party fails, without sufficient cause, to undertake a removal or remediation action ordered by the government.

         CERCLA requires that owners and operators of vessels establish and maintain with the Coast Guard evidence of insurance or of qualification as a self-insurer or other evidence of financial responsibility sufficient to meet their potential strict liability limit under CERCLA. The Coast Guard adopted the Final Rule, which requires evidence of financial responsibility equal to the aggregate of the CERCLA strict liability limit and the OPA 90 liability limit demonstrated by insurance, surety bond, self-insurance or guarantee. Without such certificates, vessels are prohibited from trading to United States ports or in United States waters. The Owners have agreed to furnish evidence of financial responsibility with respect to the Vessels to the Coast Guard as required by the Final Rule. Certain newly-formed insurance companies, which have been deemed acceptable guarantors by the Coast Guard, have furnished the guarantees pursuant to the Final Rule.

         The Final Rule may also be satisfied by evidence of a surety bond or guarantee. However, the financial credit of some owners and operators may make the furnishing of surety bonds or guarantees economically infeasible. Additionally, vessel owners and operators may give evidence of self-insurance to satisfy the Coast Guard's regulations. Under these provisions, the shipowner or operator must have net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that each exceed the applicable amount of financial responsibility. If the Owners of the Vessels fail to comply with the Final Rule, it would have a material adverse effect on the Owners and holders of the Securities.

         OIL POLLUTION ACT OF 1990

         OPA 90 imposes liability on responsible parties, as defined by OPA 90, for clean-up expenses and damages caused by oil spills. Such responsible parties could include owners, operators and demise charterers of vessels. OPA 90 applies to all vessels that trade in the United States or its territories or possessions or operate in United States waters, even if such vessels do not carry oil as cargo, as is the case with the Vessels.

         Liability imposed under OPA 90 is joint and several for all spill containment expenses, clean-up costs, and other damages arising from actual and threatened oil spills from their vessels. Such a spill could include the discharge of bunkers from the Vessels. Subject to statutory qualifications, a sole fault third party may be also be a responsible party under OPA 90. For example, a Vessel could cause another vessel to suffer a discharge of oil. Other damages recoverable under OPA 90 include: (i) natural resource damages and the costs of assessment thereof; (ii) real and personal property damage; (iii) net loss of taxes, royalties, rent, fees, and other lost government revenues; (iv) lost profits or impairment of earning capacity due to property or natural resource damage; (v) net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards; and (vi) loss of subsistence use of natural resources.

         A responsible party's limit of liability under OPA 90 is the greater of $1,200 per gross tonne of the discharging vessel or $10 million per vessel (subject to possible adjustment for inflation); however, this limit would not apply if the incident were proximately caused by violation of applicable United States federal safety, construction or operating regulations or by the responsible party's gross negligence or willful misconduct, or if the responsible party fails or refuses to report an incident which the responsible party knows or has reason to know of, or to provide all reasonable cooperation and assistance requested by a responsible official in connection with oil removal activities. OPA 90 does not by its terms impose liability on lenders or the holders of mortgages on vessels; however, there is no specific exclusion for such entities under OPA 90. In addition, if the Collateral Agent or any holder of the Notes participates so substantially in the overall management of the Vessels so as to be considered their "operator" or exercises remedies and becomes an "owner" or "operator" or "demise charterer" of a Vessel following a Mortgage Event of Default, such persons or entities may be subject to liability under OPA 90. A catastrophic spill could exceed the liability limits of any insurance coverage available, in which event there could be a material adverse effect on the owner and the operator of the vessel involved in the spill.

         OPA 90, like CERCLA, requires owners and operators of all vessels, whether or not such vessels carry oil as cargo, to establish and maintain with the Coast Guard evidence of insurance or of qualification as a self-insurer or other evidence of financial responsibility sufficient to meet their potential strict liability limit under OPA 90. Owners or operators of tankers operating in United States waters must file vessel response plans with the Coast Guard, and their tankers must operate in compliance with their Coast Guard approved plans. Such response plans must, among other things (i) identify and ensure, through contract or other approved means, the availability of necessary private response resources to respond to a "worst case" discharge; (ii) describe crew training and drills; (iii) identify a qualified individual with full authority to implement removal actions; and (iv) describe mitigation and response actions. The Owners will ensure that the Vessels have response plans approved by the Coast Guard.

         OPA 90 specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and many states have enacted legislation providing for unlimited liability for oil spills. In some cases, states which have enacted such legislation have not yet issued implementing regulations defining tanker owners' responsibilities under these laws. Additionally, under OPA 90 the liability of responsible parties, United States or foreign, with regard to oil pollution damage in the United States is not preempted by any international convention.

         OPA 90 expressly provides that individual states are entitled to enforce their own pollution liability laws, even if inconsistent with or imposing greater liability than OPA 90. There is no uniform scheme among the states. Some states have OPA 90-like schemes for limiting liability to various amounts, other states rely on fault-based remedies under common law, while still other states impose strict and unlimited liability on an owner or operator. In addition, some states also have established their own requirements for financial responsibility. Compliance with and violation of such state regulations, and the liabilities imposed thereunder, may have a material adverse effect on the business and the operations of the Owners and any charterer of the Vessels.

         INTERNATIONAL MARITIME ORGANIZATION

         The IMO, an agency organized in 1958 by the United Nations in which over 100 national governments are members, provides international regulations and practices affecting shipping and international trade and encourages the adoption of standards of safety and navigation. During the last 35 years, the IMO has initiated over 700 resolutions and 30 major conventions and protocols. All IMO agreements must be ratified by the individual government constituents.

         In May 1996, the IMO adopted a draft International Convention on Liability and Compensation for Damage in Connection with the Carriage of Hazardous and Noxious Substances by Sea (the "HNS Convention"). The HNS Convention is open for signature until October 1, 1997.
It is unknown at this time which countries, if any, will become signatories to the HNS Convention. The HNS Convention establishes a uniform international legal regime to ensure prompt and adequate compensation to victims of spills and release of hazardous and noxious substances ("HNS") from vessels. HNS are defined broadly by reference to various IMO codes and lists and include approximately 6,000 bulk and packaged substances.

         Damages recoverable under the HNS Convention include personal injury and death, property damage outside the ship, environmental damage, and preventive measures. The HNS Convention excludes damage for oil that is covered by the CLC, as defined below. There are two tiers of liability under the HNS Convention. Tier one is strict shipowner liability that must be guaranteed by compulsory insurance or some other financial guarantee. Limits of liability under the first tier are based on tonnage: for (i) vessels less than 2,000 gross tonnes, the limit of liability is 10 million Special Drawing Rights ("SDRs"). An SDR is defined by the International Monetary Fund on the basis of a basket of currencies. The exchange rate in effect on June 30, 1997 for the dollar equivalent of the SDR was approximately 1.39; (ii) vessels greater than 2,000 gross tonnes but less than 50,000 gross tonnes have an additional limit of 1,500 SDRs per tonne above 2,000; and (iii) vessels with a gross tonnage in excess of 50,000 will have a limit of an additional 360 SDRs per tonne up to a maximum of 100 million SDRs (E.G., at $1.39 per SDR, a 100,000 gross tonne vessel would have a limit of liability under the HNS Convention of approximately $139,000,000). The second tier of liability under the HNS Convention is an international fund (the "HNS Fund"), which will pay compensation for damages that exceed the vessel owner's liability limit or if the vessel owner is not liable or is otherwise unable to meet its first tier liability obligations. Total liability under the first and second tiers is limited to 250 million SDRs. A vessel owner loses its right to limit liability under the HNS Convention if it is proved that the damage resulted from the personal act or omission of the owner, committed with the intent to cause such damage, or recklessly and with knowledge that such damage would probably result.

         The HNS Fund will be composed of several accounts. There will be a separate account for (i) liquified natural gas ("LNG"); (ii) LPG; and (iii) oil. These industries will contribute to the HNS Fund by receivers and importers of HNS in a contracting state (with the exception of the LNG account). In the case of LNG industry, the cargo titleholder will pay contributions to the LNG account immediately prior to discharge in a contracting state. Collections and payments from contributors will be managed by the HNS Fund, and contributors will be invoiced annually. The amount of the levy will be determined primarily by the claims submitted to the HNS Fund the preceding year and the volume of HNS the contributor imported. Initial contributions will also be required to capitalize the HNS Fund and cover administrative costs. In addition to the special HNS Fund accounts, there will be a general account to provide compensation for damage from any HNS not falling within the HNS separate accounts.

         Outside the United States, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969 ("CLC"), as amended by the 1992 Protocol, which entered into force May 30, 1996. Under the CLC, an oil tanker's registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by a discharge of oil, subject to certain defenses and limits. The current limit for a ship not exceeding 5,000 gross tonnes is 3.0 million SDRs and, for each additional tonne on a larger vessel, an additional 420 SDRs, up to a maximum of 59.7 million SDRs (E.G., at $1.39 per SDR, the maximum liability is approximately $83 million). Vessels trading to contracting states must establish evidence of insurance covering the limit of liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC. On March 6, 1992, the IMO adopted regulations which set forth new and upgraded requirements for pollution prevention for tankers. These regulations went into effect on July 6, 1995. Each Vessel will be required to comply with such IMO regulations.

         The IMO continues to review and introduce new regulations on a regular basis. It is impossible to predict what additional regulations, if any, may be passed by the IMO, whether those regulations will be adopted by member countries and what effect, if any, such regulations might have on the operation of the Vessels.

THE COMPANY AND THE MANAGER

         Holdings is an Isle of Man public limited company which beneficially owns 100% of the Issuer. The Issuer is an Isle of Man public limited company that has been recently organized solely for the purpose of issuing the Notes, lending the net proceeds thereof to the Owners and entering into and performing its obligations under the Letter of Credit Reimbursement Agreement. The Issuer owns 100% of each Owner. Each of the Owners has been recently organized as an Isle of Man private limited company. The Manager, an affiliate of CGTC through common ownership, is an Isle of Man private limited company, 50% of which is owned by Cambridge Holdings, L.L.C.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         THE MANAGER

         The following table sets forth the name, age and principal position with the Manager of each of its executive officers and directors:


NAME                            AGE                   POSITION WITH THE MANAGER

Bjorn Q. Aaserod.............    40    Director and Chairman
Richard M. Klapow............    39    Director and Chief Financial Officer
John F. DeSantis.............    58    Director
Rolf Hansen..................    57    Director
Kenneth L. Columbia..........    39    Vice President, Operations and Secretary

         All directors and executive officers of the Manager were appointed in July 1997. Each director will serve until he resigns or is removed by a resolution of the Shareholders. Officers are appointed by the Board of Directors and will serve until they resign or are removed by the Board of Directors.

         BJORN Q. AASEROD has broad experience in the shipping, finance and industrial sectors. Mr. Aaserod joined Cambridge in 1995. Prior to that he acted as a consultant to major investment banking firms. Among his other positions, he has been chairman and chief executive officer of publicly-quoted MG Industries and has held several directorships in other public corporations. Mr. Aaserod has close relationships with the major oil companies, first-class shippers and Far Eastern shipyards.

         RICHARD M. KLAPOW has extensive experience in the shipping and investment banking industries. Mr. Klapow joined Cambridge after serving as vice president of finance for Overseas Shipholding Group, Inc., a major international owner and operator of oil tankers and dry bulk vessels. Mr. Klapow's investment banking experience includes positions with Citibank, N.A. and Salomon Brothers Inc. Mr. Klapow has been associated with Cambridge since January 1996. From September 1990 to September 1995 he held senior positions with Overseas Shipholding Group, Inc.

         JOHN F. DESANTIS has broad experience in the shipping industry. Mr. DeSantis is currently the Chief Executive Officer and Chairman of the Board of Directors of McQuilling Brokerage Partners, Inc., a leading international ship brokerage firm based in New York and is the Chairman of the Board of Directors of the "Worldscale Association" (NYC), whose freight scale is universally used in the tanker industry. Mr. DeSantis has been a broker with McQuilling Brokerage Partners, Inc.

for over twenty years. Mr. DeSantis is also a former President of the Association of Ship Brokers and Agents (USA), Inc.

         ROLF HANSEN has extensive experience in the gas industry. Mr. Hansen has been the Terminal Manager of the Antwerp Gas Terminal since 1983 and has been the Panel Chairman of the Society
International Gas Tanker and Terminal Operators since 1988.

         KENNETH L. COLUMBIA has a background as a tanker broker trading gases, petrochemicals, and other products, and as a vessel operations specialist with tankers, gas carriers and dry cargo vessels.
Mr. Columbia has 20 years experience in transportation-related positions and extensive administrative and managerial experience in shipping. Mr. Columbia's prior positions include working at Xenon Shipping AS; JLM Industries, Inc.; Nederkoorn (USA) Inc.; and Colonial Marine
Inc.

         GEBAB

         The following table sets forth the name, age and principal position with GEBAB of each of its executive officers and directors:


NAME                                            AGE    POSITION WITH THE COMPANY
----                                            ---    -------------------------
Stefan-Mathias Pahl.........................    38     Director
D. Jeffrey Phillips.........................    44     Director

         STEFAN-MATHIAS PAHL has worked with various shipping companies. In 1986, Mr. Pahl joined the shipbroker, Interfrete Afretamentos Ltda., in Brazil as managing director and shareholder. In 1990, Mr. Pahl joined Tankreederei Ahrenkiel GmbH, Hamburg as managing director in charge of all tanker activities. At Ahrenkiel, Mr. Pahl arranged a pool of 15 gas carriers ranging from approximately 4,000 to 8,000 cbm that was managed by GasChem. GEBAB is a major shareholder of GasChem.

         D. JEFFREY PHILLIPS has twenty-one years of marine management experience in Europe, Canada, the United States and Asia. He spent two years as managing director of Ahrenkiel Shipping (HK) Ltd., responsible for the technical and commercial management and newbuilding of 18 vessels. Between 1969 and 1981, Mr. Phillips worked for various companies including Turnbull Scott Shipping Company, Ltd., United States Lines, London, Furness Withy Chartering Limited, London, and Van Ommeren B.V., London. From 1981 to 1990 Mr. Phillips worked as general manager for Canadian Pacific Ships. In 1990 he became vice president at Turecamo Maritime.

         HOLDINGS

         Holdings has no and will have no employees involved in the management of the Vessels. The following table sets forth the name, age and principal position with Holdings of each of its executive officers and directors:


NAME                               AGE                   POSITION WITH HOLDINGS
----                               ---                   ----------------------
Richard M. Klapow...............   39     Director and President
David M. Moore..................   36     Director, Vice President and Treasurer

Edward Cain.....................   29     Director
Joseph Avantario................   31     Director and Assistant Secretary
Andrew Baker....................   38     Secretary

         The directors and executive officers of Holdings were appointed in May and July 1997. Officers are appointed by the Board of Directors and will serve until they resign or are removed by the Board of Directors.

         THE ISSUER

         The Issuer has no and will have no employees involved in the management of the Vessels. The following table sets forth the name, age and principal position with the Issuer of each of its executive officers and directors:


NAME                               AGE                POSITION WITH THE ISSUER
----                               ---                ------------------------
Richard M. Klapow...............   39     Director and President
David M. Moore..................   36     Director, Vice President and Treasurer
Edward Cain.....................   29     Director
Joseph Avantario................   31     Director and Assistant Secretary
Andrew Baker....................   38     Secretary

         All directors and executive officers of the Issuer were appointed in July 1997. Officers are appointed by the Board of Directors and will serve until they resign or are removed by the Board of Directors.

         THE OWNERS

         No Owner has or will have any employees involved in the management of the Vessels. The following table sets forth the name, age and principal position with each Owner of each of its executive officers and directors:


NAME                               AGE            POSITION WITH THE OWNERS
----                               ---            ------------------------
Richard M. Klapow...............    39    Director and President
David M. Moore..................    36    Director, Vice President and Treasurer
Edward Cain.....................    29    Director
Joseph Avantario................    31    Director and Assistant Secretary
Andrew Baker....................    38    Secretary

         All directors and executive officers of the Owners were appointed in July 1997. Officers are appointed by the Board of Directors and will serve until they resign or are removed by the Board of Directors.

         JOSEPH AVANTARIO is a comptroller with Cambridge Holdings, L.L.C., New York. He has been comptroller with Cambridge Partners, L.L.C. since April of 1995. From May 1992 to April 1995 he was with Credit Suisse First Boston, first as a staff auditor and then as a trader of municipal reinvestment.

         DAVID M. MOORE is a member of Cambridge Holdings, L.L.C., New York. He has been associated with Cambridge Partners, L.L.C. since 1995. Prior to that he was an investment banker with Credit Suisse First Boston since 1991.

         ANDREW BAKER is an English solicitor with Cains, Isle of Man, who are legal advisers to Holdings, the Issuer and the Owners and as such are entitled to charge for professional advice and services. He has been a solicitor with Cains since March 1994. Prior to that he was a partner with the law firm Pennington's since 1987.

         EDWARD CAIN is an English and Hong Kong solicitor with Cains, Isle of Man, who are legal advisors to Holdings, the Issuer and the Owners and as such are entitled to charge for professional advice and services. He has been a solicitor with Cains since December 1996. Prior to that he was a solicitor with the law firm Simmons & Simmons since 1992.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

         The executive officers and directors of the Company have not entered into any arrangement to receive compensation for services rendered in their respective capacities.

                             PRINCIPAL SHAREHOLDERS

         All issued and outstanding capital stock of the Issuer is beneficially owned by Holdings. The following table sets forth information as of the date hereof, concerning the beneficial ownership of Holdings Common Stock by (i) the only persons known by Holdings' management to own beneficially more than 5% of the outstanding shares of Holdings Common Stock, (ii) each of Holdings' directors and executive officers, and (iii) all directors and executive officers of Holdings as a group. The Shareholders will obtain equity interests in Holdings through the Equity Financing, which will be consummated concurrently with the closing of the Offerings.


                                                                                                         Percent of
                                                                                       Number of           COMMON
NAME OF BENEFICIAL OWNER                                                                 SHARES           STOCK(A)
------------------------                                                                 ------           --------

Cambridge Gas Transport Corporation.............................................      1,200,000             60.0%
GEBAB...........................................................................        200,000             10.0
Arctic Gas S.A..................................................................        200,000             10.0
Tractebel Gas Engineering GmbH..................................................        200,000             10.0
Xenon Shipping Inc. ............................................................        200,000             10.0
All executive officers and directors as a group (5 persons).....................             --               --

------

(a) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment power with respect to all Holdings Common Stock (being ordinary shares) shown as beneficially owned by them.


THE EQUITY FINANCING

         On the Original Closing Date, the following occurred:

         (a) CGTC was issued 1,000,000 shares of Holdings Common Stock in exchange for acting as arranger for the Company and 200,000 shares of Holdings Common Stock in exchange for management services to be performed by the Manager as agent of CGTC prior to the Delivery Date of each Vessel pursuant to the Management Agreement. The services to be performed by the Manager as agent of CGTC were treated by Holdings as an equity contribution with a cost basis of $3.0 million, and will be recognized for financial reporting purposes as such future services are provided. On June 12, 1997, CGTC made a cash contribution to Holdings of $10,000.

         (b) Arctic was issued 200,000 shares of Holdings Common Stock in exchange for Vessel design services contributed. The design services of Arctic was accounted for by Holdings as an equity contribution with a cost basis of $10.0 million.

         (c) GEBAB was issued 200,000 shares of Holdings Common Stock in exchange for services contributed during the pre-delivery period pursuant to the Technical Supervision Agreement and for services contributed during the first six years of operation under the Technical Management Agreement. The supervision services to be performed by GEBAB was accounted for by Holdings as an equity contribution with a cost basis of $4.0 million. For financial reporting purposes, $1.0 million of this amount was recognized on the Original Closing Date reflecting services provided prior to such date, and the remaining $3.0 million was recognized as future services are provided during the pre-delivery period. The technical management services was contributed in the form of reduced compensation for those services during the first six years of operation of the Vessels as set forth under the Technical Management Agreement.

         (d) Xenon Shipping was issued 200,000 shares of Holdings Common Stock in exchange for a cash contribution in the amount of $9.3 million, which represents an amount equal to the brokerage commission owed by the Builders to Xenon Shipping. See "CERTAIN
TRANSACTIONS--SHAREHOLDERS."

         (e) TGE was issued 200,000 shares of Holdings Common Stock in exchange for a cash contribution in the amount of $10.0 million and the payment by TGE to acquire the TGE Performance Bond. The cost to TGE of acquiring the TGE Performance Bond was accounted for by Holdings as an equity contribution with a cost basis of $650,000. On the Original Closing Date, TGE delivered $10.0 million in cash for deposit by the Collateral Agent into the Pre-Funding Account and directed Generale to deliver the TGE Performance Bond to the Collateral Agent, as assignee of the Owners.

         The value assigned to the components of the Equity Financing may not accurately reflect the true value thereof for the purpose of valuing Holdings.

         The Designated Owners (as defined) have agreed not to dispose of their respective stock in Holdings if any Notes are outstanding; PROVIDED that such Designated Owners may sell a portion of their respective stock, if after such sale, the stock held by such Designated Owners, either directly or indirectly, represents more than 50% of the total voting power of the Voting Stock (as defined) of Holdings and more than 50% of the equity interests in Holdings.

STOCKHOLDERS AGREEMENT

         Holdings and its stockholders of record are parties to a Stockholders Agreement, dated as of August 1, 1997, which contains various restrictions on the transfer of stock owned by the stockholders. CGTC has a right of first refusal to purchase any shares which one or more of the other stockholders propose to sell. The agreement provides that certain stockholders continue to hold a specified minimum number of shares for a certain period of time. Except to an affiliate of TGE, TGE has agreed not to dispose of its stock in Holdings prior to the expiration of the warranty period of the last Vessel to be delivered. The stockholders have the right, in the event CGTC sells all or any portion of its stock, to require CGTC to purchase an amount of stock from each such other stockholder which is equal to that fraction (expressed as a percentage, the numerator of which is the number of shares owned by such other stockholder and the denominator of which is the aggregate number of shares owned by all shareholders) of the shares of stock owned by such other stockholder, times the number of shares of stock sold by CGTC. The agreement contains provisions which prevent the Designated Owners from reducing their aggregate interest in Holdings to less than a majority interest.

                              CERTAIN TRANSACTIONS

THE MANAGER

         Each of the Owners has entered into the Management Agreement whereby the Manager will manage each Owner's commercial and technical operations, including providing administrative services, causing the compliance of the Owners' covenants in the Indentures and monitoring GEBAB's performance under the Technical Supervision Agreement, Technical Management Agreement and Commercial Management Agreement. The Manager will receive a fee of $30,000 per annum for each Vessel prior to the Delivery Date for such Vessel and $120,000 per Vessel per annum from and after the Delivery Date for such Vessel. Prior to the Delivery Date for the first Vessel, the Manager will be responsible for the payment of the fees and expenses of the Trustees and the Collateral Agent. See "BUSINESS--MARKETING AND COMMERCIAL MANAGEMENT." In addition, the Manager, as agent of CGTC, will oversee during the pre-delivery period all aspects of the Vessels' construction on behalf of the Owners. The cost of these services, which will be $4.0 million, will be contributed to Holdings as and when performed.

GEBAB

         On or before the Original Closing Date, Holdings assigned to the Manager, acting on behalf of each Owner, the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement. Pursuant to the Technical Supervision Agreement, GEBAB (through Martime) will supervise the construction of the Vessels. See "BUSINESS--CONSTRUCTION PERIOD--TECHNICAL SUPERVISION AGREEMENT." Under the Technical Management Agreement, GEBAB (through Martime) will provide and supervise the crew for each Vessel, supervise and maintain the technical management of each Vessel, arrange for all insurances for each Vessel, provide accounting services for each Vessel, arrange for the supply of provisions for each Vessel, including bunker fuel and provide for the operation of each Vessel. See "BUSINESS--MARKETING AND COMMERCIAL MANAGEMENT--COMMERCIAL MANAGEMENT AGREEMENT" and "--OPERATIONS--TECHNICAL MANAGEMENT AGREEMENT." Pursuant to the Commercial Management Agreement, GEBAB (through MarLink) will advertise and promote each Vessel, engage each Vessel in the preparation and negotiation of all contracts of affreightment and/or charters for each vessel, administer all agreements, calculating demurrage and laytime expenses and coordinating claims with the P&I clubs. See "BUSINESS--MARKETING AND COMMERCIAL MANAGEMENT AGREEMENT--COMMERCIAL MANAGEMENT AGREEMENT."

SHAREHOLDERS

         On the Original Closing Date, (i) GEBAB received $1.0 million to market the Vessels during the construction period thereof, (ii) Xenon Shipping received $1.0 million to market the Vessels during the construction period thereof and
(iii) Xenon Shipping received a brokerage commission from the Builders in the amount of $9.3 million; and on September 1, 1997, TGE received the second installment of the Purchase Price in the amount of $2.4 million per Vessel payable under the Building Contracts.

UK LEASE

         As a component of a UK Lease (as defined), the Owners (or lessees under full payout leases) may enter into either hire purchase agreements (each, an "HPA") or conditional sale contracts (each, a "CSC") with UK Lessors (as defined) under which such UK Lessors will initially pay an amount equal to substantially all of the Purchase Price for each of the related Vessels and which grants such UK Lessors a right of possession in respect of such Vessels. Each HPA or CSC will provide that the related Owner will (unless the related UK Lessor fails to exercise its option in the case of an HPA or otherwise elects in the case of CSC) pass title to the related Vessel to the related UK Lessor after the passage of an agreed upon period of time after the delivery of such Vessel or following any early termination of the related Bareboat Lease (as defined) at which time the nominal remainder of the Purchase Price for such Vessel will be paid. Other than as described above, a UK Lessor will have no right to acquire title to the related Vessel.

         Each UK Lessor will be required to acknowledge the rights of the Collateral Agent to the related Vessel and any income and proceeds therefrom as provided in the related Mortgage and in the Intercreditor Agreement or otherwise agree to respect such rights (pursuant to an inter-creditor or co-ordination agreement). The Owners and the Collateral Agent will acknowledge to the related UK Lessors that they will (i) not vary provisions of the related Mortgages relating to certain rights as to the disposition of insurance proceeds and (ii) give such UK Lessors notice of any defaults under such Mortgages and the right to cure such defaults, PROVIDED that such rights of cure will not be available if the related Owners are subject to bankruptcy or insolvency proceedings and will be available for only a single period of 90 days.

         As a further component of a UK Lease, each UK Lessor will in turn lease the related Vessel back to the related Owner under a separate, full payout bareboat lease (each, a "Bareboat Lease") for such Vessel. It is anticipated that each Owner will pay to a subsidiary of another major UK Bank (each, a "Defeasance Bank") a sum of money, and that such Defeasance Bank will, in consideration of such payment, assume, up to certain limits of liability, the payment obligations of such Owner under the related Bareboat Lease. To the extent such payment obligations under a Bareboat Lease are assumed by such Defeasance Bank, the related Owner will be released from those obligations; PROVIDED, HOWEVER, that each Owner will remain liable under its Bareboat Lease for payment obligations in excess of the obligations thus defeased.

         It is anticipated that the Vessels will be chartered by the Owners to a shipping company or a subsidiary of Holdings pursuant to either bareboat or time charters. It is a requirement of the UK tax legislation that while the Vessels are leased by UK Lessors such leasing arrangements must continue for a period of 10 years and each lessee must be a company which (i) is liable for UK corporate tax in respect of its profits from the related Vessel and (ii) uses such Vessel for the purposes of that company's non-leasing trade or charters such Vessel in such manner as to satisfy the UK legislation relating to the availability of depreciation allowances for the UK Lessors.

         As a precondition to any Owner entering into a UK Lease, any nationally recognized statistical rating agency then rating the Notes (the "Rating Agencies"), must confirm to the Trustees in writing that entering into such UK Lease will not result in a ratings decline with respect to the Notes.

                        DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

         The First Priority Exchange Notes will be issued, and the Existing First Priority Notes were issued, pursuant to an Indenture, dated as of August 1, 1997 (the "First Priority Indenture"), among the Issuer, the Owners and United States Trust Company of New York, as First Priority Trustee. The Second Priority Exchange Notes will be issued, and the Existing Second Priority Notes were issued, pursuant to an Indenture, dated as of August 1, 1997 (the "Second Priority"), among the Issuer, the Owners and The Chase Manhattan Bank, as Second Priority Trustee. The First Priority Indenture and the Second Priority Indenture are collectively referred to herein as the "Indentures," and the First Priority Trustee and the Second Priority Trustee are collectively referred to herein as the "Trustees." The Issuer, the Owners, Holdings, the Trustees, the Letter of Credit Issuer and United States Trust Company of New York, as Collateral Agent, are all parties to a Collateral Agency and Intercreditor Agreement, dated as of August 1, 1997 (the "Intercreditor Agreement"). Copies of the Indentures, the Intercreditor Agreement and the other Security Agreements (as defined) will be available as set forth herein under "Available Information." The following summary of certain provisions of the Notes, the Indentures and the Security Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Notes, the Indentures and the Security Agreements, including the definitions of certain terms used therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended.

EXCHANGE

         The Exchange Notes have been registered under the Securities Act and, accordingly, will not be subject to certain restrictions on transfer applicable to the Existing Notes. Except (i) as provided in the previous sentence and (ii) that the Existing Notes are entitled to the benefit of the Registration Rights Agreement, the First Priority Exchange Notes have terms and conditions identical in all material respects to those of the Existing First Priority Notes, and the Second Priority Exchange Notes have terms and conditions identical in all material respects to those of the Existing Second Priority Notes. Accordingly, unless specifically stated to the contrary, the following description of the Exchange Notes applies equally to the Existing Notes and the Exchange Notes, and the First Priority Exchange Notes and the Existing First Priority Notes will be treated as one series for purposes of the First Priority Indenture, and the Second Priority Exchange Notes and the Existing Second Priority Notes will be treated as one series for purposes of the Second Priority Indenture. The statements under this section relating to the Existing Notes, the Exchange Notes and the Indentures are summaries of the material terms, but do not purport to be a complete description, of the Indentures, the Existing Notes or the Exchange Notes.

TERMS OF THE EXCHANGE NOTES

         Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal, and (to the extent permitted by law) on overdue installments of interest will accrue at 1% per annum in excess of the stated rate for each series of Notes. The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the applicable Registrar (as defined). Initially, the applicable Trustee will act as paying agent and registrar with respect to the Exchange Notes of a series.

         FIRST PRIORITY EXCHANGE NOTES

         The First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, will be secured obligations of the Issuer, limited to an aggregate principal amount of $217.0 million and will mature on June 30, 2007. The First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, are guaranteed jointly and severally by the Owners. See "--GUARANTEES." The First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, and the Guarantees will be secured by the Collateral and will have the benefit of the Letter of Credit. The Issuer's reimbursement obligation in respect of the Letter of Credit and the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, will also be secured by the Collateral. The Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, will also have the benefit of the Letter of Credit under certain circumstances. See "--SECURITY."

         The First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, will bear interest at a rate of 10 1/2% per annum from the Original Closing Date until the principal thereof is paid or made available for payment. Such interest will be payable semi-annually on June 30 and December 31 of each year, commencing December 31, 1997, to the person in whose name the relevant First Priority Exchange Note or the untendered Existing First Priority Note, if any, is registered at the close of business on the preceding June 15 or December 15, as the case may be.

         SECOND PRIORITY EXCHANGE NOTES

         The Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, will be secured obligations of the Issuer, limited to an aggregate principal amount of $87.0 million (plus up to $20.9 million of additional Second Priority Notes that may be issued in lieu of paying cash interest as described below) and will mature on June 30, 2007. The Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, are guaranteed jointly and severally by the Owners. See "--GUARANTEES." The Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, and the Guarantees will be secured by the Collateral and, under certain circumstances, the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, will have the benefit of the Letter of Credit. See "--SECURITY."

         The Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, will bear interest at a rate of 12% per annum from the Original Closing Date until the principal thereof is paid or made available for payment. Such interest will be payable in cash semi-annually on June 30 and December 31 of each year, commencing December 31, 1997, to the person in whose name the relevant Second Priority Exchange Note or the untendered Existing Second Priority Notes, if any, is registered at the close of business on the preceding June 15 or December 15, as the case may be; PROVIDED, HOWEVER, that at the election of the Issuer, on any Interest Payment Date following the delivery of the first Vessel if cash available for distribution in the Revenue Account (as defined) to the Holders on such date is insufficient to pay all accrued and unpaid interest on the Second

Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, such interest may be paid through the issuance to the Holders of the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, by the Issuer of additional Second Priority Exchange Notes having an aggregate principal amount equal to the deficiency in such available cash; PROVIDED FURTHER, HOWEVER, that the Issuer may not issue more than $20.9 million in aggregate principal amount of such additional Second Priority Exchange Notes.

REDEMPTIONS

         OPTIONAL REDEMPTION

         Except as set forth below, the Exchange Notes are not redeemable at the option of the Issuer prior to June 30, 2002. On and after such date, the First Priority Exchange Notes and the Second Priority Exchange Notes may be redeemed at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the redemption prices set forth in the table below (expressed as a percentage of the principal amount thereof), plus accrued and unpaid interest to the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date):


IF REDEEMED DURING THE 12-MONTH PERIOD                                                      REDEMPTION PRICE
COMMENCING ON JUNE 30 OF THE YEARS SET FORTH                                   FIRST PRIORITY EXCHANGE   SECOND PRIORITY
BELOW:                                                                                 NOTES             EXCHANGE NOTES
------                                                                                 -----             --------------
2002.................................................................                  105.75%              106.00%
2003.................................................................                  103.50               104.00
2004.................................................................                  101.75               102.00
2005 and thereafter..................................................                  100.00               100.00

         In addition, at any time and from time to time prior to June 30, 2000, the Issuer may redeem in the aggregate up to 35% of the original principal amount of each series of Notes, on a PRO RATA basis, with the proceeds of one or more Public Equity Offerings (with the cash proceeds thereof to the extent actually contributed to the Issuer) following which there exists a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.5% (in the case of the First Priority Exchange Notes) and 112% (in the case of the Second Priority Exchange Notes), plus in each case accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that at least $100 million aggregate principal amount of First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, and $45 million aggregate principal amount of Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, must remain outstanding after each such redemption.

         Other than as set forth in the previous paragraph, the First Priority Indenture will prohibit the Issuer from redeeming at the option of the Issuer any Second Priority Notes while the First Priority
Notes are outstanding.

         MANDATORY REDEMPTION UPON THE OCCURRENCE OF CERTAIN EVENTS

         In the event an Owner elects to terminate its Building Contract because of a material breach thereof by the Builders (including a failure to pay liquidated damages for any delay in the delivery of the related Vessel), the Exchange Notes of each series will be subject to mandatory redemption in part, on a PRO RATA basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Notes for such Vessel and for each other Vessel that has not been accepted by its related Owner as of the date of such termination, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to and including the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date), upon the earlier to occur of (a) the receipt of the Refund Amount with respect to the related Building Contract(s) and (b) 60 days after the termination of such Building Contract(s) by the related Owner(s).

         If a Vessel is subject to Total Loss (as defined), the Exchange Notes of each series will be subject to mandatory redemption in part, on a PRO RATA basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Notes for such Vessel, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date), upon the earlier to occur of (a) the receipt of the Insurance Proceeds (as defined) with respect to such Total Loss and (b) 60 days after such Total Loss was deemed to have occurred.

         SELECTION AND NOTICE

         Unless otherwise expressly stated, if the Exchange Notes are to be redeemed in part, the selection of the Exchange Notes to be redeemed will be made by the applicable Trustee on a PRO RATA basis, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED that, in all cases the Exchange Notes may be redeemed in multiples of $1,000 only, and subject always to the provisions described above. Any notice of redemption will specify (i) the Exchange Notes subject to redemption; (ii) whether the Exchange Notes are to be redeemed in whole or in part, and the aggregate principal amount of the Exchange Notes to be redeemed; and (iii) the date of such redemption. Once an Exchange Note or portion thereof has been redeemed, interest will cease to accrue thereon as of the redemption date.

ADDITIONAL AMOUNTS

         All payments of, or in respect of, principal of and any premium and interest on the Exchange Notes, and all payments pursuant to the Guarantees, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (or interest on any taxes, duties, assessments or other governmental charges of whatever nature) imposed or levied by or on behalf of, or within, the Isle of Man (or the jurisdiction of incorporation of any successor of the Issuer or any of the Owners) or any political subdivision or taxing authority thereof or therein ("Taxes"), unless such Taxes are required by the Isle of Man or the jurisdiction of incorporation of any successor to the Issuer or any of the Owners (each a

"Successor Jurisdiction"), as the case may be, or any such authority to be withheld or deducted. In that event, the Issuer, the relevant Owners or any successor, as the case may be, will pay such additional amounts of, or in respect of, principal and any premium and interest or with respect to payments pursuant to the Guarantees ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amounts that the Holder would have received if such Taxes had not been withheld or deducted, except that no Additional Amounts shall be so payable for or on account of:

         (1) Taxes that would not have been imposed but for

                  (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the Isle of Man or any Successor Jurisdiction (including any territory or political subdivision of the foregoing), as the case may be, including such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

                  (b) the presentation of such Exchange Note for payment in the Isle of Man or any Successor Jurisdiction, as the case may be, or any of their respective territories or political subdivisions, unless such Exchange Note could not have been presented for payment elsewhere; or

                  (c) the presentation of such Exchange Note more than 30 days after the date on which the payment in respect of such Exchange Note became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Exchange Note for payment on any day within such period of 30 days;

         (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

         (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Holder or beneficial owner of an Exchange Note to comply with a request of the Issuer or any of the Owners, as the case may be, addressed to the Holder (a) to provide reasonable information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any reasonable declaration or other similar claim or satisfy any reasonable information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge; or

         (4) any combination of items (1), (2) and (3);

nor shall Additional Amounts be paid with respect to any payment of the principal of or any premium or interest on any such Exchange Note, or payment pursuant to the Guarantees, to any Holder (including a fiduciary or partnership) to the extent that the beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Exchange Note. The Issuer or the relevant Owners, as the case may be, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or the relevant Owners, as the case may be, will furnish to Holders of Exchange Notes that are outstanding on the date of the withholding or deduction for or on account of Taxes, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer or the relevant Owners, as the case may be.

         Whenever there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Exchange Note, any payment pursuant to the Guarantees or the net proceeds received from the Issuer or the Owners on the sale or exchange of any Exchange Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the Indentures to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indentures.

         The Issuer or the relevant Owners, as the case may be, will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Exchange Notes or the Guarantees or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Exchange Notes or Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Isle of Man, any Successor Jurisdiction or any jurisdiction in which a paying agent is located (except those resulting from or required to be paid in connection with, the enforcement of the Exchange Notes or the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Exchange Notes), and has agreed to indemnify the Holders for any such taxes paid by such Holders.

TAX REDEMPTION

         If, as a result of any change in or any amendment to the laws, regulations or published tax rulings of the Isle of Man or any Successor Jurisdiction, or of any political subdivision or taxing authority thereof or therein, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to any particular Exchange Notes, which change or amendment becomes effective on or after the Original Closing Date or which change in official administration, application or interpretation shall not have been available to the public prior to the Original Closing Date and is notified to the Issuer or the relevant Owners, as the case may be, on or after the Original Closing Date, it is determined by the Issuer or the relevant Owners, as the case may be, that the Issuer or the relevant Owners, as the case may be, would be required to pay, or that the Issuer or the relevant Owners, as the case may be, would be substantially likely to be required to pay, any Additional Amounts (as defined in "Additional Amounts" above) pursuant to the Indentures or the terms of any Exchange Note in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of the Owners, that a payment in respect of such interest were required to be made by the relevant Owners under the Guarantees on such Interest Payment Date), and that such obligation cannot be avoided by the Issuer or the relevant Owners taking reasonable measures available to it, the Issuer may, at its option, redeem all (but not less than all) the Exchange Notes in respect of which such Additional Amounts would be so payable at any time, upon not less than 30 nor more than 60 days' written notice as provided in the Indentures, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or the relevant Owners, as the case may be, would be obligated, or is substantially likely to be obligated, to pay such Additional Amounts were a payment in respect of the Exchange Notes or the Guarantees, as the case may be, then due, and (b) at the time any such redemption notice is given, such obligation, or substantial likelihood, to pay such Additional Amounts must remain in effect.

GUARANTEES

         Payment of the principal of, and premium, if any, and interest on the Exchange Notes, payment to the Letter of Credit Issuer of the Issuer's obligations under the Letter of Credit Reimbursement Agreement, and the Issuer's obligations for payment of all sums of money payable under the Security Agreements and performance of all other obligations contained in the Indentures and the Security Agreements (collectively, the "Obligations") is guaranteed (each, a "Guarantee," and, collectively, the "Guarantees"), jointly and severally, on a secured basis by each of the Owners. Each Guarantee is irrevocable and unconditional but limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Owner without rendering such Guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Owner, and, depending on the amount of such indebtedness, an Owner's liability on its Guarantee could be reduced to zero. See "RISK FACTORS--RANKING OF THE EXCHANGE NOTES AND GUARANTEES" and "--FRAUDULENT CONVEYANCE STATUTES."

SECURITY

         Pursuant to the Intercreditor Agreement, the Collateral Agent is holding and will hold the Collateral (defined below) in trust for the benefit of the Holders of the Exchange Notes, as well as for the benefit of the Letter of Credit Issuer and the Trustees. In addition, pursuant to the Intercreditor Agreement, the Collateral Agent has or will establish the Trust Accounts for the deposit and application of funds, as described below under "--TRUST ACCOUNTS" and "--PRIORITIES OF PAYMENT."

         On the Original Closing Date, (a) to secure the Issuer's obligations under the Indentures, the Security Agreements, the Letter of Credit Reimbursement Agreement and in respect of the Notes, Holdings pledged to the Collateral Agent, for the benefit of the Holders of the Exchange Notes, the Letter of Credit Issuer and the Trustees, all the Capital Stock of the Issuer (the "Holdings Pledge") and the Issuer pledged to the Collateral Agent, for the benefit of the Holders of the Exchange Notes, the Letter of Credit Issuer and the Trustees, all the Capital Stock of the Owners and the Intercompany

Note, and granted a security interest in all of its rights, titles and interests in the Trust Accounts and all cash, securities, instruments or other property credited thereto or deposited therein, and (b) to secure its obligations under its Guarantee and under the Security Agreements, each Owner granted to the Collateral Agent, for the benefit of the Holders of the Exchange Notes, the Letter of Credit Issuer and the Trustees, a security interest in all its right, title and interest in the following assets and documents: (i) the Building Contract for the applicable Vessel; (ii) the Technical Supervision Agreement;
(iii) the Building Contract Guarantee for such Vessel and the Performance Bonds;
(iv) the Technical Management Agreement; (v) the Commercial Management Agreement; (vi) the Trust Accounts and all cash, securities, instruments or other property credited thereto or deposited therein; (vii) all monies and securities, including Temporary Cash Investments, paid to or deposited with, or required to be paid to or deposited with, the Collateral Agent by or for the account of the Issuer or such Owner, or otherwise pursuant to the terms of any Security Agreement; (viii) the Management Agreement; (ix) all rights of such Owner to receive payments of any kind, to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents or instruments; (x) any and all assets of such Owner whether now owned or hereafter acquired; and (xi) all income, payments, proceeds, rights and claims, resulting from or arising out of the foregoing. The foregoing collateral pledged by Holdings, the Issuer and the Owners is herein collectively referred to as the "Original Closing Date Collateral."

         On the Delivery Date of each Vessel, the related Owner will grant to the Collateral Agent, for the benefit of the Holders of the Exchange Notes, the Letters of Credit Issuer and the Trustees, a security interest in all of such Owner's right, title and interest in the following assets and documents acquired by such Owner after the Original Closing Date (the "Delivery Date Collateral" and, together with the Original Closing Date Collateral, the "Collateral"): (i) such Vessel in accordance with the terms and conditions of the related Mortgage;
(ii) all earnings and insurances in respect of such Vessel; (iii) all the charterhire, tolls, rents, issues, profits, products, revenues and other income (including insurance and warranty proceeds) from the property subject to, or required to be subject to, the Lien under the Mortgage, and all the estate, right, title and interest of such Owner in and to the same and every part of said property; (iv) all requisition proceeds and Insurance Proceeds with respect to such Vessel or any part thereof (to the extent of the Collateral Agent's interest therein as mortgagee of such Vessel pursuant to the related Mortgage); and (v) all income, payments, proceeds, rights and claims, resulting from or arising out of the foregoing.

         The Holders of the Exchange Notes, the Letter of Credit Issuer and the Trustees will have an equal and ratable interest in the Collateral, subject to the priority of payment described below under "--APPLICATION OF PROCEEDS FOLLOWING AN EVENT OF DEFAULT." If Insurance Proceeds are payable in respect of a Total Loss of any Vessel, the Trustees will instruct the Collateral Agent to release the Lien on such Vessel and the related Collateral and the related Owner from all of its obligations under its Guarantee upon receipt by the Collateral Agent of the Total Loss Payment with respect to such Vessel. In connection with the termination by an Owner of the related Building Contract because of a material breach thereof by the Builder and the termination of the Building Contracts for each other Vessel that has not been accepted by its Owner as of the date of such termination, the Trustees will instruct the Collateral Agent to release the Liens on such Building Contracts and the related Collateral and the related Owners from their obligations under their Guarantees upon receipt by the Collateral Agent of the Rescission Amounts for such Vessels.

INTEREST DRAWS ON THE LETTER OF CREDIT

         On the Original Closing Date, the Letter of Credit was issued by the Letter of Credit Issuer in favor of the Collateral Agent for the benefit of the Holders of the Exchange Notes and the Trustees. The Collateral Agent is not and will not be eligible by the terms of the Letter of Credit to make an Interest Draw (as defined below) thereunder until after the Delivery Date of the first Vessel. Three Business Days prior to each Interest Payment Date thereafter, the Collateral Agent shall determine if a Note Interest Shortfall exists. If a Note Interest Shortfall exists, no later than the day which is two Business Days prior to such Interest Payment Date, the Collateral Agent shall make a draw (each, an "Interest Draw") on the Letter of Credit in a Draw Amount (as defined) equal to the lesser of (a) the Note Interest Shortfall (less any portion of such Note Interest Shortfall attributable to interest payable pursuant to a Registration Default) and (b) the Maximum Amount Available under the Letter of Credit. No later than the Business Day prior to such Interest Payment Date, the Letter of Credit Issuer shall remit such Draw Amount to the Collateral Agent and the Collateral Agent shall deposit such amount into the Letter of Credit Account.

         Under the terms of the Letter of Credit Reimbursement Agreement and the Intercreditor Agreement, the Collateral Agent is not and will not be permitted to make an Interest Draw to pay interest on the Second Priority Exchange Notes until and unless the Issuer shall have, prior to or on the date of such Interest Draw, issued additional Second Priority Exchange Notes in an aggregate principal amount of $20.9 million to cover previous or concurrent shortfalls in cash available in the Revenue Account to pay interest on the Second Priority Exchange Notes. On the first Business Day of each calendar month, (i) subject to the prior distribution of any required (a) Monthly Operating Deposit and (b) Manager's Fee (if such date shall also be a Management Fee Payment Date (as defined)), cash available for distribution in the Revenue Account on such date will be applied to the payment of unpaid fees in respect of the Letter of Credit and all accrued and unpaid interest on all outstanding Draws under the Letter of Credit and to the repayment, to the extent of funds remaining therein, of all Working Capital Draws outstanding on such date and then all Interest Draws outstanding; and (ii) if such date shall also be an Interest Payment Date after the Delivery Date of the first Vessel, the repayment of all Draws outstanding on such date shall be subject to the prior distribution of any required fees and expenses payable to the Trustees and the Collateral Agent in respect of the Indentures and the Intercreditor Agreement. See "--PRIORITIES OF PAYMENT--REVENUE ACCOUNT."

RANKING

         The First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, and the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, will be secured obligations of the Issuer. With respect to claims against the Collateral securing the Exchange Notes, the Holders of the Exchange Notes will have a claim thereto which is subordinate in right of payment to any claim held by the Letter of Credit Issuer with respect to any unreimbursed Draws under the Letter of Credit. The priority of payment of the principal of, premium (if any) and interest on the Exchange Notes is as described under "Description of the Exchange Notes--Priority of Payment--Revenue Account,"-- "Priority of Payment-- Termination Account" and "-- Application of Proceeds Following an Event of Default." Neither the Issuer nor the Owners are permitted by the Indentures to incur any additional Indebtedness, with certain limited exceptions. See "Description of the Exchange Notes--Ranking."

MANDATORY OFFERS TO PURCHASE EXCHANGE NOTES

         OFFER TO PURCHASE WITH AVAILABLE CASH. Commencing on June 30, 2001 and semi-annually thereafter so long as the First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, remain outstanding (each, an "Available Cash Payment Date"), the Issuer will be required, to the extent of Available Cash (as defined), to make an offer (each, an "Available Cash Offer") to each Holder of the First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, to purchase such Holder's First Priority Exchange Notes and the untendered Existing First Priority Notes, if any,(or at such Holder's option, any part thereof) or in part, at a price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase; PROVIDED, HOWEVER, that the Issuer will not be required to make an Available Cash Offer if Available Cash is less than $1.0 million.

         Commencing on the first Available Cash Payment Date on or after the date the First Priority Exchange Notes and the untendered Existing First Priority Notes, if any, are repaid in full and on each Available Cash Payment Date thereafter, the Issuer will be required, to the extent of Available Cash, to make an Available Cash Offer to each Holder of the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, to repurchase such Holder's Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, (or at such Holder's option, any part thereof) at a price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase; PROVIDED, HOWEVER, that the Issuer will not be required to make an Available Cash Offer if Available Cash is less than $1.0 million.

         Pursuant to the terms of the Intercreditor Agreement, the Issuer will have the ability from time to time to withdraw, to the extent of Available Cash, cash from the Revenue Account in connection with purchases by the Issuer of Exchange Notes in open market transactions. To the extent the Issuer in fact purchases Exchange Notes in open market transactions, the amount of Available Cash, if any, in the Revenue Account on subsequent Available Cash Payment Dates will be reduced.

         OFFER TO PURCHASE UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as defined), the Issuer will be required to make an offer (a "Change of Control Offer"), to each Holder of the First Priority Exchange Notes and to each Holder of the Second Priority Exchange Notes, to purchase such Holder's Exchange Notes (subject to the limitation described below under "--SOURCE OF FUNDS TO PURCHASE NOTES"), at a price equal to 101% of the outstanding principal amount of such Exchange Notes, plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"); PROVIDED, HOWEVER, that the Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes an offer which, if it had been made by the Issuer, would constitute a Change of Control Offer; PROVIDED FURTHER, that the Issuer shall purchase any and all First Priority Exchange Notes validly tendered pursuant to a Change of Control Offer prior to purchasing any Second Priority Exchange Notes validly tendered pursuant to such Change of Control Offer.

         A "CHANGE OF CONTROL" is defined to mean the occurrence of any of the following events:

                  (i) prior to the first public offering of common stock of Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Issuer, whether as a result of issuance of securities of Holdings or the Issuer, any merger, consolidation, liquidation or dissolution of Holdings or the Issuer, any direct or indirect transfer of securities by Holdings or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Holdings or the Issuer (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Holdings or the Issuer, respectively, was approved by a vote of 662/3% of the directors of Holdings or the Issuer, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings or the Issuer, respectively, then in office;

                  (iv) either CGTC or GEBAB ceases to be a shareholder of Holdings; or

                  (v) prior to the expiration of the warranty period of the last Vessel, TGE (including its Affiliates) disposes of any of its shares in Holdings other than to an Affiliate of TGE.

         PROCEDURE FOR PURCHASE OF NOTES. On the next succeeding Business Day after the Available Cash Determination Date with respect to an Available Cash Offer and within 30 days after the occurrence of a Change of Control, the Issuer will be required to provide, by mail (first class, prepaid) written notice to the Trustees and each Holder stating that: (i) Available Cash is expected to be available on the next succeeding Available Cash Payment Date or a Change of Control has occurred, as applicable; (ii) an Available Cash Offer is being made and Exchange Notes of the applicable series having an aggregate principal amount equal to Available Cash divided by 1.02 (the "Maximum Principal Amount") will be accepted for payment (provided that no Second Priority Exchange Note or untendered Existing Secured Priority Note, if any, will be accepted for payment unless and until all First Priority Exchange Notes and untendered Existing First Priority Notes, if any, have been repaid in full) or a Change of Control Offer is being made and all Exchange Notes validly tendered will be accepted for payment, as applicable; (iii) the purchase price and date of purchase (which shall be the Available Cash Payment Date, in the case of an Available Cash Offer, or which shall be a Business Day not less than 30 days nor more than 60 days from the date on which such Change of Control notice is mailed in the case of a Change of Control Offer); (iv) any Exchange Note not tendered will continue to accrue interest pursuant to its terms; (v) any Exchange Note accepted for payment pursuant to the Available Cash Offer or the Change of Control Offer, as applicable, shall cease to accrue interest on and after the purchase payment date therefor (in the case of a Change of Control Offer, the "Change of Control Payment Date" and, together with the Available Cash Payment Date, the "Purchase Payment Date"), unless the Issuer defaults on such payment; (vi) Holders of Exchange Notes electing to have any Exchange Note or portion thereof purchased pursuant to an Available Cash Offer or Change of Control Offer will be required, prior to the close of business on the Business Day immediately preceding the applicable Purchase Payment Date, to surrender such Exchange Note to the applicable Trustee at the address specified in the notice, together with a completed form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note; (vii) Holders of Exchange Notes will be entitled to withdraw their election if the applicable Trustee receives, not later than the close of business on the third Business Day immediately preceding the applicable Purchase Payment Date, a telegraph, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchange Notes purchased; and (viii) Holders whose Exchange Notes are being purchased in part will receive new Exchange Notes of the same series and in principal amount equal to the unpurchased portion of the Exchange Notes surrendered; PROVIDED, HOWEVER, that each Exchange Note purchased and each new Exchange Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

         On the applicable Purchase Payment Date, the Issuer will be required to: (i) accept for payment all Exchange Notes or portions thereof tendered pursuant to the Available Cash Offer (provided that no Second Priority Exchange Note will be accepted for payment unless and until all First Priority Exchange Notes and untendered Existing First Priority Notes, if any, have been repaid in full) or Change of Control Offer (provided that the Issuer shall purchase any and all First Priority Exchange Notes and untendered Existing First Priority Notes, if any, validly tendered pursuant to a Change of Control Offer prior to purchasing any Second Priority Exchange Notes and untendered

Existing Second Priority Notes, if any, validly tendered pursuant to such Change of Control Offer), as applicable; (ii) deposit with the applicable Trustee funds sufficient to pay the purchase price of all Exchange Notes of the applicable series or portions thereof so accepted; and (iii) deliver or cause to be delivered to the applicable Trustee, all Exchange Notes or portions thereof so accepted together with an officers' certificate specifying the Exchange Notes or portions thereof accepted for payment. The applicable Trustee shall promptly mail, to the Holders of Exchange Notes so accepted, payment in an amount equal to the purchase price, and the applicable Trustee shall promptly authenticate and mail to such Holders a new Exchange Note of such series equal in principal amount to any unpurchased portion of the Exchange Notes of such series surrendered; PROVIDED, HOWEVER, that each Exchange Note purchased and each new Exchange Note issued shall be in a principal amount of $1,000 or integral multiples thereof; PROVIDED FURTHER, HOWEVER, that with respect to an Available Cash Offer, if the aggregate amount of Exchange Notes of a series tendered exceeds the Maximum Principal Amount, then the applicable Trustee shall select Exchange Notes of such series to be purchased ratably from each Holder that tendered Exchange Notes of such series such that the ratio of the principal amount of the Exchange Notes of such series to be purchased from each Holder that tendered Exchange Notes of such series to the aggregate principal amount of Exchange Notes of such series tendered by such Holder shall, as nearly as practicable and subject to rounding, equal the ratio of the Maximum Principal Amount to the aggregate principal amount of the Exchange Notes of such series tendered with respect to such Available Cash Offer. The Issuer will notify the Holders of the results of an Available Cash Offer or Change of Control Offer on or as soon as practicable after the applicable Purchase Payment Date.

         The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable to an Available Cash Offer or a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

         SOURCE OF FUNDS TO PURCHASE NOTES. In the event of an Available Cash Offer, the payment for the tendered Exchange Notes shall be taken from amounts held as Available Cash in the Revenue Account.

         In the event of a Change of Control Offer, the Change of Control Payment shall be taken from the Revenue Account to the extent of funds available therein. As discussed under "RISK FACTORS--LIMITATION ON CHANGE OF CONTROL," there can be no assurance that, on the Change of Control Payment Date, amounts in the Revenue Account will be sufficient to pay for all the Exchange Notes tendered pursuant to the Change of Control Offer.

REGISTRATION RIGHTS

         In connection with the issuance of the Existing Notes, the Company entered into a Registration Rights Agreement with the Initial Purchasers pursuant to which the Company agreed, for the benefit of the Holders of the Existing Notes, at the Company's expense, to use its reasonable best efforts to cause the Registration Statement of which this Prospectus forms a part to be declared effective under the Securities Act.

         Promptly after the Registration Statement of which this Prospectus forms a part is declared effective, the Company has agreed to commence the Exchange Offer and to keep the Exchange Offer open not less than 30 days (or longer if required by applicable law).

         In the event that any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or in certain other circumstances, the Company has agreed, at the Manager's expense, to (i) as promptly as practicable, and in any event on or prior to 30 days after such filing obligation arises, file or cause to be filed with the Commission the Shelf Registration Statement covering resales of the Existing Notes, (ii) use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (iii) use reasonable best efforts to keep effective the Shelf Registration Statement for up to two years after its effective date (or such shorter period that will terminate when all the Existing Notes covered thereby have been sold pursuant thereto or in certain other circumstances). The Company has agreed to use reasonable best efforts in the event of the filing of a Shelf Registration Statement, to provide to each Holder of the Existing Notes covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Existing Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Existing Notes. A Holder of Existing Notes that sells such Existing Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification obligations). In addition, each Holder of the Existing Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have its Existing Notes included thereunder.

         If the Exchange Offer is not consummated by February 3, 1998, Additional Interest will accrue on the Existing Notes from such date to the date the Exchange Offer is consummated, at a rate of 0.50% of the principal amount thereof per annum, which Additional Interest is payable semiannually in arrears on each Payment Date. Interest on the First Priority Exchange Notes will accrue at a rate of 11% and interest on the Second Priority Exchange Notes will accrue at a rate of 12 1/2% per annum to reflect the 0.50% of additional Additional Interest until the earlier of consummation of the Exchange Offer or such time as the Exchange Notes may be freely resold pursuant to Rule 144(k). Additional charter hire payments are or will be payable under the Charters in an aggregate amount, in each case, equal to such Additional Interest.

         Upon consummation of the Exchange Offer, the Company generally will have satisfied its obligations under the Registration Rights Agreement with respect to registration of the Existing Notes and generally will have no further obligation to register the Existing Notes.

         A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

TRUST ACCOUNTS

         Pursuant to the Intercreditor Agreement, the Collateral Agent has established and is maintaining the Pre-Funding Account, Capitalized Interest Account, Revenue Account, Letter of Credit Account, Operating Account, Casualty Account, Termination Account and Collateral Account (collectively, the "Trust Accounts") each of which was established in the name of the Collateral Agent for the benefit of the Holders of the Exchange Notes, the Letter of Credit Issuer and the Trustees. The Manager has and will have the right to withdraw amounts held in the Operating Account. See "--OPERATING ACCOUNT."

         PRE-FUNDING ACCOUNT. The Issuer has deposited or will deposit, as applicable, into an account (the "Pre-Funding Account"): (i) on the Original Closing Date, (A) an amount sufficient to pay the Purchase Price of each Vessel; and (B) an amount sufficient to pay (1) all fees allocable to each Vessel and due and payable prior to the Delivery Date of such Vessel, including the Manager's Fees and those payable to the Letter of Credit Issuer and (2) all amounts in respect of the cost of Vessels' supplies and (ii) from time to time income earned on Temporary Cash Investments from amounts on deposit in the Pre-Funding Account. In connection with the foregoing deposits, the Issuer has delivered on the Original Closing Date to the Trustees and the Collateral Agent a verification report of a nationally recognized firm of independent accountants to the effect that funds deposited pursuant to clause (i)(A) above will provide cash at such times and in such amounts as will be sufficient to pay, when due, each installment payment for the Purchase Price of each Vessel. Notwithstanding the delivery of the aforementioned report, there can be no assurance that the funds deposited pursuant to clause (i)(A) above, will provide cash at such times and in such amounts as will be sufficient to pay, when due, each installment payment for the Purchase Price of each Vessel.

         The Collateral Agent has made or will make, as applicable payments from the Pre-Funding Account as follows: (i) on each Vessel Purchase Installment Date (as defined) for each Vessel, an amount equal to the installment then due with respect to such Vessel to be remitted to the Builders as an installment payment of the Purchase Price of such Vessel, PROVIDED that each of the Trustees and the Collateral Agent has received written notice of such Vessel Purchase Installment Date at least three Business Days prior to such date, and PROVIDED FURTHER, that no material default exists under the related Building Contract; (ii) at any time and from time to time, PROVIDED that the Collateral Agent and the Trustees have received a written request for such payment at least three Business Days prior to such date of withdrawal, an amount equal to that portion of any fee allocable to a Vessel and then due and payable prior to the Delivery Date of such Vessel pursuant to the terms of the Management Agreement or the Letter of Credit Reimbursement Agreement, to be remitted to the Manager or the Letter of Credit Issuer, as the case may be; PROVIDED, HOWEVER, that amounts withdrawn from the Pre-Funding Account to make payments as described in this clause (ii) shall not in the aggregate exceed the sum of all amounts deposited into the Pre-Funding Account pursuant to clause (i)(B)(1) of the preceding paragraph; (iii) on the Delivery Date for each Vessel, PROVIDED that the conditions precedent set forth in the Indentures and the Intercreditor Agreement have been satisfied, an amount equal to (A) the final installment of the Purchase Price for such Vessel, to be remitted to the Builders, plus (B) fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the Registration Jurisdiction related to such Vessel, to be remitted to the Manager;
(iv) on each Interest Payment Date occurring after the Contractual Delivery Date of a Vessel and before the Delivery Date of such Vessel, an amount equal to the interest accrued on the Allocated Principal Amount of the Notes for such Vessel to be deposited in the Revenue Account; (v) if an Owner elects to terminate the Building Contract for its Vessel due to a material breach of such Building Contract by the Builders, an amount equal to the remaining funds in the Pre-Funding Account to be deposited into the Termination Account for application in redemption of such portion of the First Priority Exchange Notes and untendered Existing First Priority Notes, if any, or the Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, as the case may be, as described above under "--REDEMPTION--MANDATORY REDEMPTION UPON THE OCCURRENCE OF CERTAIN EVENTS;" (vi) on the Delivery Date of the last Vessel, the amounts remaining in the Pre-Funding Account after the payment of the final installment of the Purchase Price to the Builders and the remittance of the fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the Registration Jurisdiction related to such Vessel to the Manager, to be deposited into the Revenue Account; and (vii) any and all investment income earned from Temporary Cash Investments held therein, for deposit in the Capitalized Interest Account.

         CAPITALIZED INTEREST ACCOUNT. On the Original Closing Date, the Collateral Agent, pursuant to the Intercreditor Agreement, deposited into an account (the "Capitalized Interest Account") an amount which, together with the investment income estimated to be earned thereon from Temporary Cash Investments as well as any investment income from Temporary Cash Investments deposited therein from the Pre-Funding Account, will be sufficient to pay interest (excluding additional interest payable on such Exchange Notes pursuant to a Registration Default) on the Allocated Principal Amount of the Notes for each Vessel during the period prior to the Contractual Delivery Date of the related Vessel. In connection with the foregoing deposit, the Issuer delivered on the Original Closing Date to the Trustees and the Collateral Agent a verification report of a nationally recognized firm of independent accountants to the effect that the payments scheduled to be received, without reinvestment, on the Temporary Cash Investments made with funds deposited in the Capitalized Interest Account pursuant to this paragraph, together with amounts deposited in the Capitalized Interest Account from the Pre-Funding Account as set forth above and together with any cash, without reinvestment, deposited pursuant to this paragraph, that was not invested on the Original Closing Date, will provide cash at such times and in such amounts as will be sufficient to pay, when due, interest on the Allocated Principal Amount of the Notes for each Vessel during the period prior to the Contractual Delivery Date of such Vessel (excluding additional interest payable on such Exchange Notes pursuant to a Registration Default). Notwithstanding the delivery of the aforementioned report, there can be no assurance that the funds deposited pursuant to this paragraph will provide cash at such times and in such amounts as will be sufficient to pay, when due, interest on the Allocated Principal Amount of the Notes for each Vessel during the period prior to the Contractual Delivery Date of such Vessel.

         On each Interest Payment Date prior to the Contractual Delivery Date of a Vessel, the Collateral Agent will withdraw from the Capitalized Interest Account in respect of each such Vessel an amount equal to the interest accrued on the Allocated Principal Amount of the Notes for such Vessel and shall deposit such amount into the Revenue Account. In addition, if an Owner elects to terminate the Building Contract for its Vessel due to a material breach of such Building Contract by the Builders, then the remaining funds in the Capitalized Interest Account shall be withdrawn from the Capitalized Interest Account and deposited into the Termination Account for application in redemption of such portion of the First Priority Exchange Notes and untendered Existing First Priority Notes, if any, or the Second Priority Exchange Notes and untendered Existing Second

Priority Notes, if any, as the case may be, as described above under "--REDEMPTIONS--MANDATORY REDEMPTION UPON THE OCCURRENCE OF CERTAIN EVENTS."

         REVENUE ACCOUNT. The following amounts will be deposited into an account (the "Revenue Account"): (i) on a daily basis, any and all revenue (including charterhire) received by the Owners or the Manager in connection with the employment of the Vessels; (ii) on the first Business Day of each month following the Delivery Date of the first Vessel, income earned during the preceding calendar month on Temporary Cash Investments from amounts on deposit in the Revenue Account; (iii) Interest Draws; (iv) Working Capital Draws in an amount equal to additional interest being paid or payable on the Allocated Principal Amount of the Notes for each Vessel pursuant to a Registration Default to the extent the balance remaining in the Capitalized Interest Account on an Interest Payment Date prior to the acceptance of such Vessel is insufficient to pay such additional interest; and (v) on the Delivery Date of the last Vessel, any amounts remaining in the Pre-Funding Account after the payment of the final installment of the Purchase Price to the Builders and the remittance of the fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the Registration Jurisdiction related to such Vessel to the Manager. Deposits will also be made into the Revenue Account from time to time (i) from certain withdrawals of funds from the Pre-Funding Account, the Capitalized Interest Account and the Casualty Account, as described herein; and (ii) from amounts held in the Termination Account to the extent Insurance Proceeds exceed the related Total Loss Payment. The Collateral Agent will disburse funds on deposit in the Revenue Account from time to time as described below under "--PRIORITIES OF PAYMENTS--REVENUE ACCOUNT."

         LETTER OF CREDIT ACCOUNT. No later than the Business Day prior to each Interest Payment Date with respect to which the Collateral Agent has made an Interest Draw under the Letter of Credit, the Collateral Agent will, pursuant to the Intercreditor Agreement, deposit the Draw Amount into an account (the "Letter of Credit Account"). On each Interest Payment Date after the Delivery Date of the first Vessel as described under "--PRIORITIES OF PAYMENT--LETTER OF CREDIT ACCOUNT," the Collateral Agent will be required to withdraw from the Letter of Credit Account such Draw Amount and shall deposit such amount into the Revenue Account.

         OPERATING ACCOUNT. On the first Business Day of each calendar month, commencing after the Delivery Date of the first Vessel, the Collateral Agent will, from amounts withdrawn from the Revenue Account as described under "--PRIORITIES OF PAYMENT--REVENUE ACCOUNT," deposit into an account (the "Operating Account") an amount (the "Monthly Operating Deposit") by which the Budgeted Monthly Operating Balance then in effect exceeds the balance of funds in the Operating Account as of the opening of business on such first Business Day, as certified by the Manager to the Trustees and the Collateral Agent as of such first Business Day. In addition, on and after any Business Day commencing 90 days prior to the Delivery Date of the first Vessel, as reasonably expected by the Issuer and evidenced by an Officer's Certificate, upon receipt by the Collateral Agent of a written request from the Manager that a Working Capital Draw be made under the Letter of Credit to the extent the funds in the Operating Account are insufficient to meet actual operating expenses (including the Manager's Fees and the fees of GEBAB under the Technical Supervision Agreement and the Commercial Management Agreement) for which the Manager has received an invoice, the Collateral Agent will make a Working Capital Draw in the amount requested by the

Manager (but not to exceed the maximum amount then available under the Letter of Credit for Working Capital Draws) and deposit the Draw Amount into the Operating Account.

         CASUALTY ACCOUNT. The Collateral Agent will deposit into an account (the "Casualty Account") (i) any cash proceeds (other than amounts representing the Refund Amount or the proceeds of the Performance Bonds or any Building Contract Guarantee) from the exercise of remedies against a Builder in respect of any Vessel; and (ii) any Insurance Proceeds (other than with respect to a Total Loss) payable to the Collateral Agent as assignee of the Owners and the Manager, pursuant to the terms of the Insurance Policies, as described herein under "THE MORTGAGES--INSURANCE."

         In accordance with the terms of the Intercreditor Agreement, the Collateral Agent will apply amounts deposited into the Casualty Account to pay for the repair or salvage of any of the Vessels, if, in each case, the following conditions have been met: (i) if no Event of Default has occurred or is continuing, the Manager has certified to the Trustees and the Collateral Agent that such repairs are necessary or desirable for the use, operation and maintenance of such Vessel; and (ii) if an Event of Default has occurred and is continuing, the Collateral Agent, in its sole discretion, has determined to apply such amounts to pay for the repair or salvage of such Vessel. If repair of such Vessel is deemed not to be desirable by the Manager or the Collateral Agent, pursuant to either clause (i) or (ii) above, such amounts will be held
(x) in the Casualty Account if no Event of Default has occurred or is continuing, and (y) in the Collateral Account if an Event of Default has occurred and is continuing.

         The Collateral Agent may withdraw funds from the Casualty Account on any Interest Payment Date, to cover any deficiency which may arise if funds available in the Revenue Account are insufficient to pay amounts required to be paid from the Revenue Account on such Interest Payment Date as described under "--PRIORITIES OF PAYMENTS--REVENUE ACCOUNT," but only to the extent that funds on deposit in the Casualty Account are not designated for payment of the repair or salvage of the related Vessel giving rise to the deposit of such funds.

         TERMINATION ACCOUNT. In the event of a Total Loss of a Vessel or in the event of a termination by an Owner of its Building Contract, the Collateral Agent will deposit into an account (the "Termination Account") any Insurance Proceeds or the Refund Amounts with respect to the related Vessel and any other Vessel that has not been accepted as of such date of termination, if any, and any amounts collected in respect of the related Building Contract Guarantees and Performance Bonds, as the case may be. See "--REDEMPTIONS--MANDATORY REDEMPTION UPON THE OCCURRENCE OF CERTAIN EVENTS." The Refund Amounts and any amounts collected in respect of the related Building Contract Guarantees and the Performance Bonds, together with the amounts withdrawn from the Pre- Funding Account and the Capitalized Interest Account shall be withdrawn from the Termination Account to be applied first, to the Letter of Credit Issuer in an aggregate amount equal to the sum of (i) any accrued and unpaid fees owing under the Letter of Credit Reimbursement Agreement, (ii) all Working Capital Draws made with respect to such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and (iii) the Allocated Portion of Interest Draws for such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and then, for the redemption of the First Priority Exchange Notes and untendered Existing First Priority Notes, if any, or the Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, as the case may be, as required by the terms of the Indentures. The Insurance Proceeds in the event of a Total Loss will be withdrawn from the Termination Account and disbursed by the Collateral Agent, in the following order of priority:

         FIRST: to the Letter of Credit Issuer, the Trustees and the Collateral Agent, an amount equal to any accrued and unpaid Letter of Credit Fees and Trustee and Collateral Agent fees and all reasonable expenses and charges incurred by or on behalf of the Letter of Credit Issuer, the Trustees and the Collateral Agent in connection with the ascertainment or protection of their respective rights and the pursuance of their respective remedies under the Indentures, the Letter of Credit Reimbursement Agreement or any of the Security Agreements (including the reasonable fees and expenses of counsel);

         SECOND: to the Letter of Credit Issuer, an amount equal to all Working Capital Draws made with respect to such Vessel which remain unreimbursed, together with interest thereon payable pursuant to the Letter of Credit Reimbursement Agreement;

         THIRD: to the Letter of Credit Issuer, an amount equal to the Allocated Portion of Interest Draws for a Vessel which remain unreimbursed, together with interest thereon payable pursuant to the Letter of Credit Reimbursement Agreement;

         FOURTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Exchange Notes and untendered Existing First Priority Exchange Notes, if any, an amount equal to any accrued and unpaid interest in respect of the First Priority Exchange Notes and untendered
Existing First Priority Exchange Notes, if any, then outstanding;

         FIFTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Exchange Notes and untendered Existing Second Priority Exchange Notes, if any, an amount equal to any accrued and unpaid interest in respect of the Second Priority Exchange Notes and untendered
Existing Second Priority Exchange Notes, if any, then outstanding;

         SIXTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Exchange Notes and untendered Existing First Priority Exchange Notes, if any, an amount equal to the outstanding principal of the First Priority Exchange Notes and untendered Existing First Priority
Exchange Notes, if any;

         SEVENTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Exchange Notes and untendered Existing Second Priority Exchange Notes, if any, an amount equal to the outstanding principal of the Second Priority Exchange Notes and untendered Existing Second Priority Exchange Notes, if any; and

         EIGHTH:  to the Revenue Account, any remaining amounts.

         COLLATERAL ACCOUNT. The Collateral Agent will deposit into an account (the "Collateral Account"): (i) the cash proceeds of any sale of, or other realization upon, all or any part of the Collateral upon exercise by the Collateral Agent of any rights and remedies under the Intercreditor Agreement and the Indentures, as described below under "--DEFAULTS;" (ii) any other amounts received by the Collateral Agent upon the occurrence and continuation of an Event of Default, if such amounts are not otherwise applied as indicated below under "--PRIORITIES OF PAYMENT--REVENUE ACCOUNT;" (iii) any other amounts received by the Collateral Agent pursuant to any of the Security Agreements for which the Intercreditor Agreement does not specify a Trust Account into which such amount is to be deposited; and (iv) upon the occurrence and continuance of an Event of Default, at the instruction of the Trustees and the Letter of Credit Issuer, funds from any other Trust Account. Funds on deposit in the Collateral Account will be distributed in accordance with "--APPLICATION OF PROCEEDS FOLLOWING AN EVENT OF DEFAULT" below.

PRIORITIES OF PAYMENT

         The Collateral Agent will disburse amounts from the Revenue Account, the Letter of Credit Account and the Operating Account in the manner, and in the order of priority, described below.

         REVENUE ACCOUNT. On the first Business Day of each calendar month, the Collateral Agent will withdraw funds from the Revenue Account and apply such funds in the following order of priority:

                  (i) first, for deposit into the Operating Account, an amount equal to the Monthly Operating Deposit (as certified by the Manager);

                  (ii) second, to the Letter of Credit Issuer, an amount, as certified to the Collateral Agent by the Letter of Credit Issuer, equal to all accrued and unpaid interest on all outstanding Draws under the Letter of Credit, to such date and, after the Delivery Date of the last Vessel, the sum of all accrued and unpaid fees payable in respect of the Letter of Credit to such date;

                  (iii) third, to the Letter of Credit Issuer, an amount as certified to the Collateral Agent by the Letter of Credit Issuer, equal to the aggregate amount of Working Capital Draws outstanding on such date; and

                  (iv) fourth, to the Letter of Credit Issuer, an amount, as certified to the Collateral Agent by the Letter of Credit Issuer, equal to the aggregate amount of Interest Draws outstanding on such date;

PROVIDED, HOWEVER, that, in the event that the first Business Day of any calendar month is a Management Fee Payment Date, the application of funds pursuant to subparagraphs (ii), (iii) and (iv) above shall be subordinate to the payment of the Manager's Fee as set forth in the following paragraph; PROVIDED FURTHER, that in the event that the first Business Day of any calendar month is an Interest Payment Date, the application of funds pursuant to subparagraphs
(iii) and (iv) above shall also be subordinate to the payments set forth in subparagraph (A) below.

         On each the first Business Day of each calendar quarter (each a "Management Fee Payment Date") after the Delivery Date of the first Vessel, upon its receipt from the Manager of a written statement describing the amounts then due and payable, the Collateral Agent will withdraw from the Revenue Account, to the extent of funds available therein, an amount equal to the aggregate

Manager's Fee then payable pursuant to the Management Agreement, the Commercial Management Agreement and the Technical Management Agreement, and shall remit such amount to the
Manager.

         Subject to the priorities set forth in the preceding two paragraphs, on each Interest Payment Date the Collateral Agent shall withdraw funds from the Revenue Account, to the extent of funds available therein, and apply such funds in the following order of priority:

                  (A) prior to the Delivery Date of the last Vessel, to the Letter of Credit Issuer, the sum of all accrued and unpaid fees payable in respect of the Letter of Credit to such date;

                  (B) after the Delivery Date of the first Vessel, to the Trustees and the Collateral Agent, on a PRO RATA basis in accordance with amounts owed, an amount, as certified by the respective Trustee or the Collateral Agent, equal to the accrued and unpaid fees and expenses payable in respect of the Indentures and the Intercreditor Agreement;

                  (C) to the First Priority Trustee for the benefit of the Holders of First Priority Exchange Notes and untendered Existing First Priority Notes, if any, an amount, as certified to the Collateral Agent by the First Priority Trustee, equal to all accrued and unpaid interest to such Interest Payment Date on the First Priority Exchange Notes and untendered Existing First Priority Notes, if any; and

                  (D) to the Second Priority Trustee for the benefit of the Holders of Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, an amount, as certified to the Collateral Agent by the Second Priority Trustee, equal to the accrued and unpaid interest to such Interest Payment Date on the Second Priority Notes and untendered Existing Second Priority Notes, if any.

         Any amounts that remain in the Revenue Account on an Interest Payment Date after application in accordance with the foregoing priorities will be treated as Available Cash.

         From time to time after the Delivery Date of the first Vessel, in the event of an extraordinary expense incurred in order to maintain and operate a Vessel in accordance with the related Mortgage, as certified by the Manager to the Trustees and the Collateral Agent, which expense is immediately due and payable, the Collateral Agent will be required to withdraw (each, an "Extraordinary Remittance") from amounts on deposit in the Revenue Account an amount sufficient to meet such extraordinary expense and deposit such amount into the Operating Account.

         LETTER OF CREDIT ACCOUNT. On each Interest Payment Date after the Delivery Date for the first Vessel, any amounts on deposit in the Letter of Credit Account will be withdrawn by the Collateral Agent and transferred into the Revenue Account and applied on such Interest Payment Date solely to amounts payable as described in clauses (B) and (C) of the third paragraph under "--Revenue Account;" PROVIDED, HOWEVER, that such amounts shall not be applied to pay amounts owed as described in such clause (C) unless the Issuer shall have, prior to or on such Interest Payment Date, issued additional Second Priority Notes in an aggregate principal amount of $20.9 million as described under "--TERMS OF THE EXCHANGE NOTES--SECOND PRIORITY EXCHANGE NOTES."

         OPERATING ACCOUNT. The Manager shall have the right to withdraw amounts on deposit in the Operating Account, from time to time, to pay the operating expenses of (i) Vessels as to which the Delivery Date has occurred and (ii) to the extent of Working Capital Draws deposited therein, Vessels the Delivery Date of which is reasonably expected by the Issuer, as evidenced to the Collateral Agent by an Officer's Certificate, to occur within 90 days of the date of such withdrawal date. On the fifteenth day of each January, April, July and October, the Manager shall provide to the Trustees and the Collateral Agent a reasonably detailed statement setting forth, on an aggregate and per Vessel basis, how the amounts withdrawn from the Operating Account were applied during the previous calendar quarter.

APPLICATION OF PROCEEDS FOLLOWING AN EVENT OF DEFAULT

         Upon the occurrence of (i) an Event of Default under either of the Indentures or (ii) an Event of Default under the Letter of Credit Reimbursement Agreement, the related Trustee or the Letter of Credit Issuer, as the case may be, may, subject to the terms and provisions of the Intercreditor Agreement, declare all amounts owing under the applicable Indenture or the Letter of Credit Reimbursement Agreement, as the case may be, to be immediately due and payable and, subject to the terms of the Intercreditor Agreement, direct the Collateral Agent to take action to enforce the remedies contained in the applicable Indenture or the Letter of Credit Reimbursement Agreement, as the case may be.

         Pursuant to the Intercreditor Agreement, all amounts on deposit in the Trust Accounts which may be distributed in the event of an Event of Default, will be distributed on a distribution date selected by the Collateral Agent or at the request of the Letter of Credit Issuer or the Holders (in the aggregate) of a majority of the then outstanding Exchange Notes of both series, in the following order of priority, to the extent of funds available therein:

         FIRST: to the Letter of Credit Issuer, the Trustees and the Collateral Agent, an amount equal to any accrued and unpaid Trustee and Collateral Agent fees and all reasonable expenses and charges incurred by or on behalf of the Letter of Credit Issuer, the Trustees and the Collateral Agent in connection with the ascertainment or protection of their respective rights and the pursuance of their respective remedies under the Indentures, the Letter of Credit Reimbursement Agreement or any of the Security Agreements (including the reasonable fees and expenses of counsel);

         SECOND: to the Letter of Credit Issuer, an amount equal to any amounts owing pursuant to the Letter of Credit Reimbursement Agreement with respect to Working Capital Draws;

         THIRD: to the Letter of Credit Issuer, an amount equal to any amounts pursuant to the Letter of Credit Reimbursement Agreement with respect to Interest Draws;

         FOURTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Exchange Notes and untendered Existing First Priority Notes, if any, an amount equal to any accrued and unpaid interest in respect of the First Priority Exchange Notes and untendered Existing First
Priority Notes, if any, then outstanding;

         FIFTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, an amount equal to any accrued and unpaid interest in respect of the Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, then outstanding;

         SIXTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Exchange Notes and untendered Existing First Priority Notes, if any, an amount equal to the outstanding principal of the First Priority Exchange Notes and untendered Existing First Priority Notes, if any;

         SEVENTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Exchange Notes and the untendered Existing Second Priority Notes, if any, an amount equal to the outstanding principal of the Second Exchange Priority Notes and untendered Existing First Priority Notes, if any; and

         EIGHTH: to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, the excess, if any.

CERTAIN COVENANTS

         LIMITATION ON INDEBTEDNESS. The Issuer shall not Incur, directly or indirectly, any Indebtedness, except that the Issuer may Incur any or all of the following Indebtedness:

                  (1) the Existing First Priority Notes, the First Priority Exchange Notes, the Existing Second Priority Notes and the Second Priority Exchange Notes; and

                  (2) Indebtedness incurred under the Letter of Credit Reimbursement Agreement and under the Security Agreements.

         LIMITATION ON INDEBTEDNESS OF OWNERS. (a) The Issuer shall not permit any Owner to Incur, directly or indirectly, any Indebtedness except that an Owner may Incur the following Indebtedness:

                  (1) Guarantees of the Existing First Priority Notes, the First Priority Exchange Notes, the Existing Second Priority Notes and the Second Priority Exchange Notes, the Issuer's obligations under the Letter of Credit Reimbursement Agreement and any Indebtedness Incurred under the Security Agreements;

                  (2) the Intercompany Note; and

                  (3) Attributable Debt in respect of a UK Lease; PROVIDED, HOWEVER, that prior to such Incurrence, the Issuer shall have delivered to the Trustees written confirmation from the Rating Agencies that the entry into such UK Lease will not result in a downgrading (or possible downgrading) of the Notes.

         LIMITATION ON RESTRICTED PAYMENTS. (a) The Issuer shall not, and shall not permit any Owner, directly or indirectly, to make a Restricted Payment.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit, with respect to the First Priority Indenture, the redemption of Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, pursuant to the provisions described under "--REDEMPTIONS--MANDATORY REDEMPTION UPON THE OCCURRENCE OF CERTAIN EVENTS," or "--TAX REDEMPTION" or the purchase of Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, pursuant to the provisions described under "--MANDATORY OFFERS TO PURCHASE NOTES," in each case only to the extent that the corresponding provisions in the First Priority Indenture have been complied with prior to or on the date of such redemption or purchase.

         LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM OWNERS. The Issuer shall not, and shall not permit any Owner to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Owner to (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or another Owner or pay any Indebtedness owed to the Issuer, (b) make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Closing Date.

         LIMITATION ON ASSET SALES. The Issuer shall not, and shall not permit any Owner to, sell, assign, convey, transfer or otherwise dispose of a Vessel or any other portion of the Collateral, except pursuant to the Security Agreements or a UK Lease and except sales of Incidental Assets.

         LIMITATION ON AFFILIATE TRANSACTIONS. (a) Except for payments under the Building Contracts which the Builders pay to TGE or which the Builders have directed be paid directly to TGE, the Issuer shall not, and shall not permit any Owner to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an "Affiliate Transaction") unless the terms thereof
(1) are no less favorable to the Issuer or such Owner than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (i) are set forth in writing; and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a reasonably appropriate independent qualified appraiser given the size and nature of the transaction to be fair, from a financial standpoint, to the Issuer and the Owners.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--LIMITATION ON RESTRICTED PAYMENTS;" (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other employee benefit plans approved by the Board of Directors;
(iii) the grant of stock options or similar rights to employees and directors of Holdings or the Issuer pursuant to plans approved by the Board of Directors;
(iv) fees paid to directors who are not employees of the Issuer or the Owners;
(v) any Affiliate Transaction between the Issuer and an Owner or between Owners;
(vi) the performance by the Issuer and the Owners of their obligations under the Management Agreement and, in the case of the Owners, the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement, in each case in the form in effect on the

Issue Date; and (vii) the payments made to the Shareholders on the Original Closing Date as described in this Offering Circular under "Certain Transactions."

         LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF OWNERS. The Issuer shall not sell or otherwise dispose of any Capital Stock of an Owner, and shall not permit any such Owner directly, or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Issuer or another Owner or (ii) directors' qualifying shares.

         LIMITATION ON LIENS. The Issuer shall not, and shall not permit any Owner to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of an Owner), whether owned at the Original Closing Date or thereafter acquired, other than Permitted Liens.

         LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Issuer shall not, and shall not permit any Owner to, enter into any Sale/Leaseback Transaction, except for a UK Lease.

         MERGER AND CONSOLIDATION. The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, except in connection with the imposition of Additional Amounts and unless: (i) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a Person organized and existing under (a) the laws of the United States of America, any State thereof or the District of Columbia, (b) the laws of the Republic of Liberia, (c) the laws of the Isle of Man or (d) any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and the Successor Issuer (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the applicable Trustee, in form satisfactory to such Trustee, all the obligations of the Issuer under the Exchange Notes and the applicable Indenture; (ii) the Successor Issuer (if not the Issuer) shall expressly assume all the obligations of the Issuer under the Security Agreements and the Letter of Credit Reimbursement Agreement;
(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Subsidiary as a result of such transaction as having been Incurred by such Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction, the Successor Issuer shall have a Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Issuer immediately prior to such transaction; (v) the Issuer shall have delivered to the applicable Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable Indenture and (vi) an opinion of counsel in the jurisdiction where the Successor Issuer is domiciled (the "Applicable Jurisdiction") to the effect that (A) any payment of interest, principal or premiums (if any) on the Exchange Notes by the Successor Issuer to a Holder will, after the consolidation, merger, conveyance, transfer or lease of assets be exempt from withholding tax in the Applicable Jurisdiction and (B) no other taxes on income (including taxable capital gains) will be payable under any tax law of the Applicable Jurisdiction by a Holder of the Exchange Notes, who is or who is deemed to be a non-resident of the Applicable Jurisdiction in respect of the acquisition, ownership or disposition of the Exchange Notes including the receipt of interest, principal or premiums thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the Exchange Notes in carrying on a business in the Applicable Jurisdiction.

         The Successor Issuer shall be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indentures, but the predecessor Issuer in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Exchange Notes.

         The Issuer shall not permit any Owner to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person, except in connection with the imposition of Additional Amounts and unless: (i) the resulting, surviving or transferee Person (the "Successor Owner") shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under (a) the laws of the United States of America, or any State thereof or the District of Columbia, (b) the laws of the Republic of Liberia, (c) the Isle of Man or (d) any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and the Successor Owner (if not the Owner) shall expressly assume, by a Guarantee Agreement, all the obligations of such Owner, if any, under its Guarantee; (ii) the Successor Owner (if not the Owner) shall expressly assume, by the Guarantee Agreement, all the obligations of such Owner, if any, under its Guarantee of the Issuer's obligations under the Security Agreements and the Letter of Credit Reimbursement Agreement; (iii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Owner as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iv) the Issuer delivers to the applicable Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with the applicable Indenture; and (v) an opinion of counsel in the jurisdiction where the Successor Owner is domiciled (the "Applicable Jurisdiction") to the effect that (A) any payment of interest, principal or premiums (if any) on the Guarantee by the Successor Owner to a Holder will, after the consolidation, merger, conveyance, transfer or lease of assets be exempt from withholding tax in the Applicable Jurisdiction and (B) no other taxes or income (including taxable capital gains) will be payable under any tax law of the Applicable Jurisdiction by a Holder of the Securities who is or who is deemed to be a non-resident of the Applicable Jurisdiction in respect to the acquisition, ownership or disposition of the Securities, including the receipt of interest, principal or premiums thereon, PROVIDED that such Holder does not use or hold, and is not deemed to use or hold the Securities in carrying on a business in the Applicable Jurisdiction.

         LIMITATION ON BUSINESS ACTIVITIES. The Issuer shall not conduct any trade or business other than holding Investments in the Owners. The Issuer shall not permit any Owner to conduct any trade or business other than the ownership and operation of its respective Vessel and holding Investments in the Issuer or one or more other Owners.

         IMPAIRMENT OF SECURITY INTEREST. The Issuer shall not, and shall not permit any Owner to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustees and the Holders of the Exchange Notes, and the Issuer shall not, and shall not permit any Owner to, grant to any Person other than the Collateral Agent, for the benefit of the Trustees, the Letter of Credit Issuer and the Holders of the Exchange Notes, any interest whatsoever in any of the Collateral.

         AMENDMENTS TO SECURITY AGREEMENTS. The Issuer shall not, and shall not permit any Owner to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Agreements in any way that would be adverse to the Holders of the Exchange Notes.

         SEC REPORTS. Whether or not required by the rules and regulations of the Commission, Holdings shall furnish to the Noteholders (i) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 20-F and 10-Q if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by Holdings' certified independent accountants and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports; PROVIDED, HOWEVER, that (x) such quarterly financial information shall be furnished within 60 days following the end of each such fiscal quarter of Holdings (provided that the initial quarterly information shall be furnished within 75 days following the end of the most recently completed fiscal quarter ending prior to the Original Closing Date) and (y) such annual financial information shall be furnished within 120 days following the end of the fiscal year of Holdings. In addition, whether or not required by the rules and regulations of the Commission, Holdings will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such filing). In addition, Holdings shall furnish to the Noteholders and to prospective investors, upon the requests of such Noteholders, any information required to be delivered pursuant to Rule 144A (d) (4) under the Securities Act so long as the Exchange Notes are not freely transferable under the Securities Act.

         LIMITATION ON ACTIVITIES OF HOLDINGS. (a) Holdings shall not Incur, directly or indirectly, any Indebtedness other than the Holdings Pledge.

         (b) Holdings shall at all times be the holder of record of, and shall be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of, 100% of the outstanding Capital
Stock of the Issuer.

         (c) Holdings shall not engage in any trade or business or hold any assets or make any Investments (other than, in each case, the ownership of the Capital Stock of the Issuer).

         (d) Holdings shall not, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties, other than the Holdings Pledge.

         (e) Holdings shall not consolidate with or merge with or into any Person.

DEFAULTS

         An Event of Default is defined in the Indentures as (i) a default in the payment of interest on the Notes when due, continued for 30 days; (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional or mandatory redemption, required purchase, declaration or otherwise; (iii) the failure by the Issuer to comply with its obligations under "--CERTAIN COVENANTS--MERGER AND CONSOLIDATION" above; (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations in the covenants described above under "--CHANGE OF CONTROL" (other than a failure to purchase Exchange Notes), "--LIMITATION ON INDEBTEDNESS," "--LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF OWNERS," "--LIMITATION ON RESTRICTED PAYMENTS," "--LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM OWNERS," "--LIMITATION ON ASSET SALES," "--LIMITATION ON AFFILIATE TRANSACTIONS," "--LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF OWNERS," "--LIMITATION ON LIENS," "--LIMITATION ON SALE/LEASEBACK TRANSACTIONS," "--LIMITATION ON BUSINESS ACTIVITIES," "--IMPAIRMENT OF SECURITY INTEREST," "--AMENDMENT TO SECURITY AGREEMENTS" or "--SEC REPORTS" or the failure by Holdings to comply for 10 Business Days after notice with any of its obligations in the covenant described above under "--CERTAIN COVENANTS--LIMITATION ON ACTIVITIES OF HOLDINGS;" (v) the failure by the Issuer to comply with its other agreements contained in the Indentures or in the Security Agreements, or the occurrence of an event of default under a Mortgage, and such failure or event of default continues for 60 days after notice; (vi) Indebtedness of Holdings, the Issuer or any Owner is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross acceleration provision"); (vii) certain events of bankruptcy, insolvency or reorganization of Holdings, the Issuer or an Owner (the "bankruptcy provisions"); (viii) any judgment or decree for the payment of money in excess of $5.0 million is entered against Holdings, the Issuer or an Owner, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); (ix) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or an Owner denies or disaffirms its obligations under its Guarantee (the "guarantee default provision"); (x) the security interest under the Indentures or the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the applicable Indenture and the Security Agreements) other than the satisfaction in full of all obligations under the applicable Indenture and discharge of the applicable Indenture, or any security interest created thereunder or in the Security Agreements shall be declared invalid or unenforceable or the Issuer, Holdings or any Owner shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provision"); or (xi) the Designated Owners cease to own (and vote at their discretion) Voting Stock of Holdings representing at least a majority of the Voting Stock of Holdings and cease to own Capital Stock of Holdings entitling them to at least a majority of the equity interests in Holdings. However, a default under clauses (iv), (v) and
(viii) will not constitute an Event of Default under an Indenture with respect to a series of Exchange Notes, until the applicable Trustee or the Holders of 25% in principal amount of the outstanding Exchange Notes of such series notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

         If an Event of Default occurs with respect to a series of Exchange Notes and is continuing, the applicable Trustee or the Holders of at least 25% in principal amount of the outstanding Exchange Notes of such series may declare the principal of and accrued but unpaid interest on all the Exchange Notes, of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest on all the Exchange Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustees or any Holders of the Exchange Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Exchange Notes of a series may rescind any such acceleration with respect to the Exchange Notes of such series and its consequences. Subject to the provisions of the Indentures relating to the duties of the Trustees, in case an Event of Default occurs with respect to a series of Notes and is continuing, the applicable Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the Holders of the Exchange Notes of such series unless such Holders have offered to such Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of an Exchange Note, of a series may pursue any remedy with respect to the applicable Indenture or the Exchange Notes of such series unless (i) such Holder has previously given the applicable Trustee notice that an Event of Default is continuing; (ii) Holders of at least 25% in principal amount of the outstanding Exchange Notes of such series have requested such Trustee to pursue the remedy;
(iii) such Holders have offered such Trustee reasonable security or indemnity against any loss, liability or expense; (iv) such Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and (v) the Holders of a majority in principal amount of the outstanding Exchange Notes of such series have not given such Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or of exercising any trust or power conferred on the applicable Trustee. Such Trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that such Trustee determines is unduly prejudicial to the rights of any other Holder of an Exchange Note of such series or that would involve such Trustee in personal liability.

         Each Indenture provides that if a Default occurs and is continuing and is known to the Trustee, such Trustee must mail to each Holder of the Exchange Notes of the applicable series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on an Exchange Note of a series, the applicable Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of the Exchange Notes of such series. In addition, the Issuer is required to deliver to each Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to each Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         A director, officer or employee, as such, of the Issuer or Holdings shall not have any liability for any obligations of the Issuer or Holdings, as the case may be, under the Indentures, the Security Agreements or the Intercreditor Agreement. In addition, a director, officer, employee or stockholder, as such, of the Owners shall not have any liability for any obligations of the Owners under the

Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.

AMENDMENTS AND WAIVERS

         Subject to certain exceptions, each Indenture may be amended with the consent of the Holders of a majority in principal amount of the Exchange Notes of the applicable series then outstanding (including consents obtained in connection with a tender offer or exchange for the Exchange Notes of such series) and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Exchange Notes of such series then outstanding. However, without the consent of each Holder of an outstanding Exchange Note of a series affected thereby, no amendment may, among other things, (i) reduce the amount of Exchange Notes of such series whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Exchange Note of such series; (iii) reduce the principal of or extend the Stated Maturity of any Exchange Note of such series; (iv) reduce the premium payable upon the redemption of any Note of such series or change the time at which any Exchange Note of such series may be redeemed as described under "--REDEMPTIONS" above;
(v) make any Exchange Note of such series payable in money other than that stated in the Exchange Note of such series; (vi) impair the right of any Holder of the Exchange Notes of such series to receive payment of principal of and interest on such Holder's Exchange Notes or untendered Existing Notes, if any, of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Exchange Notes of such series; (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; (viii) make any change in any Guarantee or Security Agreements that would adversely affect the Holders of such series or terminate the Lien of the Indenture or any Security Agreement on any property at any time subject thereto or deprive the Holder of the security afforded by the Lien of such Indenture or the Security Agreements; or (ix) make any change in the covenants described under "--CERTAIN COVENANTS" that would adversely affect the Holders of such series.

         Without the consent of any Holder of the Exchange Notes of a series, the Issuer and related Trustee may amend the applicable Indenture or any Security Agreement to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer under such Indenture, to provide for uncertificated Exchange Notes of such series in addition to or in place of certificated Exchange Notes of such series (PROVIDED that such uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that such uncertificated Exchange Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Exchange Notes of such series, to secure the Exchange Notes of such series, to add to the covenants of the Issuer for the benefit of the Holders of the Exchange Notes or untendered Existing Notes, if any, of such series or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any Holder of the Exchange Notes of such series or to comply with any requirement of the SEC in connection with the qualification of the applicable Indenture under the Trust Indenture Act.

         The consent of the Holders of the Exchange Notes of a series is not necessary under the applicable Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under an Indenture becomes effective, the Issuer is required to mail to Holders of the Exchange Notes of the applicable series a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Exchange Notes of such series, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

         The Exchange Notes will be issued in registered form and will be transferable (subject to applicable federal and state securities laws) only upon the surrender of the Exchange Notes being transferred for registration of transfer. The Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

         The Issuer at any time may terminate all its obligations under the Exchange Notes of a series and the applicable Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes of such series, to replace mutilated, destroyed, lost or stolen Exchange Notes of such series and to maintain a registrar and paying agent in respect of the Exchange Notes of such series. The Issuer at any time may terminate its obligations under the Exchange Notes of a series and the applicable Indenture under "--MANDATORY OFFERS TO PURCHASE EXCHANGE NOTES--OFFER TO PURCHASE UPON CHANGE OF CONTROL" and under the covenants described under "--CERTAIN COVENANTS" (other than the covenant described under "--MERGER AND CONSOLIDATION"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Owners, the judgment default provision, the guarantee default provision and the security default provision described under "--Defaults" above and the limitations contained in clause (iv) of the first paragraph under, and in the third paragraph under, "--CERTAIN COVENANTS--MERGER AND CONSOLIDATION" above ("COVENANT DEFEASANCE").

         The Issuer may exercise its legal defeasance option with respect to a series of Exchange Notes notwithstanding its prior exercise of its covenant defeasance option with respect to such series. If the Issuer exercises its legal defeasance option with respect to a series of Exchange Notes, payment of the Exchange Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option with respect to a series of Exchange Notes, payment of the Exchange Notes of such series may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Owners), (viii), (ix), (x) or
(xi) under "--DEFAULTS" above or because of the failure of the Issuer to comply with clause (iv) of the first paragraph, or with the third paragraph, under "--CERTAIN COVENANTS--MERGER AND CONSOLIDATION" above. If the Issuer exercises its legal defeasance option or its covenant defeasance option with respect to a series of Exchange Notes, each Owner will be released from all its obligations with respect to its Guarantee and the Security Agreements with respect to such series, as applicable.

         In order to exercise either defeasance option with respect to a series of Exchange Notes, the Issuer must irrevocably deposit in trust (the "Defeasance Trust") with the applicable Trustee money or U.S. Government Obligations for the payment of principal and interest on the Exchange Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the applicable Trustee of an Opinion of Counsel to the effect that Holders of the Exchange Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

         Notwithstanding the foregoing, the exercise of either defeasance option by the Issuer may not be enforceable if such defeasance improves the position of Noteholders of either series of Exchange Notes as against any other creditor of the Issuer, whether actual, contingent or otherwise. Furthermore, the Issuer may not exercise its legal defeasance or covenant defeasance options unless the Rating Agencies confirm to the applicable Trustee in writing that such exercise will not result in a ratings decline with respect to either series of Exchange Notes.

CONCERNING THE TRUSTEES

         United States Trust Company of New York is the Trustee under the First Priority Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the First Priority Exchange Notes and untendered Existing First Priority Notes, if any.

         The Chase Manhattan Bank is the Trustee under the Second Priority Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Second Priority Exchange
Notes and untendered Existing Second Priority Notes, if any.

         United States Trust Company of New York is the Collateral Agent under the Intercreditor Agreement.

         The Holders of a majority in principal amount of the outstanding Exchange Notes of a series have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. Each Indenture provides that if an Event of Default occurs (and is not cured) thereunder, the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, such Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request of any Holder of Exchange Notes of the applicable series, unless such Holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of such Indenture.

         Prior to the Delivery Date of the first Vessel, the Manager is responsible for the payment of the fees and expenses of the Trustees and the Collateral Agent. Thereafter, the fees and expenses of the Trustees and the Collateral Agent shall be payable from amounts held in the Revenue Account. See "--PRIORITIES OF PAYMENTS--REVENUE ACCOUNT."

GOVERNING LAW

         Each of the Indentures and the Intercreditor Agreement provides that the Indentures, the Intercreditor Agreement, the Exchange Notes and each of the Security Agreements, other than the Mortgages and the Issue of One Debenture, are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Building Contract Guarantees and the Performance Bonds are governed by the laws of England.

ENFORCEABILITY OF JUDGMENTS

         Since most of the operating assets of Holdings and its Subsidiaries are located outside the United States, any judgment obtained in the United States against Holdings or a Subsidiary, including judgments with respect to the payment of principal of and interest on the Exchange Notes, may not be collectible within the United States. See "ENFORCEMENT OF CIVIL LIABILITIES."

CONSENT TO JURISDICTION AND SERVICE

         Each Indenture provides that Holdings, the Issuer and each Guarantor will appoint Cambridge Partners, L.L.C., 535 Madison Avenue, New York, New York 10022 as its agent for actions brought under Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction. See "ENFORCEMENT OF CIVIL LIABILITIES."

CERTAIN DEFINITIONS

           "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--CERTAIN COVENANTS--LIMITATION ON RESTRICTED PAYMENTS" and "--CERTAIN COVENANTS--LIMITATION ON AFFILIATE TRANSACTIONS" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "ALLOCATED PORTION OF INTEREST DRAW" means, with respect to an Interest Draw and a Vessel that has been accepted by the related Owner under the related Building Contract, an amount equal to the product of (a) the amount of such Interest Draw and (b) a fraction the numerator of which is one and the denominator of which is the number of Vessels that have been accepted by the related Owners as of the date of such Interest Draw.

         "ALLOCATED PORTION OF INTEREST DRAWS FOR A VESSEL" means, as of any date of determination and with respect to a Vessel, an amount equal to the aggregate principal amount of all Allocated Portion of Interest Draws for such Vessel as of such date of determination.

         "ALLOCATED PRINCIPAL AMOUNT" means at any time, when used with reference to the Exchange Notes and untendered Existing Notes and any Vessel, the following amounts: The quotient of (a) the difference between (i) the sum of the initial principal amount of the First Priority Exchange Notes and untendered Existing First Priority Notes, if any, and the initial principal amount of the Second Priority Exchange Notes and untendered Existing Second Priority Notes, if any, and (ii) all amounts applied to the payment of principal thereof as of such time and (b) the difference between (i) five and (ii) the sum of (A) the number of Vessels that have been rejected as of such time by the Owners pursuant to the terms of the Building Contracts and (B) the number of Vessels released as of such time by the Collateral Agent from the Lien of the related Mortgage.

         "ASSIGNMENT OF EARNINGS AND ISSUANCES" means, for each Vessel, the Assignment of Earnings and Insurances, dated on or before the Delivery Date for such Vessel, between the related
Owner and the Collateral Agent.

         "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the First Priority Exchange Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "AVAILABLE CASH" means, as of any Available Cash Determination Date, an amount equal to the excess, if any, of (a) the amounts available in the Revenue Account after giving effect to the payments made therefrom on the related Interest Payment Date over (b) the Manager's Fee for the Vessels payable on the Management Fee Payment Date next succeeding such Interest Payment Date.

         "AVAILABLE CASH DETERMINATION DATE" means, with respect to an Available Cash Payment Date, the close of business on the first Business Day of the month immediately preceding such Available Cash Payment Date.

         "BOARD OF DIRECTORS" means the Board of Directors of Holdings (or, if Holdings no longer controls the Issuer, the Issuer) or any committee thereof duly authorized to act on behalf of such Board.

         "BUDGETED MONTHLY OPERATING BALANCE" means as of any date of determination the product of (i) $500,000 and (ii) the number of Vessels as to which the Delivery Date has occurred.

         "BUILDERS" means Jiangnan Shipyard and China Shipbuilding Trading Company, Limited.

         "BUILDING CONTRACT" means any of the shipbuilding contracts for the Vessels between the Builders and Holdings, each dated as of February 4, 1997, as amended and restated as of June 26, 1997 and as further amended as of August 1, 1997, and assigned by Holdings to the Owners on or before the Original Closing Date.

         "BUILDING CONTRACT GUARANTEE" means, with respect to each Building Contract, the guarantee on behalf of the Builders, issued or to be issued by The Export-Import Bank of China.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the corporate trust office of the Collateral Agent, are authorized by law to close.

         "CAPITAL LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "CGTC" means Cambridge Gas Transport Corporation, a Cayman Islands corporation, and its successors.

         "CHARTERS" is defined to mean each charter party and contract of affreightment between an Owner, or the Manager on behalf of an Owner, and any third party with respect to a Vessel, and as the same may be amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMERCIAL MANAGEMENT AGREEMENT" means the Master Commercial Marketing and Services Agreement between Holdings and GEBAB dated as of February 28, 1997, assigned by Holdings to the Manager on behalf of the Owners on or before the Original Closing Date.

         "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition of any Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of such Vessel by any Governmental Authority or by persons acting or purporting to act on behalf of any Governmental Authority.

         "CONSOLIDATED NET WORTH" means, with respect to any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "CONTRACTUAL DELIVERY DATE" means, with respect to a Vessel, the date specified in the related Building Contract for the delivery of such Vessel.

         "DCR" means Duff & Phelps Credit Rating Co. and its successors.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DELIVERY DATE" means, with respect to a Vessel, the date such Vessel is accepted by the related Owner pursuant to the terms of the related Building Contract.

         "DESIGNATED OWNERS" means CGTC, GEBAB, Xenon Shipping, Inc., a Norwegian corporation, and any Person actually controlled (as defined in the definition of "Affiliate") by any of the foregoing.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to required purchase at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Exchange Notes.

         "DRAW AMOUNT" means the amount drawn under an Interest Draw or a Working Capital Draw, as the case may be.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" means the First Priority Exchange Notes and the Second Priority Exchange Notes.

         "EXISTING FIRST PRIORITY NOTES" means First Priority Notes which are not First Priority Exchange Notes.

         "EXISTING NOTES" means the Existing First Priority Notes and the Existing Second Priority Notes.

         "EXISTING SECOND PRIORITY NOTES" means Second Priority Notes which are not Second Priority Exchange Notes.

         "FIRST PRIORITY EXCHANGE NOTES" means the notes of the Issuer exchanged hereunder for Existing First Priority Notes pursuant to the Registered Exchange Offer in connection with which this Prospectus is prepared, or in a private exchange.

         "FIRST PRIORITY NOTE INTEREST AMOUNT" means, as of any Interest Payment Date, the amount of interest, determined by the First Priority Trustee, that is accrued and unpaid on the Allocated Principal Amount of the First Priority Notes as of such Interest Payment Date in respect of each

Vessel as to which the Delivery Date has occurred as of such Interest Payment Date; PROVIDED that the First Priority Note Interest Amount on the Allocated Principal Amount of First Priority Notes in respect of a Vessel for the period prior to the Delivery Date of such Vessel shall be zero.

         "FIRST PRIORITY NOTE INTEREST SHORTFALL" means, with respect to each Interest Payment Date, the excess of (i) the First Priority Note Interest Amount in respect of such Interest Payment Date over (ii) the amount available in the Revenue Account (after giving effect to the distributions described in (i) and (ii) under "--Priorities of Payments--Revenue Account" to be made on such Interest Payment Date) as of the opening of business on the third Business Day prior to such Interest Payment Date.

         "FIRST PRIORITY NOTES" means the Existing First Priority Notes and the First Priority Exchange Notes.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Original Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Sections 13 or 15(d) of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "GEBAB" means Gesellschaft fur Konzeption, Beratung, Vermittlung und Betreuung privater Investitionen mbH, a German corporation.

         "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Collateral or to the execution, delivery or performance of the Indentures or any Security Agreement.

         "GOVERNMENTAL AUTHORITY" means the United States federal or any foreign government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over an Owner or the operation of a Vessel.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

         "GUARANTEE AGREEMENT" means a supplemental indenture, in a form satisfactory to the applicable Trustee, pursuant to which a successor Owner becomes subject to the applicable terms and conditions of the applicable Indenture.

         "HOLDER" OR "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "INCIDENTAL ASSET" means any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by the Issuer or an Owner that has become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Issuer or such Owner, as the case may be. In no event shall the term "Incidental Asset" include a Vessel.

         "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

         "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than a written commitment made on or prior to the Original Closing Date);

                  (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "INITIAL LETTER OF CREDIT AMOUNT FOR INTEREST DRAWS" means $45.5 million.

         "INSURANCE POLICIES" means with respect to a Vessel, those policies of insurance required to be maintained pursuant to the terms of the related Mortgage.

         "INSURANCE PROCEEDS" means the proceeds of the Insurance Policies.

         "INTERCOMPANY NOTE" means the revolving credit promissory note, dated the Original Closing Date, from the Owners evidencing the loans made by the Issuer to the Owners on the Original Closing Date as well as any amounts loaned from time to time by the Issuer to the Owners for working capital requirements of the Owners.

         "INTEREST" with respect to a Note, means the interest thereon plus any Additional Amount with respect to such Note.

         "INTEREST PAYMENT DATE" means any date on which interest is payable on the First Priority Exchange Notes or the Second Priority Exchange Notes.

         "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. The payments of the Purchase Price shall not be deemed to be an Investment.

         "ISSUE OF ONE DEBENTURE" means, with respect to each Owner, the issue of one debenture, dated as of the Original Closing Date, between each Owner and the Collateral Agent wherein such Owner grants to the Collateral Agent a security interest in and to all of such Owner's now owned and hereafter acquired property.

         "LETTER OF CREDIT" means the letter of credit issued pursuant to the Letter of Credit Reimbursement Agreement.

         "LETTER OF CREDIT ISSUER" means Credit Suisse First Boston acting through its London branch, as funding bank and as administrating bank for the participating banks party to the Letter of Credit
Reimbursement Agreement.

         "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means the Letter of Credit Reimbursement Agreement and Guaranty dated as of the Original Closing Date among the Letter of Credit Issuer, the participating banks from time to time party thereto, the Issuer, Holdings and each of the Owners.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "MANAGEMENT AGREEMENT" means the management agreement to be entered into among Navigator Gas Management Limited, the Issuer, Holdings and each of the Owners.

         "MANAGER" means the company that manages the Vessels, which initially shall be Navigator Gas Management Limited.

         "MANAGER'S FEE" means, with respect to each Vessel, (a) prior to the Delivery Date thereof, an amount equal to $30,000 per annum, and (b) from and after the Delivery Date thereof, an amount equal to $120,000 per annum.

         "MAXIMUM AMOUNT AVAILABLE UNDER THE LETTER OF CREDIT" means, as of each date of determination, (1) the Initial Letter of Credit Amount for Interest Draws less (2) all Interest Draws made on the Letter of Credit to such date of determination plus (3) all amounts reimbursed to the Letter of Credit Issuer in repayment of Interest Draws, other than in respect of interest on outstanding Interest Draws, to such date of determination.

         "MOODY'S" means Moody's Investor Service, Inc. and its successors.

         "MORTGAGE" means the mortgage granted to the Collateral Agent by each Owner on its related Vessel to secure the obligations of such Owner under its Guarantee and the Letter of Credit
Reimbursement Agreement.

         "NOTE INTEREST SHORTFALL" means, with respect to each Interest Payment Date, the sum of (a) the First Priority Note Interest Shortfall and (b) the Second Priority Note Interest Shortfall.

         "NOTES" means the Existing Notes and the Exchange Notes.

         "OFFERINGS" means the offerings of the Existing First Priority Notes and the Existing Second Priority Notes.

         "ORIGINAL CLOSING DATE" means August 7, 1997.

         "OWNERS" means: Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an Isle of Man private limited company, and their respective successors.

         "PERFORMANCE BOND" means, with respect to the Building Contracts, the performance bonds issued by The Export Import Bank of China, on behalf of the Builders, and Generale de Banque, on behalf of TGE.

         "PERMITTED HOLDER" means CGTC, Xenon and GEBAB and their Related
Parties.

         "PERMITTED INVESTMENT" means an Investment by the Issuer or any Owner in (i) the Issuer or an Owner; (ii) Temporary Cash Investments; (iii) receivables owing to the Issuer or any Owner if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Issuer or any such Owner deems reasonable under the circumstances; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; and (v) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Owner or in satisfaction of judgments.

         "PERMITTED LIENS" means, with respect to any Person, the following: (a) Liens securing obligations under the Indentures, the Existing Notes, the Letter of Credit Reimbursement Agreement and the Security Agreements; (b) other Liens existing or securing Indebtedness existing (or for which a written commitment has been made on or prior to the Original Closing Date) on the Original Closing Date; (c) Liens granted after the Original Closing Date in favor of the Holders; and in the case of an Owner, the following additional Liens: (d) Liens for crews' wages and pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (f) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (g) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness; (h) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (i) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (j) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to such Person in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price); (k) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof; (l) charters, leases or subleases granted to others in the ordinary course of business that are subject to the relevant Mortgage and that do not materially interfere with the ordinary course of business of the Issuer and the Owners, taken as a whole; (m) (A) Liens in favor of the Issuer or any Owner, (B) Liens arising from the rendering of a final judgment or order against the Issuer or any Owner that does not give rise to an Event of Default and (C) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof; (n) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and (o) Liens for salvage. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock or any other class of such Person.

         "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act.

         "PUBLIC MARKET" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock (being ordinary shares) of

Holdings has been distributed by means of an effective registration statement under the Securities Act or is eligible for distribution pursuant to Rule 144(k) under the Securities Act.

         "PURCHASE PRICE" means, with respect to a Vessel, the amount specified under the related Building Contract as the total purchase price to be paid to the Builders for such Vessel.

         "RATING AGENCIES" means S&P, DCR and Moody's, or if S&P, DCR or Moody's or all of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P, DCR or Moody's or all of them, as the case may be.

         "REFUND AMOUNT" means, with respect to a Vessel and the related Building Contract, the amount payable by the Builders in the event such Building Contract is rescinded by the related Owner because of a material breach thereof by the Builders (including a failure to pay liquidated damages for any delay in the delivery of the related Vessel) or is otherwise terminated.

         "REGISTRAR" means, initially, The United States Trust Company of New York with respect to the First Priority Exchange Notes and untendered Existing First Priority Notes, if any, and The Chase Manhattan Bank with respect to the Second Priority Exchange Notes and untendered Existing
First Priority Notes, if any.

         "REGISTRATION JURISDICTION" means the Republic of Liberia or such other jurisdiction under whose laws a Vessel is permitted to be registered under the terms and subject to the conditions of the Indentures and the related Mortgage.

         "RELATED BUSINESS" means any business related, ancillary or complementary to the businesses of the Issuer and the Owners on the Original Closing Date.

         "RELATED PARTY" with respect to a Permitted Holder means (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of the foregoing or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such other persons referred to in the immediately preceding clause (A).

         "RESCISSION AMOUNT" means, as of any date of determination and with respect to a Vessel and the termination of its related Building Contract, the sum of (a) the Allocated Principal Amount of the Notes for such Vessel as of such date, (b) all accrued and unpaid interest thereon to the date of the required redemption of the Notes as a result of such termination, (c) any and all Manager's Fees owing to the Manager in respect of such Vessel, (d) an amount equal to the amounts of all Working Capital Draws made with respect to such Vessel, together with all amounts owing to the Letter of Credit Issuer with respect thereto and (e) any cost incurred by the Collateral Agent in connection with the related redemption.

         "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock, (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person or of any Capital Stock of an Owner held by any Affiliate of the Issuer (other than an Owner), including the exercise of any option to exchange any Capital Stock, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Inc. and its successors.

         "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or an Owner transfers such property to a Person and the Issuer or an Owner leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "SECOND PRIORITY EXCHANGE NOTES" means the Exchange Notes of the Issuer exchanged hereunder for Existing Second Priority Notes pursuant to the Registered Exchange Offer in connection with which this Prospectus is filed, or in a private exchange, or otherwise issued after the Original Closing Date.

         "SECOND PRIORITY NOTE INTEREST AMOUNT" means, as of any Interest Payment Date, the amount of interest, determined by the Second Priority Trustee, that is accrued and unpaid on the Allocated Principal Amount of the Second Priority Notes as of such Interest Payment Date in respect of each Vessel as to which the Delivery Date has occurred as of such Interest Payment Date; PROVIDED, HOWEVER, that the Second Priority Note Interest Amount on the Allocated Principal Amount of Second Priority Notes in respect of a Vessel for the period prior to the Delivery Date of such Vessel shall be zero.

         "SECOND PRIORITY NOTE INTEREST SHORTFALL" means, with respect to each Interest Payment Date, the excess of (i) the Second Priority Note Interest Amount in respect of such Interest Payment Date over (ii) the amount available in the Revenue Account (after giving effect to distribution of amounts pursuant to clauses (i)--(iii) described under "--PRIORITY OF PAYMENTS --REVENUE ACCOUNT" on such Interest Payment Date as of the opening of business on the third Business Day prior to such Interest Payment Date; PROVIDED, HOWEVER, that the Second Priority Note Interest Shortfall will be deemed to be zero unless and until the Issuer shall have issued after the Original Closing Date $20.9 million in aggregate principal amount of additional Second Priority Exchange Notes in lieu of paying accrued and unpaid interest on the Second Priority Notes in cash.

         "SECOND PRIORITY NOTES" means the Existing Second Priority Notes and the Second Priority Exchange Notes.

         "SECURITY AGREEMENTS" means the Intercreditor Agreement, the Mortgages, the Assignments of Earnings and Insurances, each Original Closing of One Debenture and any other similar instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended in accordance with their respective terms and the terms of the Indentures and the Letter of Credit Reimbursement Agreement.

         "SUBORDINATED OBLIGATION" with respect to a series of Notes means any Indebtedness of the Issuer (whether outstanding on the Original Closing or thereafter Incurred) which is subordinate or junior in right of payment to the Notes of such series pursuant to a written agreement to that effect; PROVIDED, HOWEVER, that the Second Priority Notes shall constitute Subordinated Obligations under the First Priority Indenture.

         "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "TECHNICAL MANAGEMENT AGREEMENT" means the Baltic and International Maritime Council (BIMCO) Standard Ship Management Agreement between GEBAB and Holdings, on behalf of the Owners, dated as of February 28, 1997, assigned by Holdings to the Manager on behalf of the Owners on or before the Original Closing Date.

         "TECHNICAL SUPERVISION AGREEMENT" means the Agreement on Contract for Technical Matters among GEBAB, Holdings, on behalf of the Owners, and the Builders dated as of February 28, 1997, assigned by Holdings to the Manager on behalf of the Owners on or before the Original Closing Date.

         "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust issuer which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust issuer has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an

Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's "A-1" (or higher) according to S&P or "D-1" (or higher) according to DCR; (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P, Moody's or DCR and (vi) guaranteed investment contracts, investment agreements or similar agreements initially rated "A" by S&P or Moody's that are treated as Indebtedness for United States federal income tax purposes. For purposes of determining whether a Temporary Cash Investment matures on or before the next succeeding Interest Payment Date, each payment received under a Temporary Cash Investment described in clause (vi) above will be considered to be the maturity of such Temporary Cash Investment. A guaranteed investment contract, investment agreement or similar agreement that constitutes a senior unsecured long-term debt obligation of a Person shall be deemed to have the same rating as such Person's other senior unsecured long-term debt obligations, if any, that are rated by a Rating Agency.

         "TGE" means Tractebel Gas Engineering GmbH, and its successors and assigns.

         "TOTAL LOSS" means, with respect to a Vessel that has been accepted by an Owner pursuant to the related Building Contract, either (a) the actual or constructive or compromised or arranged total loss of the Vessel, (b) the Compulsory Acquisition of the Vessel or (c) a requisition by a Governmental Authority for hire of the Vessel for a period in excess of 180 days. Any actual loss of the Vessel shall be deemed to have occurred at 1200 hours Greenwich Mean Time ("GMT") on the actual date on which the Vessel was lost or in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred at 1200 hours GMT on the day next following the day on which the Vessel was last heard from. A constructive total loss shall be deemed to have occurred at 1200 hours GMT on the earliest of: (1) the date that notice of abandonment of the Vessel is given to the insurers, provided a claim for total loss is admitted by the insurers, (2) if the insurers do not admit such a claim, at the date and time GMT at which a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred, or (3) the date that a report is rendered by one or more experts in marine surveying and vessel valuation concluding that salvage, repair and associated costs in restoring the Vessel to the condition specified in each Mortgage exceed the Vessel's fair market value in sound condition.

         "TOTAL LOSS PAYMENT" means, as of any date of determination and with respect to a Total Loss of a Vessel, the sum of (a) the Allocated Principal Amount of the Notes for such Vessel as of such date, (b) all accrued and unpaid interest thereon to the date of the required redemption of the Notes as a result of such Total Loss, (c) any and all premiums payable with respect to such redemption, (d) any and all Manager's Fees owing to the Manager in respect of such Vessel, (e) an amount equal to the amounts of all Working Capital Draws made with respect to such Vessel, together with all amounts owing to the Letter of Credit Issuer with respect thereto and (f) an amount equal to the Allocated Portion of all Interest Draws for such Vessel, together with all amounts owing to the Letter of Credit Issuer with respect thereto.

         "UK LEASE" means an arrangement pursuant to which (i) an Owner enters into either a hire purchase agreement or a conditional sale contract with a UK Lessor providing for such UK Lessor to pay a purchase price for the related Vessel and granting such UK Lessor a right of possession in respect of such Vessel, (ii) such UK Lessor charters such Vessel to such Owner under a bareboat charter for a term ending after the maturity date of the Notes and (iii) such Owner's monetary obligations with respect to such charter are effectively satisfied by depositing such purchase price in a defeasance trust; PROVIDED, HOWEVER, that the creation of any such UK Lease shall not result in the lowering of any ratings then in effect with respect to the Notes.

         "UK LESSOR" means a leasing subsidiary of a United Kingdom clearing bank.

         "VESSEL" means a vessel built pursuant to a Building Contract.

         "VESSEL PURCHASE INSTALLMENT DATE" means, with respect to a Building Contract, each date on which an installment of the Purchase Price is payable by the related Owner pursuant to the terms of such Building Contract.

         "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                    DESCRIPTION OF THE UNITS AND THE WARRANTS

         Pursuant to the Offerings, the Second Priority Notes have been issued in units ("Units"). Each Unit consists of one Second Priority Note in a principal amount of $1,000 and 7.66 Warrants, each Warrant entitling the holder thereof to purchase one share of Holdings Common Stock at an exercise price of $.01 per share, subject to adjustment. The Second Priority Notes and the Warrants will not trade separately until the earlier to occur of (i) the commencement of the Exchange Offer or the effectiveness of a shelf registration statement with respect to the Second Priority Notes and (ii) such date as the Initial Purchasers may in their discretion deem appropriate. See "DESCRIPTION OF THE NOTES--REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS." See "DESCRIPTION OF THE EXCHANGE NOTES" and "DESCRIPTION OF WARRANTS" for further information concerning the Second Priority Notes and the Warrants, respectively. In addition, see "DESCRIPTION OF CAPITAL STOCK" for additional information relating to the Holdings Common Stock issuable upon exercise of the Warrants.

         The Warrants were issued under the Warrant Agreement dated as of August 7, 1997, between Holdings and United States Trust Company of New York, as warrant agent (the "Warrant Agent"). Each Warrant, when exercised, will entitle the holder thereof to receive one share of Holdings Common Stock. The exercise price of $.01 per share with respect to all the shares of Holdings Common Stock purchasable under the Warrants was paid by each initial purchaser from the Initial Purchaser thereof as part of the purchase price of the Units. Thereafter, no additional amounts shall be required to be paid upon exercise of the Warrants. The Warrants will entitle the holders thereof to purchase in the aggregate 25% of Holdings Common Stock on a fully diluted basis as of the date of issuance of the Warrants. The number of shares of Holdings Common Stock is subject to adjustment in certain cases referred to below. Unless exercised, the Warrants will automatically expire on June 30, 2007.

                          DESCRIPTION OF CAPITAL STOCK

HOLDINGS

         As of the date hereof, there are 2,000,000 shares of Holdings Common Stock outstanding and registered in the names of five shareholders in the Register of Members of Holdings. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by, the Certificate of Incorporation and the Memorandum and Articles of Association of Holdings, copies of which may be obtained from Holdings or the Initial Purchasers upon request, and by provisions of applicable law.

HOLDINGS COMMON STOCK

         As of the date hereof, Holdings will be authorized to issue up to 3,000,000 shares of Holdings Common Stock. In relation to all matters submitted to a vote of stockholders, every holder of Holdings Common Stock who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorized representative, not being himself a stockholder, shall, on a show of hands, have one vote and, on a poll, every holder of Holdings Common Stock entitled to vote shall have one vote for every share held. Accordingly, the holders of Holdings Common Stock may from time to time in general meeting increase or reduce the number of directors and may, by special resolution, remove any director or by ordinary resolution appoint any person to be a director. Holders of Holdings Common Stock may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by the directors out of funds legally available for the purpose. On a winding-up of Holdings, a liquidator may divide among the holders of Holdings Common Stock rateably the net assets of Holdings available after the payment of all debts and other liabilities in accordance with applicable law and may, with the sanction of an extraordinary resolution of the stockholders and any other sanction required by applicable law, divide among the holders of Holdings Common Stock rateably in specie the whole or any part of the assets of Holdings and may, for that purpose, value any assets and determine how the division shall be carried out as between them.

         There is included in the Articles of Association of Holdings a provision, subject to Section 151 of the Companies Acts 1931 of the Isle of Man, indemnifying every director or other officer of Holdings out of the assets of Holdings against losses or liabilities which such director or officer may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto and confirming that no such director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by Holdings in the execution of the duties of his office or in relation thereto.

                             BOOK-ENTRY REGISTRATION

         The Existing Notes sold to Qualified Institutional Buyers were, and the Exchange Notes will be, originally issued in fully registered book-entry form, and each of the Existing Notes and the Exchange Notes will be represented by a global note (each a "Global Note") registered in the name of Cede & Co. ("Cede") as the nominee of the Depository Trust Company ("DTC"). All references to actions by holders shall, in respect of the applicable Global Note, refer to actions taken by DTC upon instruction from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to holders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Exchange Notes or to DTC Participants for distribution to Beneficial Owners in accordance with DTC procedures. DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         The Company expects that pursuant to procedures established by the DTC,
(i) upon deposit of the applicable Global Note, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the applicable Global Note and (ii) ownership of the Exchange Notes evidenced by the applicable Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's Participants), DTC's Participants and DTC's Indirect Participants. Consequently, the ability to transfer Existing Notes or Exchange Notes evidenced by the applicable Global Note will be limited to such extent.

         So long as Cede is the registered owner of any Exchange Notes, Cede will be considered the sole holder under the Indentures of any Exchange Notes evidenced by the applicable Global Note. Beneficial owners of Exchange Notes evidenced by the applicable Global Note will not be considered the owners or holders thereof under the Indentures for any purpose, including with respect to the giving of any directions, instructions or approvals to the Indenture Trustees thereunder. Neither the Company nor the Indenture Trustee will have any responsibility or liability for any aspect of the records of the DTC or for maintaining, supervising or reviewing any records of the DTC relating to the Exchange Notes. Payments in respect of the principal of, premium, if any, and interest, on any Exchange Notes registered in the name of Cede on the applicable record date will be payable by the Indenture Trustees to or at the direction of Cede in its capacity as the registered holder under the Indentures. Under the terms of the Indentures, the Issuer, and the Indenture Trustee may treat the persons in whose names Exchange Notes including the applicable Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuer or the Indenture Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Company believes, however, that it is currently the policy of the DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of

Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants. Subject to certain conditions, any beneficial owner of the applicable Global Note may obtain, through the Direct Participant through which such beneficial owner directly or indirectly holds beneficial interest, a certificated Exchange Note or Exchange Notes, in exchange for all or part of such beneficial interest. In addition, the Exchange Notes will be issued in fully registered, certificated form to beneficial owners, or their nominees, rather than to DTC or its nominee, if DTC advises the Indenture Trustees in writing that it is no longer willing or able or qualified to discharge properly its responsibilities as depository with respect to the Exchange Notes and the Issuer, is unable to locate a qualified successor or if the Issuer elects to terminate the book-entry system through DTC. In such event, the Indenture Trustees will notify all beneficial owners through DTC Participants of the availability of such certificated Exchange Notes. Upon surrender by DTC of the registered global certificates representing the Exchange Notes and receipt of instructions for re-registration, the Indenture Trustees will re-issue the Exchange Notes in certificated form to beneficial owners or their nominees. Such certificated Exchange Notes will be transferable and exchangeable at the office of the Indenture Trustees upon compliance with the requirements set forth in the Indentures.

             DESCRIPTION OF LETTER OF CREDIT REIMBURSEMENT AGREEMENT

         The Letter of Credit was issued pursuant to a Letter of Credit Reimbursement Agreement and Guaranty dated as of the Original Closing Date among the Letter of Credit Issuer, the participating banks from time to time party thereto (together with the Letter of Credit Issuer, the "Letter of Credit Banks"), the Issuer, Holdings and the Owners (the "Letter of Credit Reimbursement Agreement"). The Letter of Credit Reimbursement Agreement shall provide that Interest Draws and Working Capital Draws shall be repaid by the Issuer, together with interest accrued thereon, on the first Business Day of each calendar month to the extent of amounts available in the Revenue Account as described under "DESCRIPTION OF THE EXCHANGE NOTES--PRIORITIES OF PAYMENT --REVENUE ACCOUNT." The Issuer has agreed to instruct the Collateral Agent to make (i) additional Interest Draws to repay any portion of any Interest Draw and accrued interest thereon that remains unpaid 35 days from the date of such Interest Draw and (ii) additional Working Capital Draws to repay any portion of any Working Capital Draw and accrued interest thereon that remains unpaid 35 days from the date of such Working Capital Draw. The Issuer further agreed to instruct the Collateral Agent to make additional Interest Draws to the extent funds are not available in the Revenue Account on the first Business Day of each calendar month to pay any fees due under the Letter of Credit Reimbursement Agreement. Any outstanding principal amount of Draws not repaid from amounts in the Revenue Account shall be payable from proceeds of Collateral. Unreimbursed amounts drawn under the Letter of Credit bear interest at the Letter of Credit Issuer's cost of funds from time to time plus 1.25% per annum. The Issuer is required to pay to the Letter of Credit Issuer (a) a fronting fee equal to 0.25% per annum on the aggregate outstanding face amount of the Letter of Credit, (b) a participation fee equal to 1.00% per annum on the aggregate outstanding face amount of the Letter of Credit and (c) an underwriting fee prior to the issuance of the Letter of Credit equal to 1.25% of the maximum face amount of the Letter of Credit. The reimbursement obligations of the Issuer under the Letter of Credit Reimbursement Agreement are guaranteed by each of the Owners and are secured by the Collateral. To the extent such obligations are not repaid from the Revenue Account or from additional Draws, proceeds of Collateral will be applied to repayment of the reimbursement obligations prior to the repayment of obligations in respect of the Notes.

         The Letter of Credit Reimbursement Agreement contains representations and warranties similar to those contained in the Purchase Agreement, and incorporates by reference, for the benefit of the Letter of Credit Issuer, each of the covenants contained in the Indentures. The following events, among others, constitute events of default under the Letter of Credit Reimbursement Agreement unless waived by the required Letter of Credit Banks: (i) the Issuer shall fail to pay the Letter of Credit Issuer when due any amounts drawn under the Letter of Credit, any interest thereon or any fees due under the Letter of Credit Reimbursement Agreement, (ii) the Issuer, Holdings or any of the Owners shall fail to observe or perform any other covenant, agreement or restriction contained or incorporated by reference in the Letter of Credit Reimbursement Agreement, and, in certain cases, applicable grace periods have expired, (iii) any representation, warranty, certification or statement made by the Issuer, Holdings or any of the Owners in the Letter of Credit Reimbursement Agreement or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made and
(iv) certain events of bankruptcy or insolvency of the Issuer, Holdings or any of the Owners. Upon the occurrence of an event of default under the Letter of Credit Reimbursement Agreement, the Letter of Credit Issuer shall have the right to notify the Collateral Agent that the Letter of Credit will be terminated within five days, which notice would enable the Trustees to accelerate the maturity of the Notes and to instruct the Collateral Agent to make an Interest Draw on the Letter of Credit.

         The Letter of Credit Reimbursement Agreement provides that amounts available under the Letter of Credit shall be reduced on a PRO RATA basis upon the occurrence of a redemption of the Notes as described under "DESCRIPTION OF THE EXCHANGE NOTES--OPTIONAL REDEMPTION" and "--MANDATORY REDEMPTION UPON THE OCCURRENCE OF CERTAIN EVENTS."

                                  THE MORTGAGES

GENERAL

         Contemporaneously with the delivery of a Vessel, the Owner of such Vessel will grant to the Collateral Agent a Mortgage on such Vessel to secure the payment of all sums of money (whether for principal, premium, if any, interest, fees, expenses or otherwise) from time to time payable by such Owner under its Guarantee, the payment of the principal of (and premium, if any) and interest on the Notes, the payment of all other sums payable by the Issuer under the Indentures and the payment of all other sums payable under the Security Agreements and the Letter of Credit Reimbursement Agreement. On the Delivery Date of a Vessel, the related Mortgage will be executed by the related Owner and the Collateral Agent and will be recorded in accordance with the provisions of Liberian and Isle of Man law. The maximum liability of each Owner under its Mortgage is limited to the same extent as such Owner's maximum liability under its Owner Guarantee. See "DESCRIPTION OF THE EXCHANGE NOTES--GUARANTEES."

CERTAIN REPRESENTATIONS AND WARRANTIES

         Each Mortgage contains, among other things, the following representations and warranties:

         OWNERSHIP OF VESSEL. Each Owner will represent and warrant that it is the sole and lawful owner of the whole of its Vessel, free from all liens, security interests, mortgages, charges or encumbrances (other than the related Mortgage and Permitted Liens);

         PRIORITY OF LIEN. Each Owner will represent and warrant that it is constituting in favor of the Collateral Agent a first preferred ship mortgage on its Vessel to secure the punctual payment of each of the amounts due under its Guarantee and the performance and observance of and compliance with all the covenants, terms, conditions and provisions of its Guarantee, the Indentures, the Letter of Credit Reimbursement Agreement and the other Security Agreements and the transactions contemplated thereby;

         LITIGATION. Each Owner will represent and warrant that no actions or legal proceedings exist or are threatened against such Owner which will materially adversely affect the condition, financial or otherwise, of its Vessel or will enjoin or restrain the transactions contemplated hereby; and

         CUSTOMARY REPRESENTATIONS AND WARRANTIES. Each Owner will make additional customary representations and warranties regarding such Owner and its Vessel.

CERTAIN COVENANTS

         Each Mortgage contains, among other things, the following covenants:

         OPERATION OF VESSEL. No Owner will cause or permit its Vessel to be operated in any manner contrary to law, will engage in unlawful trade, violate any applicable law or carry any cargo that would expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation or do, suffer or permit to be done anything which can or may injuriously affect the registration or enrollment of its Vessel under the laws and regulations of the Republic of Liberia, or any jurisdiction of registration which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by such Owner, and will at all times keep its Vessel duly documented thereunder.

         LIMITATION ON EMPLOYMENT OF VESSELS IN WAR ZONES. Each Owner will be required to ensure that, in the event of hostilities in any part of the world, its Vessel is not employed in carrying any goods which are declared contraband, nor allowed in any zone in respect of which the war risks insurers have withdrawn coverage for such Vessel, nor allowed to trade in any zone which is declared a war zone by the war risks insurers, unless such Owner has made arrangements with such insurers for the payment of additional premiums required to maintain the relevant insurances in force.

         LIMITATION ON ACTIVITIES OUTSIDE INSURANCE POLICIES. Each Owner will be required to ensure that its Vessel is not employed in any manner or for any purpose excepted from any of the Insurance Policies, or for the purpose of carriage of goods of any description excepted from the Insurance Policies and shall not do or permit to be done anything which could reasonably be expected to invalidate any Insurance Policies.

         MAINTENANCE OF INSURANCE. Each Owner will be required to maintain insurance with respect to its Vessel, as described below under "--Insurance," and will assign the Insurance Policies to the Collateral Agent to be held for the benefit of the Holders, the Trustees and the Letter of Credit
Issuer.

         LIMITATION ON LIENS. Except for the lien of the Mortgage and certain other Permitted Liens, no Owner will have any right, power or authority to create, incur or permit to be placed or imposed or continued any lien, encumbrance or charge on its Vessel for longer than 30 days after the same becomes due and payable and will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause its Vessel to be released or discharged from any lien, encumbrance or charge therefor.

         MAINTENANCE OF VESSEL. Each Owner will at all times and without cost or expense to the Collateral Agent maintain and preserve, or cause to be maintained and preserved, its Vessel in good running order and repair, so that such Vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and in at least as good operating condition as when originally delivered by the Builders, ordinary wear and tear excepted; and will keep the Vessel, or cause her to be kept in such condition, as will entitle her to the highest classification of the Classification Society, and annually will furnish the Collateral Agent a certificate by the Classification Society that such classification is maintained.

         TRANSFER OF FLAG OR SALE OF VESSEL. No Owner will transfer or change the flag or port or documentation of its Vessel, except to the United States or any jurisdiction when at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Owners, as permitted by the terms of the Indentures. Except as permitted by the terms of the Indentures, no Owner will sell, mortgage, demise, charter or transfer its Vessel.

INSURANCE

         Each Owner, at its own expense, will be required to insure its Vessel against all risks, whether marine or war, and all risks of navigation, operation and maintenance. In addition, each Owner will be required to keep its Vessel insured against all protection and indemnity risks in the name of the Owner. The protection and indemnity insurance shall include cover against liabilities to persons who have suffered any loss, damage or injury whatsoever in connection with anything done or not done by the Vessel and/or the related Owner in connection with the Vessel or the employment or use thereof (including in connection with any oil or other substance emanating from the Vessel or any other vessel with which the Vessel may be involved in collision) and against liability under OPA 90. Pursuant to each Mortgage, each Owner will also obtain loss of hire hull and machinery insurance, loss of hire war risks insurance, drug seizure insurance and confiscation, expropriation, nationalization and detainment insurance in a form which is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of vessels similar to its Vessel and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. No insurance will provide for a deductible amount in excess of $1,000,000 per occurrence. Under each such insurance policy, each Owner will cause the Collateral Agent to be named an additional insured and will cause the insurers under such policies to waive any liability of the Collateral Agent for premiums or calls payable under such policies.

         For purposes of insurance against total loss, each Vessel is to be insured for an amount not less than the greater of (a) its fair value and (b) the Total Loss Payment with respect to such Vessel. Unless the Collateral Agent shall have otherwise directed, any loss involving damage to a Vessel which is not in excess of $1,000,000 may be deposited into the Operating Account. No policy is to be cancellable or subject to lapse without at least 7 Business Days prior notice to the Trustees and the Collateral Agent.

         In the event of an actual, constructive or compromised total loss of its Vessel, any adjustment or compromise of such loss by the Owner will be at the highest amount reasonably obtainable, and all insurance or other payments for such loss will be applied as set forth above under "DESCRIPTION OF THE EXCHANGE NOTES -- REDEMPTIONS -- MANDATORY REDEMPTION UPON THE OCCURRENCE OF CERTAIN EVENTS." Unless the Collateral Agent shall have given its prior consent, each insurance policy shall include a provision stating that no breach of warranty or condition or want of due diligence on the part of the Owner or any agent of the Owner shall defeat recovery of any claim by the Collateral Agent; PROVIDED, HOWEVER, in the event such provision conflicts with the available reinsurance arrangements of the issuers of such policy, such provision shall not be included in the related insurance policy. Each Owner will be required to ensure, inter alia, that 7 Business Days prior written notice be given to the Trustees and to the Collateral Agent prior to the cancellation or modification of any insurance.

INSURANCE PROCEEDS

         The proceeds of any insurances or entries referred to in the Mortgage will be applied as follows:

         until the occurrence of an Event of Default:

         (i) any claim under any such insurance will be deposited in the Casualty Account and will be applied by the Collateral Agent pursuant to the terms of the Intercreditor Agreement; and

         (ii) any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred, or to the applicable Owner in reimbursement of moneys expended by it in satisfaction of such liability.

         Upon the occurrence of an Event of Default, except as provided above, any claim under any such insurance and entry (other than in respect of actual, constructive, arranged or compromised total loss) will be deposited in the Termination Account, and will be applied by the Collateral Agent pursuant to the terms of the Intercreditor Agreement.

         No Owner will alter so as to in any way restrict the cover of any insurances or entries referred to in its Mortgage, except to the extent expressly permitted by the Collateral Agent.

EVENTS OF DEFAULT UNDER THE MORTGAGE

         The following constitute Events of Default under the Mortgages:

         (i) an Event of Default under the Indentures or the Letter of Credit Reimbursement Agreement;

         (ii) default by the applicable Owner in the payment of any sums payable under its Mortgage to the Collateral Agent (other than payments due under the Indentures) continuing for two Business
Days after the receipt of notice of such failure to pay;

         (iii) default by the applicable Owner in any material respect in the performance, or breach in any material respect of any covenant of its Owner under its Mortgage or if any representation or warranty of such Owner made in such Mortgage or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the related Vessel proves to have been inaccurate in any material respect as of the time when the same shall have been made, and, if such breach or default or inaccuracy is curable, continuance of such default or breach or inaccuracy for a period of 10 days after receipt of written notice thereof from the Collateral Agent or any Trustee or the Letter of Credit Issuer;

         (iv) entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the applicable Owner in any involuntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for such Owner or for any substantial part of its property, or the ordering, winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

         (v) commencement by the applicable Owner of a voluntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect in any jurisdiction, or the consent by such Owner to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of such Owner or any substantial part of its property, or the making by such Owner of any general assignment for the benefit of creditors, or the failure by such Owner generally to pay its debts as they become due, or the taking of action by the Owner in furtherance of any such action;

         (vi) any Vessel is deemed a Total Loss and the Insurance Proceeds thereof have not been received by the Collateral Agent within 90 days after the date on which such Vessel was deemed a Total Loss; or

         (vii) a Lien other than a Permitted Lien is placed on any Vessel.

REMEDIES

         In the event that any one or more Events of Default has occurred and is continuing, then, in each and every such case the Collateral Agent, will have the right to:

         (i) in the event the related Trustee or the Letter of Credit Issuer has declared immediately due and payable all amounts owing under the Notes and the Letter of Credit Reimbursement Agreement (in which case all of the same shall be immediately due), bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for such amounts and collect the same out of any and all property of the applicable Owner whether covered by the related Mortgage or otherwise;

         (ii) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by provisions of applicable law;

         (iii) take and enter into possession of the applicable Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage and the Collateral Agent may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of such Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time the Collateral Agent avails itself of the right given to it to take the
Vessel: (i) the Collateral Agent will have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Owner without charge, or to dock her at any other place at the cost and expense of the Owner; and (ii) the Collateral Agent will have the right to require the Owner to deliver, and the Owner will on demand, at its own cost and expense, deliver to the Collateral Agent the Vessel as demanded; and (iii) the Owner will irrevocably instruct the master of the Vessel so long as the Mortgage is outstanding to deliver the Vessel to the Collateral Agent as demanded; and

         (iv) sell the applicable Vessel or any share therein with or without the benefit of any charterparty or other engagement by public auction or private contract without legal process at any place in the world and upon such terms as the Collateral Agent in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction the Collateral Agent may become the purchaser and shall have the right to set off the purchase price against the Notes. Any sale of such Vessel or any shares therein made by the Collateral Agent in pursuance of the applicable Mortgage will operate to divest all title, right and interest of any nature whatsoever of the applicable Owner therein and thereto and shall bar such Owner, its successors and assigns, and all persons claiming by, through or under them. Upon any such sale, the purchaser will not be bound to see or inquire whether the Collateral Agent's power of sale has risen in the manner provided by such Mortgage and the sale will be within the power of the Collateral Agent and the receipt of the Collateral Agent of the purchase money will effectively discharge the purchaser, who will not be concerned with the manner of application of the proceeds of sale or be in any way answerable or otherwise liable therefor.

         Each of the Vessels will be registered under the laws of the Republic of Liberia. The Mortgages on the Vessels will be preferred mortgage liens under Liberian maritime law. Liberian law provides that such mortgages may be enforced by the mortgagee in a proceeding substantially identical to a suit in rem in admiralty in a proceeding against a vessel covered by such mortgage.

         The priority with respect to sale proceeds that such a mortgage would have vis-a-vis the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the proceeding is brought. Liberian maritime law provides that a "preferred mortgage lien" is prior to all claims, other than the following:

                  (i) liens against the vessel arising prior in time to the recording of the preferred mortgage;

                  (ii) liens for damages arising out of tort;

                  (iii) liens for unpaid vessel tonnage taxes and annual fees and penalties payable under the Liberian Maritime Regulations;

                  (iv) liens for crew wages;

                  (v) liens for general average;

                  (vi) liens for salvage; and

                  (vii) liens for expenses and fees allowed and costs imposed by courts of competent jurisdiction.

         Liberian ship mortgages may be enforced against a vessel that is physically present in the United States, but the claim under the mortgage would rank below certain preferred maritime liens as defined under the laws of the United States, including those for supplies and necessaries provided in the United States. Since the Vessels will be trading throughout the world, there can be no assurance that, if enforcement proceedings are commenced against a Vessel, such Vessel will be located in a jurisdiction having the same procedures and lien priorities as Liberia or the United States. Other jurisdictions may provide no legal remedy at all for the enforcement of the Mortgages, or may provide a remedy that is dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike Liberia or the United States, may not permit a Vessel to be sold prior to entry of a judgment, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the Vessel and substantial reduction in her value.

         Since the Notes are also secured by a pledge by the Issuer of all the stock of the Owners, enforcement of this pledge, including foreclosure, may provide in effect an alternative method to transfer control over a Vessel and mitigate against a substantial reduction in her value.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

                               THE EXCHANGE OFFER

         The following disclosure summarizes the material federal income tax consequences under the Internal Revenue Code of 1986 (the "Code") expected to result to Holders whose Existing Notes are exchanged for Exchange Notes in the Exchange Offer. This discussion has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company, and is based upon the provisions of the Code, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The disclosure below does not purport to deal with federal income tax consequences applicable to all categories of investors and is directed solely to holders that hold the Notes as capital assets within the meaning of Section 1221 of the Code, and acquire such Notes for investment and not as a dealer or for resale. This disclosure is not intended to address every aspect of the federal income tax laws that may be relevant to holders in light of their particular investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws such as banks, insurance Companies, holders that will hold the Notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the Notes and one or more other investments, holders who own or will own directly, indirectly or by attribution including stock attribution resulting from ownership of the Warrants) 10.0% or more (by voting power) of Holdings Common Stock or holders that have a functional currency other than the U.S. dollar. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Holders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) directly relevant to the determination of an entry on a tax return. Accordingly, holders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return.

         All investors also should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of an investment in the Notes and the purchase, ownership and disposition thereof.

         The exchange of Existing Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Existing Notes. As a result, no material federal income tax consequences will result to Holders exchanging Existing Notes for Exchange Notes.

                            UNITS, NOTES AND WARRANTS

         The following disclosure summarizes the material federal income tax consequences under the Internal Revenue Code of 1986 (the "Code") of the purchase, ownership and disposition of the Notes, Units, Warrants and Holdings Common Stock obtained upon exercise of the Warrants offered on the Original Closing Date to initial purchasers of Notes or Units that, except as noted below, are United States persons (as defined below). This disclosure has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company, and is based upon the provisions of the Code, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The disclosure below does not purport to deal with federal income tax consequences applicable to all categories of investors and is directed solely to holders that hold the Notes, Units, Warrants or shares of Holdings Common Stock as capital assets within the meaning of Section 1221 of the Code, and acquire such Notes, Units, Warrants or shares of Holdings Common Stock for investment and not as a dealer or for resale. This disclosure is not intended to address every aspect of the federal income tax laws that may be relevant to holders in light of their particular investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws such as banks, insurance companies, holders that will hold the Notes, Units, Warrants or shares of Holdings Common Stock as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the Notes and one or more other investments, holders who own or will own directly, indirectly or by attribution (including stock attribution resulting from ownership of the Warrants) 10.0% or more (by voting power) of Holdings Common Stock or holders that have a functional currency other than the U.S. dollar. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Holders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) directly relevant to the determination of an entry on a tax return. Accordingly, holders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

         All investors also should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of an investment in the Notes, Units, Warrants or shares of Holdings Common Stock and the purchase, ownership and disposition thereof.

         Upon the issuance of the Existing Notes, Thacher Proffitt & Wood, counsel to the Issuer, delivered its opinion generally to the effect that, based upon the application of existing law, and assuming compliance with all provisions of the Indentures and other relevant documents, and the facts set forth in the Confidential Offering Circular, dated July 31, 1997 related to the Existing Notes and Warrants, the First Priority Notes will, and the Second Priority Notes should, be characterized as indebtedness of the Issuer for federal income tax purposes. Holders of Notes should recognize, however, that there is some uncertainty regarding the appropriate characterization of instruments such as the Notes. It is possible that the IRS might contend that the First Priority Notes and/or the Second Priority Notes should be treated not as debt of the Issuer but as equity interests in the Issuer. Any such recharacterization might result in material adverse consequences to United States persons holding such Notes, including those described below under "--HOLDINGS COMMON STOCK." The balance of this discussion assumes that the Notes are treated as indebtedness for federal income tax purposes.

UNITS

         Because the original purchasers of the Second Priority Notes also will acquire Warrants, each Second Priority Note likely will be treated for federal income tax purposes as having been issued as part of an "investment unit" consisting of the Second Priority Note and associated Warrant. The issue price of an investment unit consisting of the Second Priority Note and associated Warrant will be the first price at which a substantial amount of Units are sold to the public for money (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The issue price of an investment unit is allocated between its component parts based on their relative fair market values. The Issuer and Holdings have allocated the issue price of a Unit between the Second Priority Note and the associated Warrant in accordance with the Issuer's determination of their relative fair market values on the Original Closing Date. The Issuer will use that allocation to determine the issue price of the Second Priority Notes and the holder's tax basis in the Warrants. Although the Issuer's allocation is not binding on the IRS, a holder of a Unit must use the Issuer's allocation unless the holder discloses on its federal income tax return for the year in which the Unit was acquired that it plans to use an allocation that is inconsistent with the Issuer's allocation.

UNITED STATES PERSONS

         The following discussion is limited to the United States federal income tax consequences relevant to a holder of Notes, Units, Warrants and Holdings Common Stock that is a United States person. For those purposes, a "United States person" means a citizen or resident of the United
States,
a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust other than a foreign trust within the meaning of Section 7701(a)(31) of the Code. Holders who are not United States persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a Note, Unit, Warrant or share of Holdings Common Stock.

NOTES

         ORIGINAL ISSUE DISCOUNT

         The Existing Notes were issued with "original issue discount" for federal income tax purposes. A Holder of a Note generally is required to include original issue discount in gross income as it accrues, regardless of the holder's method of accounting for federal income tax purposes. Accordingly, each holder will be required to include amounts in gross income without regard to when the cash to which such income is attributable is received.

         Because the Issuer is required, to the extent of Available Cash, to offer to purchase Notes on each Available Cash Payment Date at a price equal to 102% of a Note's principal amount, although the matter is not free from doubt, Treasury regulations regarding contingent payment debt instruments likely will apply to the Notes. It is not altogether clear how the contingent payment rules apply to a debt instrument the payments on which may be received at the option of a holder. The Issuer will assume for purposes of those rules that an option that increases a holder's yield (such as the Available Cash Offer) will be deemed exercised, and that a non-exercise of such option will result in adjustments as described below.

         In general, under the contingent payment rules, the Issuer is required to construct a projected payment schedule for the Notes. A holder generally will recognize all interest income with respect to a Note on a constant yield basis based on that projected payment schedule (but would not recognize ordinary income upon receipt of cash payments denominated as interest), subject to certain adjustments if actual contingent payments differ from those projected. Such interest is treated as "original issue discount."

         The projected payment schedule includes each noncontingent payment and a projection of the amount and timing of each contingent payment on the Notes as of the Original Closing Date, assuming exercise of options by a holder that increase such holder's yield (such as the Available Cash Offer). The projected payment schedule must produce the "comparable yield," which is the yield at which the Issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Notes. The amount of interest that accrues in each accrual period is the product of the "comparable yield" (adjusted for the length of the accrual period) and the Note's "adjusted issue price" at the beginning of each accrual period. The adjusted issue price of a Note is equal to its issue price, increased by interest previously accrued on the Note (determined without adjustments), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the Note. The issue price of a First Priority Note is the first price at which a substantial amount of such Notes was sold to the public for money (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The issue price of a Second Priority Note is equal to that portion of the issue price of the Unit allocable to the Second Priority Note as described above.

         Except for adjustments made for differences between actual and projected payments, the amount of interest included in income by a holder of a
Note is the sum of the "daily portions" of interest income with respect to the Note for each day during the taxable year (or portion thereof) on which such holder held such Note. The "daily portions" of interest income are determined by allocating to each day in an accrual period the ratable portion of the interest that accrues in that accrual period. If the total actual payments exceed the total projected payment in a tax year (a "net positive adjustment"), a holder generally will be required to treat such excess as additional interest includible in gross income for such tax year. If the total actual payments are less than the total projected payments in a tax year (a "net negative adjustment"), a holder will be required to reduce the amount of interest income that it would otherwise account for by the amount of such difference.
If the net negative adjustment exceeds the amount of interest income that the holder would otherwise account for, such excess will be treated as an ordinary loss to the extent that the holder's total interest inclusions with respect to the Note exceed the total net negative adjustments treated as ordinary loss on the Note in prior taxable years. Any remaining excess will be a "negative adjustment carryforward" and treated as a negative adjustment in the succeeding tax year. If a Note is sold, retired or otherwise disposed of in a taxable transaction, any negative adjustment carryforward from the prior year will reduce the holder's amount realized on the sale, retirement or disposition. Thus, because the yield to maturity of the Notes will be determined for federal income tax purposes by assuming that the projected payments will be made on specific dates, a holder of Notes may be required to include amounts in income prior to the receipt of cash payments attributable to such income.

         The Issuer will provide to holders the projected payment schedule for the Notes. The payment amounts, timing thereof, and yield set forth on the projected payment schedule are for federal income tax purposes only and are not assurances by the Issuer with respect to any aspect of the Notes. A holder generally will be bound by the projected payment schedule. The IRS, however, will not respect the projected payment schedule if it determines such schedule to be unreasonable.

         Holders are strongly urged to consult their tax advisors with respect to the application of the contingent payment rules described above to the Notes.

         SALE, RETIREMENT OR OTHER TAXABLE DISPOSITION

         In general, a holder of a Note will recognize gain or loss upon the sale, retirement or other taxable disposition of such Note in an amount equal to the difference between (a) the amount of cash and the fair market value of other property received in exchange therefor and (b) the holder's adjusted tax basis in such Note.

         A holder's tax basis in a Note generally will be equal to the price paid for such Note, increased by the amount of interest previously accrued on the Note (determined without adjustments), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the Note.

         If a Note is sold or otherwise disposed of when there are remaining contingent payments due under the projected payment schedule, then any gain recognized upon such sale or other disposition will be ordinary interest income, while any loss recognized will be ordinary loss to the extent that the holder's total interest inclusions on a Note exceed the total net negative adjustments on the Note that the holder took into account as ordinary loss under the rules described above, and any additional loss will generally be a capital loss. If, however, a Note is sold or otherwise disposed of after there are no remaining contingent payments due on the Notes under the projected payment schedule, the resulting gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the Note had been held for more than one year. Any such capital gain realized by an individual, estate or trust will qualify for the 20% maximum tax (10% in the case of such a taxpayer in the 15% ordinary income tax bracket) on capital gains if the Note sold or otherwise disposed of was held for at least 18 months, and for the 28% maximum tax on capital gains if such Note was held for more than one year and less than 18 months.

         Holders should be aware that the resale of a Note may be affected by the market discount rules of the Code under which a subsequent purchaser of a Note acquiring such Note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such Note, to the extent of the market discount that has accrued while the debt instrument was held by such holder.

FOREIGN TAX CREDIT CONSIDERATIONS--EFFECT OF ISLE OF MAN WITHHOLDING TAXES

         For purposes of the U.S. foreign tax credit limitations, original issue discount with respect to the Notes will be foreign source income. In addition, in the event that cash interest payments on the Notes become subject to Isle of Man withholding taxes and the Issuer accordingly is required to pay Additional Amounts, a holder of a Note will be treated as actually receiving any amount withheld by the Issuer from a cash interest payment with respect to a Note and then as having paid over such amount to the Isle of Man taxing authorities. As a result, the amount includible in the income of a holder for U.S. federal income tax purposes may be greater than the amount actually received by such holder from the Issuer with respect to such payment. Subject to certain limitations, a holder of a Note generally will be entitled to a credit against its U.S. federal income tax liability, or deduction in computing its U.S. federal taxable income, in respect of Isle of Man income taxes withheld by the Issuer. A holder of Notes should consult his own tax advisor as to the consequences of Isle of Man withholding taxes and the availability of a foreign tax credit or deduction.

WARRANTS

         The exercise of a Warrant will not result in a taxable event to the holder of the Warrant. Upon such exercise, the holder's adjusted tax basis in the Holdings Common Stock obtained will be equal to the sum of such holder's adjusted tax basis in the Warrant (described above) and the exercise price of the Warrant; the holder's holding period with respect to such Holdings Common Stock will commence on the day after the date of exercise.

         If a Warrant expires without being exercised, the holder will recognize a loss in an amount equal to its tax basis in the Warrant. Such loss will be a capital loss if the Holdings Common Stock to which the Warrants relate would have been a capital asset in the hands of the Warrant holder, and such capital loss will be a long-term capital loss if the Warrant was held for more than one year at the time of the lapse.

         Upon the sale or other taxable disposition of a Warrant, a holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of property received therefor and (b) the holder's adjusted tax basis in the Warrant. A holder's initial tax basis in a Warrant will be that portion of the issue price of the Units allocable to the Warrant, as described above, and subject to adjustment in the events described above. Such gain or loss will be capital gain or loss if the Holdings Common Stock to which the

Warrants relate would be a capital asset in the hands of the Warrant holder. Any such capital gain or loss will be long-term capital gain or loss if the Warrant was held for more than one year at the time of the sale or exchange and otherwise will be a short-term capital gain or loss. Any such capital gain realized by an individual, estate or trust will qualify for the 20% maximum tax (10% in the case of such a taxpayer in the 15% ordinary income tax bracket) on capital gains if the Warrant sold or otherwise disposed of was held for at least 18 months, and for the 28% maximum tax on capital gains if such Warrant was held for more than one year and less than 18 months.

         It is possible that the Warrants may be deemed to have been exercised for tax purposes on the date on which they first become exercisable or possibly on the date issued, regardless of whether they are actually exercised on the date on which they are first exercisable. As a result, it is possible that the holding period of a share of Holdings Common Stock may be deemed to have begun on the date on which the Warrants first become exercisable or possibly on the date issued.

         Under current provisions of the Code relating to holders of stock in a "passive foreign investment company," holders of options to acquire such stock are considered to own such stock for purposes of certain of those provisions. Accordingly, the consequences described in "Passive Foreign Income Company Status" below generally apply to the holder of a Warrant upon receipt of such Warrant, except to the extent described below.

         Adjustments to the number of shares of Holdings Common Stock purchasable upon exercise of the Warrants, or the failure to make adjustments, may in certain circumstances result in the receipt of taxable constructive dividends by the holder resulting in ordinary income to the extent of Holdings' current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). In such event the holder's tax basis in the Warrants would be increased by an amount equal to the constructive dividend.

HOLDINGS COMMON STOCK

         DISTRIBUTIONS

         Distributions of cash or property with respect to the Holdings Common Stock will constitute ordinary dividend income to the extent of Holdings' current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) and will be treated as foreign source dividend income. Any distributions in excess of such earnings and profits will constitute a nontaxable return of capital and reduce the holder's tax basis in such Holdings Common Stock. To the extent such distributions exceed a holder's tax basis in Holdings Common Stock, such excess will constitute capital gain. The dividend will not be eligible for the dividends received deduction allowed to United States corporations. Special rules apply for purposes of determining the foreign tax credit available to a United States corporation which controls 10% or more of the voting shares of Holdings.

         SALE OR OTHER TAXABLE DISPOSITION

         A holder will, upon the sale, redemption or other taxable disposition of Holdings Common Stock, recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of property received therefor and (b) the holder's tax basis in the Holdings Common Stock. Except as described below under "Passive Foreign Investment Company Status," such gain or loss will be capital gain or loss if the Holdings Common Stock were a capital asset in the hands of the holder. Any such capital gain realized by an individual, estate or trust will qualify for the 20% maximum tax (10% in the case of such a taxpayer in the 15% ordinary income tax bracket) on capital gains if the Holdings Common Stock sold or otherwise disposed of was held for at least 18 months, and for the 28% maximum tax on capital gains if such share of Holdings Common Stock was held for more than one year and less than 18 months and will be long-term if the Holdings Common Stock were held for more than one year. Any such gain generally will not be treated as foreign source income.

         If a holder receives any foreign currency on the sale or other taxable disposition of Holdings Common Stock, the holder may recognize ordinary gain or loss as a result of currency fluctuations between the date of the sale and the date the sale proceeds are converted into U.S. dollars.

         PASSIVE FOREIGN INVESTMENT COMPANY STATUS

         Because Holdings will receive (or be deemed to receive) rental income and other passive income, Holdings may be a passive foreign investment company ("PFIC") for federal income tax purposes. Holdings will be a PFIC if either 75% or more of its gross income in a tax year is passive income or the average percentage of its assets (by value) which produce or are held for the production of passive income is at least 50%.

         A determination as to PFIC status is made annually (although an initial determination that Holdings is a PFIC generally will apply for subsequent years (whether or not Holdings meets the PFIC test in those years)) with respect to a holder owning Holdings stock who does not make the qualified electing fund ("QEF") election with respect to the first year it holds or is deemed to hold Holdings stock and for which Holdings is determined to be a PFIC.

         Whether Holdings is a PFIC in any year and the tax consequences relating to PFIC status will depend on the composition of the income and assets of Holdings, which may vary each year. Holdings will monitor its status and will, promptly following the end of any taxable year for which it determines it was a PFIC, notify holders of such status and comply with the reporting and other requirements necessary for holders to make a QEF election (described below).

         If Holdings is a PFIC, the direct and certain indirect holders holding Holdings Common Stock must either (i) make a QEF election and report currently their pro rata share of Holdings' ordinary earnings and net capital gain even if they do not receive distributions from Holdings, or (ii) upon disposition of Holdings Common Stock or Warrants or receipt of an "excess distribution" (as defined in the Code), be subject to tax generally as if the gain or distribution were ordinary income earned ratably over the period in which the Holdings Common Stock or Warrant was held (including payment of an interest charge on the deferred tax), and face other adverse tax consequences. While it is unclear, holders of Warrants should be aware that it is likely that the QEF election will be unavailable to Warrant holders.

         If Holdings determines that it is a PFIC at any time and so notifies holders, it is strongly urged that each holder of Holdings Common Stock or Warrants make a QEF election in accordance with the procedure described in the following paragraph. Any such notification from Holdings also would include a detailed explanation as to how to make a QEF election. If such election is made, the holder would be required to include in income the holder's pro rata share of Holdings' ordinary earnings and net capital gain during the PFIC year. As stated above, it is not entirely clear if a QEF election is available to holders of Warrants. If the IRS successfully claims that a holder of Warrants could not make a QEF election, or if a holder of Holdings Common Stock or Warrants fails to make a QEF election after receiving a notification from Holdings that it is or was a PFIC, the holder will face severe adverse tax consequences described under (ii) of the preceding paragraph.

         The QEF election is made on a shareholder-by-shareholder basis. Each holder should consult with its own tax adviser to decide whether to make the QEF election. This election is made by attaching the shareholder election statement, the PFIC annual information statement and Form 8621 to such holder's timely filed United States federal income tax return with a copy of the shareholder election statement being sent to the Internal Revenue Service Center, P.O. Box 21088, Philadelphia, Pennsylvania 19114. If Holdings is (or under the circumstances described above, was) a PFIC, copies of the Form 8621 must also be filed every year, both with such tax return and with the IRS Center in Philadelphia, whether or not the QEF election is made. Holdings will supply the PFIC annual information statement to any holder of Holdings Common Stock or Warrant or former holder of Holdings Common Stock or Warrant who requests it and to all shareholders of record who are holders at any time in any PFIC year.


LIQUIDATED DAMAGES

         The Issuer intends to take the position that the additional payments described above under "Description of the Exchange Notes--Registered Exchange Offer; Registration Rights" will be taxable to a holder as ordinary income in accordance with such Holder's method of accounting for tax purposes. The IRS, however, may take a different position, which could affect the timing of both a Holder's income and the timing of the Issuer's deduction with respect to such additional payments.

NON-U.S. PERSONS

         The following discussion is limited to the United States federal income tax consequences relevant to a holder of a Unit, Note, Warrant or share of Holdings Common Stock that is not a United States person (a "non-U.S. person").

         NOTES

         In general, payments of principal, premium (if any) and interest (including original issue discount) on the Notes will not be subject to federal income tax, including withholding tax, if paid to a non-U.S. person, unless, in the case of interest (including original issue discount) the non-U.S. person is
(i) a corporation that is an insurance company carrying on a U.S. trade or business to which the interest (including original issue discount) is attributable within the meaning of the Code, or (ii) the individual or corporation has an office or other fixed place of business in the United States to which the interest is attributable, and the interest either is derived in the active conduct of a banking, financing or similar business within the United States or is received by a corporation, the principal business of which is trading in stock or securities for its own account. Even if (i) or (ii) of the preceding sentence applies to a non-U.S. person, the exchange of Existing Notes for Exchange Notes pursuant to the Registered Exchange Offer will not constitute a taxable exchange. See "--EXCHANGE OFFER" above.

         Gain realized on the sale or retirement of Notes by a non-U.S. person will not be subject to federal income tax, including withholding tax, unless (i) the gain is effectively connected with the conduct of a trade or business within the United States or (ii) in the case of an individual, the holder has been present in the United States for 183 days or more during the taxable year of the sale or retirement and certain other conditions are satisfied.

WARRANTS AND HOLDINGS COMMON STOCK

         Distributions by Holdings to a non-U.S. person of a Warrant or share of Holdings Common Stock would be subject to withholding of federal income tax only if 25% or more of the gross income of Holdings (from all sources of the three-year period ending with the taxable year preceding the declaration of the dividend (the "Testing Period")) was effectively connected with the conduct of a trade or business in the United States by Holdings. Holdings does not anticipate that 25% or more of its gross income will be effectively connected with the conduct of a trade or business in the United States by Holdings, and accordingly, Holdings anticipates that dividends paid to non-U.S. persons will not be subject to withholding of federal income tax.

         Gain realized on the sale or other disposition of Warrants or Holdings Common Stock by a non-U.S. person will not be subject to federal income tax, including withholding tax, unless (i) the gain is effectively connected with the conduct of a trade or business within the United States or (ii) in the case of an individual, the holder has been present in the United States for 183 days or more during the taxable year of the sale or retirement and certain other conditions are satisfied.

STATE, LOCAL, FOREIGN AND OTHER TAXES

         Investors should consult their own tax advisors regarding whether the purchase of the Exchange Notes, Units, Warrants or shares of Holdings Common Stock, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes, or to taxes imposed by any taxing jurisdiction outside the United States, based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state, local or foreign jurisdiction, including any such assertion arising from the presence, use, trading or operation of any of the Vessels in such jurisdiction or any activities in such jurisdiction of an Owner or any other person. Additionally, potential investors should consider the state, local, foreign and other tax consequences of purchasing, owning or disposing of an Exchange Note, Unit, Warrant or share of Holdings Common Stock. State, local and foreign tax law may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Issuer will provide annual information statements to holders of the Exchange Notes and information returns to the IRS regarding the amount of original issue discount that accrued on the Exchange Notes during the past year.

         A holder of an Exchange Note or share of Holdings Common Stock may be subject to backup withholding at the rate of 31.0% with respect to original issue discount and proceeds from the sale, exchange, redemption or retirement of the Exchange Note or share of Holdings Common Stock unless such holder (i) is a corporation or falls within certain other exempt categories and, when required, demonstrates such fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount paid as backup withholding would be creditable against such holder's United States federal income tax liability. A holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Code.

UNITED STATES TAXATION OF THE COMPANY

         U.S. TAXATION OF OPERATING INCOME. Unless exempt from U.S. taxation under the rules discussed below, a non-U.S. corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, or from the performance of services directly related to such use ("Shipping Income"), to the extent that such Shipping Income is derived from sources within the United States. For these purposes, 50% of Shipping Income that is attributable to transportation that begins or ends (but that does not both begin and end) in the United States constitutes income from sources within the United States ("50% U.S.-source Shipping Income"). The tax on non-exempt 50% U.S.-source Shipping Income is 4% of the amount of such income not reduced by any deductions.

         A foreign corporation, such as the Company, which does not maintain an office or other fixed place of business within the United States is not subject to United States taxation with respect to Shipping Income that is not considered to be from sources within the United States (such as income attributable to transportation that begins and ends outside of the United States and 50% of the Shipping Income that is attributable to transportation that begins or ends (but that does not both begin and end) in the United States).

         The Vessels will be operated in various parts of the world and, in part, may be involved in transportation of cargoes that begins or ends (but that does not both begin and end) in U.S.
ports.

         EXEMPTION OF OPERATING INCOME FROM U.S. TAXATION. Pursuant to Section 883 of the Code, the Company will be exempt from U.S. taxation of its 50% U.S.-source Shipping Income, if both (i) the Company is organized in a foreign country that grants an equivalent exemption to corporations organized in the United States (the "Equivalent Exemption Requirement"), and (ii) either (A) more than 50% of the value of the Company's shares is owned, directly or indirectly, by individuals who are "residents" of such country or of another foreign country that grants an equivalent exemption to corporations organized in the United States (the "50% Ownership Test") or (B) stock of the Company is "primarily and regularly traded on an established securities market" in such country, in another country that grants an "equivalent exemption" to U.S. corporations, or in the United States (the "Publicly-Traded Test").

         The Isle of Man, the country in which the Company is incorporated, grants an "equivalent exemption" to U.S. corporations. Therefore, the Company will be exempt from U.S. federal income taxation with respect to its 50% U.S.-source Shipping Income if either the 50% Ownership Test or the Publicly-Traded Test is met. As of the Original Closing Date, the Company met the 50% Ownership Test. However, no assurance can be given that the Company will qualify for the exemption in any future year.

         U.S. TAXATION OF GAIN ON SALE OF VESSELS. Regardless of whether the Company qualifies for exemption under Section 883 of the Code, the Company will not be subject to United States taxation with respect to gain realized on sale of a Vessel, provided that the sale is considered to occur outside of the United States under United States tax principles. In general, a sale of a Vessel will be considered to occur outside of the United States for this purpose if title to the Vessel, and risk of loss with respect to the Vessel, pass to the buyer outside of the United States. It is expected that any sale of a Vessel will be considered to occur outside of the United States.

         FIXED PLACE OF BUSINESS WITHIN THE UNITED STATES. In the event that the Company were considered to maintain an office or other fixed place of business within the United States, the Company could become subject to the net-basis U.S. federal corporate income tax, which currently is imposed at rates of up to 35% on taxable income, and to the 30% "branch profits tax" regime of Section 884 of the Code with respect to any U.S.-source Shipping Income and gain not in excess of the "depreciation adjustments," as defined in Section 865 of the Code, on the sale of a Vessel that has produced such "effectively connected" income. As noted above, the Company does not expect to have an office or other fixed place of business within the United States.


                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements described in Section 4975(e)(l) of the Code, including individual retirement accounts, individual retirement annuities and Keogh plans and insurance company separate accounts and bank collective investment funds, in which such plans, accounts, annuities or arrangements are invested (each a "Plan").

         Section 404 of ERISA imposes general fiduciary requirements on the fiduciaries of Plans to which it applies, including requirements of investment prudence and diversification in managing such a Plan's assets. In addition,
Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described in Section 406 of ERISA, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c)(l) of the Code. The transactions described in Section 406 of ERISA and
Section 4975(c)(l) of the Code are transactions which involve the assets of a Plan and to which a person related to the Plan is a party. Statutory and administrative exemptions from such restrictions and taxes are available in certain cases.

         The purchase of Securities by a Plan may be deemed to constitute a sales transaction between the Plan and the seller of Securities, as well as an extension of credit by the Plan to the Issuer or the Owners. Either of such transactions could constitute a prohibited transaction if Holdings, the Issuer or any of the Owners is a "party in interest" with respect to the Plan for purposes of Section 406 of ERISA or a "disqualified person" with respect to the Plan under Section 4975 of the Code. In such a case, the Plan should not purchase or hold the Securities unless there is in effect a statutory or administrative prohibited transaction exemption making Section 406 of ERISA and
Section 4975 of the Code inapplicable to such purchase and holding.

         Additional ERISA considerations may apply if the Securities cause the holders thereof to be deemed to have an equity interest in Holdings, the Issuer or the Owners for purposes of ERISA. In that event, a Plan's investment in the Securities may cause the assets of Holdings, the Issuer or the Owners to be deemed to be assets of the Plan for purposes of Sections 404 and 406 of ERISA and Section 4975 of the Code. In such event, ERISA's fiduciary standards might apply to actions involving Holdings, the Issuer's or the Owners' assets, and any transactions involving Holdings, the Issuer or the Owners, or their respective assets could be deemed to be transactions to which the restrictions of Section 406 or ERISA and the taxes imposed under Section 4975 of the Code might apply. Under Section 2510.3-101 of regulations issued by the United States Department of Labor (the "Regulations"), when a Plan to which the Regulations apply acquires an equity interest in an entity, the Plan's assets include the investment in the entity and, with certain exceptions, an undivided interest in each asset of the entity in which the investment is made. Exceptions contained in the Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:
(1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" as defined in the Regulations or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" as defined in Section 3(3) of ERISA which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan assets by reason of a Plan's investment in the entity.

         If the purchase of the Securities results in holders thereof having an equity interest in Holdings, the Issuer or the Owners for purposes of ERISA, there is no assurance that any of the exceptions set forth in the Regulations will apply to the purchase of the Securities offered hereby. Under the terms of the Regulations, if any person were deemed to hold Plan assets by reason of a Plan's investment in the Securities, such Plan assets may include an undivided interest in the Vessels and other property of such person. In such an event, the Owners, the Trustees, the Collateral Agent, the Manager, GEBAB, other persons providing services with respect to the Vessels and other property of the Owners, may be subject to the fiduciary responsibility provisions of Title I of ERISA. The prohibited transaction provisions of Section 4975 of the Code and Section 406 of ERISA would apply with respect to transactions involving Holdings, the Issuer or the Owners or the Vessels and a related party to a Plan unless such transactions are subject to a statutory or administrative exemption. Additionally, if Holdings, the Issuer, the Owners or the Collateral Agent were deemed to hold Plan assets, each holder of a Security may be subject to the fiduciary responsibility provisions of Title I of ERISA with respect to its right to consent or withhold consent to amendments to any of the Indentures or the Warrant Agreement and with respect to its right to vote on actions to be taken or not taken if an Event of Default occurs. As of the date hereof, the Company believes that each of the Owners will qualify as an operating company within the meaning of the Regulations. However, Plans considering the purchase of the Securities should consult with their own independent legal counsel concerning the status of the Owners under the Regulations and any ERISA considerations relevant thereto.

         In addition, certain affiliates of Holdings, the Issuer, the Owners, the Manager, GEBAB, the Collateral Agent and the Trustees may be considered to be parties in interest or fiduciaries with respect to many Plans. An investment by such a Plan in Securities may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

         As a result, each prospective initial holder of the Securities, each prospective transferee acquiring any of the Securities and each prospective owner (or transferee thereof) of a beneficial interest in any of the Securities (each a "Prospective Owner") is or will be deemed to have represented and warranted to Holdings, the Owners, the Issuer, the Trustees, the Collateral Agent, the Manager and GEBAB that either (1) the Prospective Owner is not a Plan and the Prospective Owner is not directly or indirectly acquiring the relevant Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, (2) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied, (3) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Securities are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied, (4) to the extent such purchase is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "1940 Act"), that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with GAAP, or (B) a bank as defined in Section 202(a)(2) of the 1940 Act, with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a state authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied, (5) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 401 of the Code, (6) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained to the same employer (or its affiliate) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied, (7) to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase Securities, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of such Securities or (8) the proposed acquisition or transfer will qualify for a statutory or administrative prohibited transaction exemption under ERISA and the Code or will not give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(l) of the Code for which a statutory or administrative exemption is unavailable.

         Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consider whether such purchase would be appropriate under the general fiduciary standards of prudence and diversification, taking into account the overall investment policy of the Plan and its existing portfolio and should consult with its counsel with respect to the potential applicability of ERISA and the Code.

         PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE (AND, PARTICULARLY IN THE CASE OF NON-ERISA PLANS AND ARRANGEMENTS, ANY ADDITIONAL STATE LAW CONSIDERATIONS), AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES OF AN INVESTMENT IN THE SECURITIES, PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES.

                      CERTAIN ISLE OF MAN TAX CONSEQUENCES

         The Issuer is prohibited from making, and accordingly shall not make, any offer or invitation to any resident of the Isle of Man to subscribe for Exchange Notes.

         Holdings is prohibited from making, and accordingly shall not make, any offer or invitation to any resident of the Isle of Man to subscribe for Warrants.

         By acquiring and holding any Exchange Notes or Warrants, the holder will be deemed to warrant as a continuing warranty that the holder is not resident for taxation purposes in the Isle of Man unless the holder is acting as a trustee or nominee for a person not resident for taxation purposes, in the Isle of Man or is a Manx exempt or international company, and accordingly the entry of a Manx address on the Register of Members of the Issuer or Holdings, as the case may be, will not be permitted unless evidence is produced to the Registrar that the holder is a trustee or nominee for a person not resident for taxation purposes in the Isle of Man or is a Manx exempt or international company.

         Special Isle of Man counsel has advised the Issuer that no withholding taxes will be imposed on payments of principal, interest or premium (if any) thereon with respect to the Exchange Notes and that the Holders will not be subject to any income taxes imposed by the Isle of Man solely as a result of owning the Exchange Notes. Investors should consult their own tax advisors regarding whether the purchase of the Exchange Notes in conjunction with an investor's other activities in the Isle of Man, may subject an investor to any taxes imposed by the Isle of Man.

         To the extent the Isle of Man in the future does impose a withholding tax with respect to payments of principal, interest or premium (if any) on the Exchange Notes, the Issuer will make the required withholding and is required to gross-up or indemnify Holders for amounts withheld. Pursuant to the Indentures, in the event the Isle of Man does impose a withholding tax with respect to such payments, the Issuer is obligated to take any lawful action to the extent necessary to prevent or avoid the imposition of any withholding taxes, including changing its jurisdiction of incorporation or residence; PROVIDED, HOWEVER, that the Issuer will not be required to take, or fail to take, any action (x) if in the opinion of counsel such act or failure to act would violate applicable law or (y) if in the reasonable opinion of the Issuer the actions necessary to avoid or prevent imposition of such taxes would be unduly burdensome. For purposes of clause (y) of the immediately preceding sentence, a requirement to change the jurisdiction of the Issuer's incorporation or residence will not be treated as unduly burdensome unless changing the Issuer's jurisdiction of incorporation or residence to such other jurisdiction or location would subject the Issuer to charges in such other jurisdiction, including but not limited to taxes imposed on or measured by its income, receipts, property, assets, capital, sales or value-added.

         Furthermore, special Isle of Man counsel has advised Holdings that the Holders of the Warrants will not be subject to any income or withholding taxes imposed by the Isle of Man solely as a result of owning the Warrants, exercising the Warrants to purchase Holdings Common Stock or owning Holdings Common Stock. Investors should consult their own tax advisors regarding whether the same, in conjunction with an investor's other activities in the Isle of Man, may subject an investor to any taxes imposed by the Isle of Man.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 199 , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to a Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incidental to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilites, including liabilities under the Securities Act.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

         The distribution of the Securities in Canada is being made only on a private placement basis exempt from the requirement that Navigator Gas Transport and Holdings prepare and file a prospectus with the securities regulatory authorities in each province where trades of Securities are effected. Accordingly, any resale of the Securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Securities.

REPRESENTATIONS OF PURCHASERS

         Each purchaser of Securities in Canada who receives a purchase confirmation will be deemed to represent to Navigator Gas Transport, Holdings and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent and (iii) such purchaser has reviewed the text below under "TRANSFER RESTRICTIONS."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

         The Securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

         All of the directors and officers of Navigator Gas Transport, Holdings and the Owners as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon Navigator Gas Transport, Holdings, the Owners or such persons. All or a substantial portion of the assets of Navigator Gas Transport, Holdings, the Owners and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against Navigator Gas Transport, Holdings, the Owners or such persons in Canada or to enforce a judgment obtained in Canadian courts against Navigator Gas Transport, Holdings, the Owners or such persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

         A purchaser of Securities to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Securities acquired by such purchaser pursuant to the Offerings. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from Navigator Gas Transport. Only one such report must be filed in respect of Securities acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

         Canadian purchasers of Securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Securities in their particular circumstance and with respect to the eligibility of the Securities for investment by the purchaser under the relevant
Canadian legislation.

                                     RATING

         Moody's has rated the First Priority Existing Notes B1 and the Second Priority Existing Notes B3, Standard & Poor's has rated the First Priority Existing Notes B and the Second Priority Existing Notes B and Duff & Phelps has rated the First Priority Existing Notes BB- and the Second Priority Existing Notes B. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of the Rating Agencies assigned to the Notes address the likelihood of the receipt by Holders of the Existing Notes of all distributions to which such Holders are entitled. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Holders might suffer a lower than anticipated yield. In the event that the rating initially assigned to any of the Notes is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Note. The ratings do not address the possibility that Holders of the Existing Notes may suffer a lower than anticipated yield.

         The Issuer has not requested a rating on the Notes by any rating agencies other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Note by the Rating Agencies.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Securities offered hereby will be passed upon for the Company and the Manager by Thacher Proffitt & Wood, New York, New York and Cains, Douglas, Isle of Man.

                           GLOSSARY OF SHIPPING TERMS

         The following shipping terms are used in this Prospectus:

         "BALLAST" means the time during which a vessel is not employed while en route to load a cargo.

         "BAREBOAT CHARTER" means a contract to hire a vessel for a period of time under which the charterer is responsible for operating the vessel, providing and paying the captain and crew and paying all associated operating costs of the vessel during the charter. Also known as a "demise charter."

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended.

         "CHARTER" means the hire of a ship for a specified period of time or to carry a cargo for a fixed fee from a loading port to a discharging port.

         "CHARTERPARTY" means a contract for a charter.

         "CLASSIFICATION SOCIETY" means a private organization which has as its purpose the supervision of vessels during their construction and afterward, in respect to their seaworthiness and upkeep, and the placing of vessels in "classes" according to the classification society's rules for each type of vessel.

         "CONFISCATION, EXPROPRIATION, NATIONALIZATION AND DETAINMENT INSURANCE" provides insurance for the occurrence of such event due to the carrying of contraband items on a vessel.

         "CONTRACT OF AFFREIGHTMENT" means a contract for a series of voyages involving bulk cargoes.

         "DEADWEIGHT TONNE" ("dwt") is a unit of a vessel's capacity for cargo, fuel oil, stores and crew, measured in tonnes. A vessel's dwt or total deadweight is the maximum weight the vessel can carry when fully loaded.

         "DRUG SEIZURE INSURANCE" provides cover for the seizure of a vessel by a national authority.

         "FREIGHT" means the compensation for carriage of cargo.

         "GENERAL AVERAGE" is related to the deliberate sacrifice of property to save the whole venture.

         "HULL AND MACHINERY INSURANCE" provides cover against total loss of a vessel, particular average (including partial loss and collision damage), general average and collision liability.

         "IMO" means International Maritime Organization, a United Nations agency that issues, INTER ALIA, international trade standards for shipping.

         "LAY-UP" means mooring a ship at a protected anchorage, shutting down substantially all of its operating systems and taking measures to protect against corrosion and other deterioration.

         "LOSS OF HIRE HULL AND MACHINERY INSURANCE" provides cover for the loss of earnings on a vessel after an accident under the hull and machinery policy. This is a daily indemnity based on the earnings of a vessel.

         "LOSS OF HIRE WAR RISKS INSURANCE" provides cover for the loss of earnings on a vessel after a insurable incident under the war risks policy. This is a daily indemnity based on the earnings of a vessel.

         "NEWBUILDING" means a new vessel under construction.

         "OPA 90" means the United States Oil Pollution Act of 1990, as amended.

         "P&I CLUBS" means protection and indemnity clubs, whereby shipowners jointly pay to receive coverage for third party liability.

         "PARTICULAR AVERAGE" means a fortuitous partial loss to the property insured which is not a general average loss.

         "PROTECTION AND INDEMNITY INSURANCE" and "FREIGHT DEMURRAGE AND DEFENSE INSURANCE" provide cover for loss of life, personal injury, damage to vessels and property of third parties and indemnity for legal and contractual liability as carriers of cargo. These forms of insurance are generally provided to shipowners by P&I Clubs. P&I Clubs are mutual non-profit associations. As mutual insurers, P&I Club members are both assured and the providers of the capital necessary to support their P&I Club's underwriting.

         "SPECIAL SURVEY" means the inspection of a vessel by a classification society surveyor which takes place at a minimum every four years and at a maximum every five years.

         "SPOT MARKET" means the market for immediate chartering of a vessel.

         "TIME CHARTER" means the hire of a ship for a specified period of time. The owner provides the ship with crew, stores and provisions, ready in all aspects to load cargo and proceed on a voyage. The charterer pays for bunkering and all voyage related expenses including canal tolls and port charges.

         "TONNE" means a metric tonne of 1,000 kilograms.

         "VOYAGE CHARTER" means a contract of carriage in which the charterer pays for the use of a ship's cargo capacity for one, or sometimes more than one, voyage. Under this type of charter, the shipowner pays all the operating costs of the ship (including bunkers, canal and port changes, pilotage, towage and ship's agency) while payment for cargo handling charges is subject to agreement between the parties. Freight is generally paid per unit of cargo, such as a tonne, based on an agreed quantity, or as a lump sum irrespective of the quantity loaded.

         "WAR RISKS POLICY" provides cover against the blocking and trapping of a vessel, confiscation and damage resulting from hostilities, mines, strikes, riots and civil commotions. However, a vessel subject to this form of insurance cannot trade in a high risk area without the specific agreement of the insurer and the payment of additional premiums. Pursuant to this insurance, a total loss will be declared to have occurred after six months of arrest by a government, civil war, sabotage, acts of terrorists and mines.

         Shipping terms supplied by the Dictionary of Shipping Serials and other sources.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.
                                     -------


                                TABLE OF CONTENTS
                                                                         PAGE


ENFORCEABILITY OF CIVIL LIABILITIES.......................................iii
AVAILABLE INFORMATION.....................................................iii
DEFINED TERMS.............................................................iii
PROSPECTUS SUMMARY..........................................................1
RISK FACTORS...............................................................18
THE EXCHANGE OFFER.........................................................25
USE OF PROCEEDS............................................................34
CAPITALIZATION.............................................................35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS............................................................35
CONSOLIDATED BALANCE SHEET.................................................35
GAS CARRIER INDUSTRY.......................................................40
BUSINESS...................................................................47
MANAGEMENT.................................................................63
PRINCIPAL SHAREHOLDERS.....................................................67
TRANSACTIONS...............................................................69
DESCRIPTION OF THE EXCHANGE NOTES..........................................71
DESCRIPTION OF THE UNITS..................................................113
DESCRIPTION OF THE WARRANTS...............................................113
THE MORTGAGES.............................................................124
CERTAIN UNITED STATES FEDERAL INCOME TAX
     CONSEQUENCES.........................................................129
ERISA CONSIDERATIONS......................................................139
CERTAIN  ISLE OF MAN TAX CONSEQUENCES.....................................142
PLAN OF DISTRIBUTION......................................................142
NOTICE TO CANADIAN RESIDENTS..............................................143
LEGAL MATTERS.............................................................145
GLOSSARY OF SHIPPING TERMS................................................145


--------------------------------------------------------------------------------

                                   COVER CHART






                                  $304,000,000

                           NAVIGATOR GAS TRANSPORT PLC


                       $217,000,000 10 1/2% First Priority
                          Exchange Ship Mortgage Notes
                                    Due 2007


and

                         $87,000,000 12% Second Priority
                          Exchange Ship Mortgage Notes
                                    Due 2007




                                   PROSPECTUS








--------------------------------------------------------------------------------

                                     PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

NAVIGATOR GAS TRANSPORT PLC ("NAVIGATOR GAS TRANSPORT"), NAVIGATOR GAS (IOM I-A) LIMITED, NAVIGATOR GAS (IOM I-B) LIMITED, NAVIGATOR GAS (IOM I-C) LIMITED, NAVIGATOR GAS (IOM I-D) LIMITED AND NAVIGATOR GAS (IOM I-E) LIMITED (EACH, AN "OWNER" AND TOGETHER WITH NAVIGATOR GAS TRANSPORT, THE "COMPANIES")

         Each of the Companies is a corporation incorporated under the laws of the Isle of Man. Section 151 of the Isle of Man Companies Act 1931 provides that any provision (whether contained in the articles of association of the corporation or elsewhere) exempting any director, officer or auditor (collectively, "Officer") or indemnifying him or her against any liability which would attach to him or her in relation to any negligence, default, breach of duty or breach of trust is void. However, Section 151 also provides that an Isle of Man corporation may indemnify any Officer against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application under Section 337 of the Isle of Man Companies Act 1931 in which relief is granted by a court. Section 337 provides that, if in any proceedings for negligence, default, breach of duty or breach of trust against any Officer it appears to the court hearing the case that the person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably and that, having regard to all the circumstances of the case, including those connected with his appointment, he or she ought fairly be excused, that court may relieve him or her either wholly or partly his or her liability on such terms as the court thinks fit. Additionally, under Section 337, where any Officer has reason to believe that any claim will or might be made against him or her, he or she may apply to court for relief as if an action had already been brought against him.

         An Isle of Man corporation has the power to purchase and maintain insurance on behalf of an Officer against any liability alleged against him or her for negligence, default, breach of duty or breach of trust.

         Article 126 of the Articles of Association of each of the Companies provides for indemnification of directors and officers as follows:

         Every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in paragraph
         (c) of the proviso to Section 151 of the Companies Act [1931]), which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect insofar as its provisions are not avoided by the said section.

         The effectiveness of such article is subject to the provisions of
Section 151 of the Isle of Man Companies Act 1931 as discussed above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS
*   3.1    -      Memorandum and Articles of Association of Navigator Gas Transport PLC.
    3.2    -      Memorandum and Articles of Association of Navigator Gas (IOM I-A) Limited.
*   3.3    -      Memorandum and Articles of Association of Navigator Gas (IOM I-B) Limited.
*   3.4    -      Memorandum and Articles of Association of Navigator Gas (IOM I-C) Limited.
*   3.5    -      Memorandum and Articles of Association of Navigator Gas (IOM I-D) Limited.
*   3.6    -      Memorandum and Articles of Association of Navigator Gas (IOM I-E) Limited.

    4.1    -      Indenture, dated as of August 1, 1997, among Navigator Gas Transport, Navigator
                  Holdings PLC ("Holdings"), the Owners and United States Trust Company of New York
                  (the "First Priority Trustee"), in respect of the 10 1/2% First Priority Ship Mortgage Notes due 2007.
    4.2    -      Indenture, dated as of August 1, 1997, among Navigator Gas Transport, Holdings, the
                  Owners and The Chase Manhattan Bank of New York (the "Second Priority Trustee"), in
                  respect of the 12% Second Priority Ship Mortgage Notes due 2007.
    4.3           - Issue of One Debenture, dated as of August 1, 1997, between
                  Navigator Gas (IOM I-A) Limited and the Collateral Agent,
                  United States Trust Company of New York.
*   4.4    -      Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-B)
                  Limited and the Collateral Agent.
*   4.5    -      Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-C)
                  Limited and the Collateral Agent.
*   4.6    -      Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-D)
                  Limited and the Collateral Agent.
*   4.7    -      Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-E)
                  Limited and the Collateral Agent.
    4.8    -      Form of First Priority Exchange Note.
    4.9    -      Form of Second Priority Exchange Note.
    4.10   -      Intercreditor Agreement, dated as of August 1, 1997 between the First Priority Trustee, the Second Priority Trustee,
                  Navigator Gas Transport, the Owners and Holdings.
    4.11   -      Letter of Credit Reimbursement Agreement, dated as of August 7,
                  1997 among Navigator Gas Transport, Holdings, the Owners, Credit
                  Swisse First Boston and certain banks named therein.
    4.12   -      Intercompany Note dated as of August 7, 1997, made by the Owners to
                  Navigation Gas Transport.
    4.13   -      Letter of Credit dated as of August 7, 1997, issued by Credit
                  Suisse First Boston in favor of the Collateral Agent.
    4.14   -      Triparty Agreement dated as of August 1, 1997 among Holdings, China
                  Shipbuilding Trading Company, Limited Jiagnan Shipyard and Tractebel.
    5.1    -      Opinion of Thacher Proffitt & Wood, counsel to the Issuer and the Owners, as to the validity of the Exchange Notes.

    8.1    -      Opinion of Thacher Proffitt & Wood, counsel to the Owners, as to Certain United States
                  Income Tax Consequences (contained in Exhibit 5.1).
    8.2    -      Opinion of Cains, special counsel to the Owners, as to Certain Isle of Man Tax
                  Consequences.


                                        2

    10.1   -      Amended and Restated Shipbuilding Contract, dated as of June 26,
                  1997, between Navigator Holdings PLC and China Shipbuilding Trading
                  Company, Limited and Jiangnan Shipyard.
*   10.2   -      Amended and Restated Shipbuilding Contract, dated as of June 26, 1997, between
                  Navigator Holdings PLC and China Shipbuilding Trading Company, Limited and Jiangnan
                  Shipyard.
*   10.3   -      Amended and Restated Shipbuilding Contract, dated as of June
                  26, 1997, among Navigator Holdings PLC and China Shipbuilding Trading
                  Company, Limited and Jiangnan Shipyard.
*   10.4   -      Amended and Restated Shipbuilding Contract, dated as of June
                  26, 1997, among Navigator Holdings PLC and China Shipbuilding Trading
                  Company, Limited and Jiangnan Shipyard.
*   10.5   -      Amended and Restated Shipbuilding Contract, dated as of June
                  26, 1997, among Navigator Holdings PLC and China Shipbuilding Trading
                  Company, Limited and Jiangnan Shipyard.
    10.6   -      Amendment No. 1 to Amended and Restated Shipbuilding Contract,
                  dated as of August 1, 1997, among Navigator Gas (IOM I-A) Limited and
                  China Shipbuilding Trading Company, Limited and Jiangnan Shipyard.
*   10.7   -      Amendment No. 1 Amended and Restated Shipbuilding Contract, dated as of August 1,
                  1997, among Navigator Gas (IOM-I-B) Limited and China Shipbuilding Trading
                  Company, Limited and Jiangnan Shipyard.
*   10.8   -      Amendment No. 1 to Amended and Restated Shipbuilding Contract,
                  dated as of August 1, 1997, among Navigator Gas (IOM I-C) Limited and
                  China Shipbuilding Trading Company, Limited and Jiangnan Shipyard.
*   10.9   -      Amendment No. 1 to Amended and Restated Shipbuilding Contract,
                  dated as of August 1, 1997, among Navigator Gas (IOM-I-D) Limited and
                  China Shipbuilding Trading Company, Limited and Jiangnan Shipyard.
*   10.10  -      Amendment No. 1 to Amended and Restated Shipbuilding Contract, dated as of August
                  1, 1997, among Navigator Gas (IOM-I-E) Limited and China Shipbuilding Trading
                  Company, Limited and Jiangnan Shipyard.
    10.11  -      Management Agreement, dated as of August 1, 1997, between Navigator Gas Management
                  Limited, the Owners, Navigator Gas Transport and Holdings.
    10.12  -      Technical Supervision Agreement dated February 28, 1997 between Holdings on behalf of each Owner and GEBAB.
    10.13  -      Agreement on Contract for Technical Matters dated February 28, 1997 between Holdings on behalf of each Owner and GEBAB.
    10.14  -      Master Marketing and Services Agreement dated as of February 28, 1997 between
                  Holdings on behalf of each Owner and GEBAB.
    10.15  -      Purchase Agreement, dated July 31, 1997, among Credit Suisse First Boston Corporation,
                  Cambridge Partners, L.L.C.  and Navigator Gas Transport.
    10.16  -      Registration Rights Agreement, dated as of July 31, 1997 among Credit Suisse First
                  Boston Corporation, Cambridge Partners, L.L.C. and Navigator Gas Transport.
    10.17  -      Assignment and Assumption Agreement dated as of July 31, 1997 between Holdings and
                  Navigator Gas (IOM I-A) Limited.
*   10.18  -      Assignment and Assumption Agreement dated as of July 31, 1997 between Holdings and
                  Navigator Gas (IOM I-B) Limited.
*   10.19  -      Assignment and Assumption Agreement dated as of July 31, 1997 between Holdings and
                  Navigator Gas (IOM I-C) Limited.
*   10.20  -      Assignment and Assumption Agreement dated as of July 31, 1997 between Holdings and


                                        3

                  Navigator Gas (IOM I-D) Limited.
*   10.21  -      Assignment and Assumption Agreement dated as of July 31, 1997 between Holdings and
                  Navigator Gas (IOM I-E) Limited.
    10.22  -      Global First Priority Note dated August 7, 1997 in the amount of $75,000,000.
    10.23  -      Global First Priority Note dated August 7, 1997 in the amount of $75,000,000.
    10.24  -      Global First Priority Note dated August 7, 1997 in the amount of $67,000,000.
    10.25  -      Global Second Priority Note in the amount of $87,000,000.

+   23.1   -      Consent of Coopers & Lybrand L.L.P. (New York).
+   23.2   -      Consent of Coopers & Lybrand LLP (Isle of Man).
    23.3   -      Consent of Thacher Proffitt & Wood (contained in Exhibit 5.1).
    23.4   -      Consent of Cains.
    25.1   -      Statement of eligibility of First Priority Trustee on Form T-1.
    25.2   -      Statement of eligibility of Second Priority Trustee on Form T-1.

    99.1   -      Letter of Transmittal (with regard to the First Priority Notes).
    99.2   -      Letter of Transmittal (with regard to the Second Priority Notes).
    99.3   -      Notice of Guaranteed Delivery with regard to the First Priority Notes.
    99.4   -      Notice of Guaranteed Delivery with regard to the Second Priority Notes.

--------------------

* Substantially identical to corresponding document of Navigator Gas (IOM I-A) Limited, except as to the parties thereto.

--------------------

+        To be provided by amendment.

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes: to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i) to include any prospectus required by Section 10(a)(3) of Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes: that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes: to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes: if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.


    Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes that every prospectus: that prior to any public or reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    Each of Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an undersigned registrant, hereby undertakes: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 1997

                           NAVIGATOR GAS TRANSPORT PLC

                             By:  /s/ Richard M. Klapow
                                ---------------------------------
                                    Richard M. Klapow
                                    President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on September 22, 1997

         Name                               Title

    /s/ Richard M. Klapow                   Director and President
    ---------------------
    Richard M. Klapow

    /s/ David M. Moore                      Director, Vice President & Treasurer
    ---------------------
    David M. Moore

    /s/ Edward Cain                         Director
    ---------------------
    Edward Cain

    /s/ Joseph Avantario                    Director and Assistant Secretary
    ---------------------
    Joseph Avantario

    /s/ Andrew Baker                        Secretary
    ---------------------
    Andrew Baker

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 1997

                             NAVIGATOR GAS (IOM I-A) LIMITED

                             By:  /s/ Richard M. Klapow
                                ---------------------------------
                                    Richard M. Klapow
                                    President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on September 22, 1997

         Name                               Title

    /s/ Richard M. Klapow                   Director and President
    ---------------------
    Richard M. Klapow

    /s/ David M. Moore                      Director, Vice President & Treasurer
    ---------------------
    David M. Moore

    /s/ Edward Cain                         Director
    ---------------------
    Edward Cain

    /s/ Joseph Avantario                    Director and Assistant Secretary
    ---------------------
    Joseph Avantario

    /s/ Andrew Baker                        Secretary
    ---------------------
    Andrew Baker

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 1997

                             NAVIGATOR GAS (IOM I-B) LIMITED

                             By:  /s/ Richard M. Klapow
                                ---------------------------------
                                    Richard M. Klapow
                                    President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on September 22, 1997

         Name                               Title

    /s/ Richard M. Klapow                   Director and President
    ---------------------
    Richard M. Klapow

    /s/ David M. Moore                      Director, Vice President & Treasurer
    ---------------------
    David M. Moore

    /s/ Edward Cain                         Director
    ---------------------
    Edward Cain

    /s/ Joseph Avantario                    Director and Assistant Secretary
    ---------------------
    Joseph Avantario

    /s/ Andrew Baker                        Secretary
    ---------------------
    Andrew Baker

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 1997

                             NAVIGATOR GAS (IOM I-C) LIMITED

                             By:  /s/ Richard M. Klapow
                                ---------------------------------
                                    Richard M. Klapow
                                    President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on September 22, 1997

         Name                               Title

    /s/ Richard M. Klapow                   Director and President
    ---------------------
    Richard M. Klapow

    /s/ David M. Moore                      Director, Vice President & Treasurer
    ---------------------
    David M. Moore

    /s/ Edward Cain                         Director
    ---------------------
    Edward Cain

    /s/ Joseph Avantario                    Director and Assistant Secretary
    ---------------------
    Joseph Avantario

    /s/ Andrew Baker                        Secretary
    ---------------------
    Andrew Baker

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 1997

                             NAVIGATOR GAS (IOM I-D) LIMITED

                             By:  /s/ Richard M. Klapow
                                ---------------------------------
                                    Richard M. Klapow
                                    President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on September 22, 1997

         Name                               Title

    /s/ Richard M. Klapow                   Director and President
    ---------------------
    Richard M. Klapow

    /s/ David M. Moore                      Director, Vice President & Treasurer
    ---------------------
    David M. Moore

    /s/ Edward Cain                         Director
    ---------------------
    Edward Cain

    /s/ Joseph Avantario                    Director and Assistant Secretary
    ---------------------
    Joseph Avantario

    /s/ Andrew Baker                        Secretary
    ---------------------
    Andrew Baker

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 1997

                             NAVIGATOR GAS (IOM I-E) LIMITED

                             By:  /s/ Richard M. Klapow
                                ---------------------------------
                                    Richard M. Klapow
                                    President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on September 22, 1997

         Name                               Title

    /s/ Richard M. Klapow                   Director and President
    ---------------------
    Richard M. Klapow

    /s/ David M. Moore                      Director, Vice President & Treasurer
    ---------------------
    David M. Moore

    /s/ Edward Cain                         Director
    ---------------------
    Edward Cain

    /s/ Joseph Avantario                    Director and Assistant Secretary
    ---------------------
    Joseph Avantario

    /s/ Andrew Baker                        Secretary
    ---------------------
    Andrew Baker